                                                                    EXHIBIT 10.1

                                                                       EXECUTION



                           FIRST AMENDMENT AND WAIVER
                                       TO
                       AUTOCAM SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This First Amendment and Waiver to the Autocam Second Amended and Restated Revolving Credit and Term Loan Agreement ("First Amendment") is made as of this 30th day of December, 1998 by and among Autocam Corporation, a Michigan corporation ("Autocam"), Autocam France, S.A.R.L. ("Autocam France") and the Permitted Borrowers (as defined in the Credit Agreement defined below, and collectively with Autocam and Autocam France, the "Borrowers") from time to time signatory hereto, Comerica Bank and the other banks (including the New Banks (defined below)) signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. The Borrowers, Agent and the Banks entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 (the "Credit Agreement") under which the Banks extended (or committed to extend) credit to the Borrowers, as set forth therein.

         B. The Borrowers have requested that Agent and the Banks (i) amend certain covenants, (ii) add certain banks (each a "New Bank" and collectively, the "New Banks") as Banks under the Credit Agreement and (iii) make certain other amendments to the Credit Agreement, and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this First Amendment.

         NOW, THEREFORE, Borrowers, Agent and the Banks (including the "New Banks") agree:

         l. Section 1 of the Credit Agreement is hereby amended, as follows:

                  (a) The definition of "CapEx Limit" is amended and restated in its entirety as follows:

                           "CapEx Limit" shall mean $34,000,000 for the fiscal
                  year ending June 30, 1999 and $18,000,000 for each fiscal year thereafter."




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


                  (b) The definition of "Consolidated Tangible Net Worth" is amended and restated in its entirety as follows:

                           "Consolidated Tangible Net Worth" shall mean, as of
                  any date of determination, the total common shareholders' equity of Autocam and its Consolidated Subsidiaries, together with the amounts, if any, of preferred stock which is classified as part of shareholders' equity and Subordinated Debt, in each case as reflected on the most recent regularly prepared quarterly balance sheet of Autocam and such Subsidiaries, which balance sheet shall be prepared in accordance with GAAP, minus the book value of all intangible assets, including without limitation, such items as good will, trademarks, trade names, copyrights, patents, licenses and rights in any intangible assets, and unamortized debt discount and expenses, as of such date determined in accordance with GAAP, but excluding the effects of the currency translation adjustment and of the pension adjustment under the additional minimum liability section of FASB 87."

                  (c) New definition of "First Amendment Effective Date" is added, as follows:

                           "First Amendment Effective Date" shall mean the date
                  on which all conditions are satisfied to the effectiveness of the First Amendment to Credit Agreement dated as of December 30th, 1998 executed and delivered by and among the Borrowers, the Banks and the Agent."

                  (d) The definition of "Revolving Credit Aggregate Commitment" is amended and restated in its entirety, as follows:

                           "Revolving Credit Aggregate Commitment" shall mean
                  Seventy Million Dollars ($70,000,000), subject to reduction or termination pursuant to Section 2.15, 2.18 or 10.2 hereof."

         2. Section 2 of the Credit Agreement is hereby amended by adding new Section 2.18 as follows:

                  "2.18 Issuance of Future Debt of Future Debt. (a) Unless Autocam, on or before January 31, 1999, issues Future Debt in an amount sufficient to require compliance and complies with the provisions of clauses (i) through (iv) of Section 2.18(b) hereof, then effective February 1, 1999 (i) Schedule 1.1 (Pricing Matrix) shall no longer be in effect and Alternate Schedule 1.1 (Pricing Matrix) shall be in effect and (ii) Autocam shall pay to the Agent, for distribution to each of the Banks, a fee in the amount of ten basis points on an amount equal to the sum of each such Banks Revolving Credit Percentage of the aggregate amount of the Revolving Credit Aggregate Commitment plus such Bank's Term Loan A Percentage of the Current Dollar Equivalent of the outstanding principal of Term Loan A plus such Bank's Term Loan B Percentage of the Current Dollar Equivalent of the outstanding principal of Term Loan B, as applicable, in effect on the First Amendment Effective Date (after giving effect thereto)

                  (b) If, on or before January 31, 1999, Autocam shall have issued Future Debt the proceeds of which, net of reasonable and customary costs and expenses incurred by Autocam in connection with the issuance of such Debt, are in an aggregate amount not less than $40,000,000, then concurrently with the incurring of such Debt,

                  (i) Autocam shall be obligated to permanently reduce the Revolving Credit Aggregate Commitment by an amount not less than $25,000,000,

                  (ii) Autocam shall pay to the Agent for distribution to the Banks, as applicable, all interest, fees (including the payment of the Revolving Credit Facility Fee) and other amounts, if any, accrued to the effective date of such decrease and any breakage fees, if any, attributable to such reduction and the concurrent recalculation of Percentages pursuant to this Section 2.18;

                  (iii) Autocam shall pay to the Agent solely for its own account such other fees in connection with the reduction of the Revolving Credit Aggregate Commitment as has been agreed to between the Agent and Autocam;

                  (iv) the Borrowers shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Revolving Credit Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency), plus the aggregate principal amount of Swing Line Advances outstanding hereunder, plus the aggregate undrawn amount of outstanding Letter of Credit Obligations (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), plus the aggregate principal amount of outstanding Brazilian Advances, in each case on such date exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced; provided, however that in the event that such reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit plus the aggregate principal amount of Brazilian Advances outstanding at such time, then the Borrowers shall deposit an amount equal to such excess in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Revolving Credit Banks, and provided further, however that if such reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance, then, pursuant to Section 12.1, the applicable Borrower shall compensate the Revolving Credit Banks for any losses;

                  (v) concurrently with the reduction of the Revolving Credit Aggregate Commitment (the Revolving Credit Aggregate Commitment as so reduced, the "Reduced Revolving Commitment") pursuant to clause (i) of
         Section 2.18(b) hereof, the Agent shall (X) except as to Comerica, recalculate each Bank's Percentages hereunder to give effect to an increase therein, such recalculated Percentages to be based on a ratio the numerator of which is such Bank's Original Commitment set forth on Attachment II to the First Amendment (Replacement Schedule 1.2) hereto (such Bank's "Original Commitment") and the denominator of which is the aggregate amount of the Reduced Revolving Commitment plus the Current Dollar Equivalent of the outstanding principal amount of the Term Loans on such date (the "Reduced Facility Amount") (provided that the recalculation of such Percentages shall not cause any such Bank's portion of the sum of the Reduced Revolving Commitment, plus the current Dollar Equivalent of the outstanding principal amount of the Term Loans on such date to exceed such Bank's aggregate Original Commitment; and (Y) recalculate Comerica's Percentages hereunder to give effect to a decrease therein, such Percentages to be equal to
         100.00 minus a number which is the sum of the recalculated Percentages of all Banks other than Comerica (it being understood that both before and after giving effect to the recalculations contemplated herein, each Bank shall have a pro rata Percentage of the Revolving Credit Aggregate Commitment and of each Term Loan, as the case may be, and it being further understood that the recalculated Percentages may be rounded by Agent for its administrative convenience);




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

                  (vi) to implement the foregoing, (A) each Bank (an "Increasing Bank") which, as a result of the recalculation of Percentages referred to in clause (v) of this Section 2.18(b), is to have a greater principal amount of Revolving Credit Advances and/or a greater principal amount of the outstanding Term Loans outstanding than such Bank had outstanding under the Credit Agreement immediately prior to the reduction of the Revolving Credit Aggregate Commitment hereunder (the "Reduction Effective Date") shall purchase sufficient amounts of such Revolving Credit Advances (and the Revolving Credit Aggregate Commitment) or Term Loans and shall deliver to the Agent immediately available funds (in the relevant Permitted Currency) to cover such Revolving Credit Advances (after taking into account any netting resulting from the reduction of the Revolving Credit Aggregate Commitment and the subsequent prepayments of outstanding Advances thereunder) or portions of the Term Loans, as the case may be, and the Agent shall, to the extent of the funds so received, disburse such funds to each Bank (a "Reducing Bank") which as a result of the recalculation of the Percentages, is to have a lesser principal amount of Revolving Credit Advances and/or portions of the Term Loans than such Bank had immediately prior to the Reduction Effective Date and (B) each Reducing Bank shall be deemed to have assigned to each of the Increasing Banks a requisite portion of their respective Revolving Credit Advances, Revolving Credit Aggregate Commitment and Term Loans; and

                  (vii) the Agent shall prepare and distribute to Borrowers and each of the Banks a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks, taking into account such reduction and recalculation, and Autocam promptly after receiving such notice shall execute and deliver (or cause to be executed and delivered) to the Agent renewal and replacement Revolving Credit Notes payable to each of the Revolving Credit Banks in the face amount of each such Bank's Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.18(b)), each of such Revolving Credit Notes to be substantially in the form of Exhibit B hereto and dated as of the effective date of such reduction (with appropriate insertions relevant to such notes and acceptable to the applicable Bank).

                  3. Section 8.10 (Minimum Adjusted Consolidated Tangible Net Worth) of the Credit Agreement is amended and restated in its entirety as follows:

                  "8.10 Minimum Adjusted Consolidated Tangible Net. Maintain, as of the end of each fiscal quarter, a minimum Adjusted Consolidated Tangible Net Worth of not less than the sum of $10,000,000 plus (i) 50% of Consolidated Net Income (not reduced by losses) for the period (taken as one accounting period) beginning on the Effective Date and ending on the date of determination plus (ii) 100 % of the proceeds of any Equity Interests issued after the Effective Date (net of reasonable and customary costs and expenses of issuance) plus (iii) 85% of the proceeds of any Subordinated Debt issued after the Effective Date (net of any reasonable and customary costs and expenses of issuance)."

         4. The Banks hereby waive compliance by the Borrowers and their respective Subsidiaries with Section 8.10 (Minimum Adjusted Consolidated Tangible Net Worth) of the Credit Agreement, in each case for the Borrowers' fiscal quarter ending as of September 30, 1998, but not otherwise.

         5. This First Amendment shall become effective according to the terms hereof and on such date (the "First Amendment Effective Date") as the Agent shall have received:

         (a) counterpart originals of this First Amendment, in each case duly executed and delivered by each of the Borrowers, the Agent, and the Banks (including the New Banks), in form satisfactory to Agent and the Banks and



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


         (b) new Notes or renewal and replacement Notes (the "New Notes") substantially in the form of Exhibit B to the Credit Agreement, payable to the order of each of the Banks in the face amount of each such Bank's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment, such Bank's Term Loan A Percentage of the outstanding principal amount of Term Loan A and such Bank's Term Loan B Percentage of the outstanding principal amount of Term Loan B, as set forth in Attachment II (Schedule 1.2 -- Percentages) hereto.

         6. Alternate Schedule 1.1 (setting forth the alternate Pricing Matrix) attached hereto as Attachment I shall be added as an Alternate Schedule 1.1 to become effective pursuant to Section 2.18(a) of the Credit Agreement, and New
Schedule 1.2 (setting forth the applicable Percentages as revised hereunder) attached hereto as Attachment II shall replace existing Schedule 1.2 in its entirety.

         7. By its execution of this First Amendment, each New Bank hereby

         (a) confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder;

         (b) acknowledges and agrees that it: (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its commitment been granted and its loans been made directly by such New Bank to the Borrowers without the intervention of the Agent or any other Bank; and (ii) has made and will continue to make, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement;

         (c) acknowledges and agrees that the Agent has not made any representations or warranties about the creditworthiness of the Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents; and

         (d) represents and warrants that it is a Person to which assignments are permitted pursuant to Sections 14.8(c) and (d) of the Credit Agreement.

         8. Concurrently with the First Amendment Effective Date pursuant to
Section 5 hereof, Comerica shall sell and assign to each of the New Banks, and each such New Bank (severally and for itself alone) shall purchase and assume from Comerica that undivided interest in each of Comerica's rights and obligations under the Credit Agreement and the other Loan Documents such that, after giving effect to the foregoing assignments and assumptions, Comerica's and each such New Bank's interest in the Revolving Credit (and participation in any outstanding Letters of Credit, Swing Line Advances and Brazilian Advances, if
any) and in each of the Term Loans shall be as set forth in Attachment II hereof. To facilitate the foregoing, each New Bank shall deliver to the Agent immediately available funds (in the applicable Permitted Currency) to cover such Revolving Loans and its pro rata portion of each of the Term Loans (and the Agent shall, to the extent of the funds so received, disburse funds to Comerica Bank. Comerica Bank, upon receipt of its New Note(s) (which Notes are to be in exchange for and not in payment of the predecessor Notes) issued by the Borrowers to such Bank, shall return its predecessor Notes, to the Agent which shall stamp such Notes "Exchanged" and deliver said Notes to Autocam. Each of the New Banks agrees that all interest and fees accrued under the Credit Agreement prior to the First Amendment Effective Date are the property of Comerica Bank. Letter of Credit Fees paid prior to the First Amendment Effective Date shall not be recalculated, redistributed or reallocated by Agent to the New Banks.

         9. Each of Borrowers and each of the undersigned Guarantors hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this First

Amendment, the New Notes (as defined above) and the other Loan Documents required to be delivered hereunder, and the performance by the Borrowers of their respective obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained (or as referred to in Section 7.13 of the Amended Credit Agreement) do not require the consent or approval, material to the amendments contemplated in this First Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this First Amendment, the Amended Credit Agreement, the New Notes and the other Loan Documents required to be delivered hereunder, will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the continuing representations and warranties set forth in Sections 7.1 through 7.27, inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof.

         10. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         11. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

         12. This First Amendment may be executed in counterpart in accordance with Section 14.10 of the Credit Agreement.

         13. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

                     [signatures follow on succeeding pages]



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



         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              AUTOCAM CORPORATION
as Agent


By:                                         By:
   --------------------------------            ---------------------------------
Its:                                        Its:
    -------------------------------             --------------------------------


                                            AUTOCAM FRANCE, S.A.R.L


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            FRANK & PIGNARD SA


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

SWING LINE BANK:                            COMERICA BANK


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------



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


BANKS:                                      COMERICA BANK


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            NBD BANK


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                            HARRIS TRUST AND SAVINGS BANK


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------


                                            LASALLE NATIONAL BANK


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------



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
                          ACKNOWLEDGMENT OF GUARANTORS


         The undersigned, an authorized officer of each of Autocam-Pax, Inc., Autocam Acquisition, Inc., Autocam Laser Technologies, Inc., Autocam South Carolina, Inc. and Autocam International Sales Corporation (each a "Guarantor"), hereby acknowledges on behalf of such Guarantor that (a) the Guarantor executed a Joinder to the Guaranty dated as of September 30, 1998 pursuant to which such Guarantor guaranteed the obligations of each of Autocam Corporation ("Autocam"), Autocam France, S.A.R.L. ("Autocam France") and the Permitted Borrowers designated therein (as defined therein, and collectively with Autocam and Autocam France, the "Borrowers"), under that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 (the "Credit Agreement") by and among the Borrowers, certain financial institutions (the "Banks") and Comerica Bank as agent for the Banks (the "Agent"), (b) the Borrowers, the Banks and the Agent have executed a First Amendment dated as of date hereof (the "First Amendment") to such Credit Agreement (the Credit Agreement as amended thereby, the "Amended Credit Agreement"). The undersigned hereby ratifies and confirms, on behalf of each such Guarantor, such Guarantor's obligations under the Amended Credit Agreement, and agrees that such Guaranty remains in full force and effect after giving effect to the effectiveness of the First Amendment and that, upon such effectiveness, all references in such Amended Credit Agreement to the "Credit Agreement" or the "Notes" issued thereunder shall be references to the Amended Credit Agreement and the Notes issued thereunder.

         Capitalized terms not otherwise defined herein will have the meanings given in the Amended Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

         Dated as of the 30th day of December, 1998.

                                    AUTOCAM-PAX, INC.,
                                    AUTOCAM ACQUISITION, INC.,
                                    AUTOCAM LASER TECHNOLOGIES, INC.,
                                    AUTOCAM SOUTH CAROLINA, INC., AND
                                    AUTOCAM INTERNATIONAL SALES CORPORATION

                                    By:
                                       --------------------------------------
                                    Its:
                                        -------------------------------------



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


                         ATTACHMENT I TO FIRST AMENDMENT
                             ALTERNATE SCHEDULE 1.1
                        Alternate Applicable Margin Grid


------------------------------------------- ------------- --------------- --------------- ---------------- -------------
BASIS FOR PRICING*/                           LEVEL I        LEVEL II       LEVEL III        LEVEL IV        LEVEL V
------------------------------------------- ------------- --------------- --------------- ---------------- -------------
Consolidated Leverage Ratio                   <2.50:1      >2.5:1 x but       >3.0:1          >3.5:1          >4.0:1
                                                              <3.0:1        but <3.5:1      but <4.0:1
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Revolving Credit Eurocurrency Margin           1.50%          1.90%           2.15%            2.85%          3.50%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Revolving Credit Prime-Rate Margin               0%             0%              0%             .60%           1.25%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Term Loan - A Eurocurrency Margin              2.95%          3.50%           3.90%            5.00%          6.00%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Term Loan - A Prime-Rate Margin                 .70%          1.25%           1.65%            2.75%          3.75%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Revolving Credit Facility Fee                   .50%           .50%            .50%            .50%            .50%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Letter of Credit Fees (exclusive of            1.50%          1.90%           2.15%            2.85%          3.50%
facing fee)
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Term Loan - B Eurocurrency Margin               .50%           .50%            .50%            .50%            .50%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

Term Loan - B Prime-Rate Margin                  0%             0%              0%              0%              0%
------------------------------------------- ------------- --------------- --------------- ---------------- -------------

*EFFECTIVE ONLY PURSUANT TO SECTION 2.18(a) OF THE CREDIT AGREEMENT



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


                        ATTACHMENT II TO FIRST AMENDMENT
                            REPLACEMENT SCHEDULE 1.2

            Percentages (after giving effect to the First Amendment)


---------------------- --------------- ----------------- --------------- ---------------- --------------------
                          COLUMN 1         COLUMN 2         COLUMN 3        COLUMN 4
---------------------- --------------- ----------------- --------------- ---------------- --------------------

         Bank            Revolving                                                             Original
                           Credit        Term Loan A      Term Loan B       Weighted        Commitment (in
                         Percentage       Percentage       Percentage      Percentage          Dollars)
---------------------- --------------- ----------------- --------------- ---------------- --------------------
    Comerica Bank          68.5%            68.5%            68.5%            68.5%         $_____________
---------------------- --------------- ----------------- --------------- ---------------- --------------------

       NBD Bank            10.5%            10.5%            10.5%            10.5%
                                                                                              $15,000,000
---------------------- --------------- ----------------- --------------- ---------------- --------------------

   Harris Trust and        10.5%            10.5%            10.5%            10.5%
     Savings Bank                                                                             $15,000,000

---------------------- --------------- ----------------- --------------- ---------------- --------------------

LaSalle National Bank      10.5%            10.5%            10.5%            10.5%
                                                                                              $15,000,000
---------------------- --------------- ----------------- --------------- ---------------- --------------------

        TOTAL               100%             100%             100%            100%
---------------------- --------------- ----------------- --------------- ---------------- --------------------

                                                                  EXECUTION COPY



                               AUTOCAM CORPORATION

                  SECOND AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT

                          DATED AS OF NOVEMBER 12, 1998

                             COMERICA BANK, AS AGENT

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

1.       DEFINITIONS                                                                                     1

2.       REVOLVING CREDIT                                                                               28
         2.1      Commitment                                                                            28
         2.2      Accrual of Interest and Maturity; Evidence of Indebtedness.                           28
         2.3      Requests for and Refundings and Conversions of Advances.                              29
         2.4      Disbursement of Advances.                                                             32
         2.5      Swing Line Advances. (a)                                                              34
         2.6      Prime-based Interest Payments.                                                        39
         2.7      Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.               39
         2.8      Interest Payments on Conversions.                                                     39
         2.9      Interest on Default.                                                                  39
         2.10     Prepayment of Revolving Credit Advances.                                              40
         2.11     Determination, Denomination and Redenomination of Alternative Currency Advances       41
         2.12     Prime-based Advance in Absence of Election or Upon Default.                           41
         2.13     Revolving Credit Facility Fee.                                                        42
         2.14     Currency Appreciation; Mandatory Reduction of Indebtedness.                           42
         2.15     Optional Reduction or Termination of Revolving Credit Aggregate Commitment            44
         2.16     Extension of Revolving Credit Maturity Date.                                          45
         2.17     Application of Advances                                                               45

2A.      AUTOCAM BRAZIL                                                                                 45
         2A.1     Advances to Autocam Brazil                                                            45
         2A.2     Requests for Funding Brazilian Advances                                               46

2B.      PARTICIPATION IN BRAZILIAN ADVANCES                                                            46
         2B.1     Grant of Participation                                                                46
         2B.2     Interest on Brazilian Advances.                                                       46
         2B.3     Duration of Participation                                                             46
         2B.4     Brazilian Advances and Payments                                                       47
         2B.5     Payments and Collections                                                              48
         2B.6     Administration of Brazilian Advances                                                  48
         2B.7     Inspections, Information and Reports                                                  49

3.       LETTERS OF CREDIT                                                                              49
         3.1      Letters of Credit                                                                     49
         3.2      Conditions to Issuance                                                                50
         3.3      Notice                                                                                52
         3.4      Letter of Credit Fees                                                                 52
         3.5      Other Fees                                                                            53
         3.6      Drawings and Demands for Payment Under Letters of Credit                              53
         3.7      Obligations Irrevocable                                                               55
         3.8      Risk Under Letters of Credit                                                          56
         3.9      Indemnification                                                                       56
         3.10     Right of Reimbursement                                                                58
         3.11     Existing Letter of Credit                                                             58

                                                                                                       Page
                                                                                                       ----
4.       TERM LOANS                                                                                     58
         4.1      Term Loans                                                                            58
         4.2      Accrual of Interest and Maturity; Evidence of Indebtedness                            59
         4.3      Repayment of Principal                                                                59
         4.4      Term Loan  Rate Requests; Refundings and Conversions of Advances of Term Loans        61
         4.5      Failure to Refund                                                                     62
         4.6      Prime-based Interest Payments                                                         62
         4.7      Eurocurrency-based Interest Payments                                                  62
         4.8      Interest Payments on Conversions                                                      63
         4.9      Prime-based Rate Applicability and Interest Payments on Term Loan A or Term Loan B    63
         4.10     Interest on Default                                                                   63
         4.11     Unavailability of French Francs                                                       63
         4.12     Reconversion to Advance carried in French Francs on Re-availability                   64
         4.13     Repayment or Reconversion                                                             64
         4.14     Optional Prepayment of Term Loans                                                     64
         4.15     Mandatory Prepayment of Term Loans                                                    64

5.       MARGIN ADJUSTMENTS                                                                             66
         5.1      Margin Adjustments                                                                    66

6.       CONDITIONS                                                                                     66
         6.1      Execution of Notes and this Agreement                                                 66
         6.2      Corporate Authority                                                                   66
         6.3      Collateral Documents                                                                  67
         6.4      F&P Acquisition Documents                                                             67
         6.5      Insurance                                                                             68
         6.6      Compliance with Certain Documents and Agreements                                      68
         6.7      Opinion of Counsel                                                                    68
         6.8      Borrowers' Certificate                                                                68
         6.9      Payment of Fees                                                                       68
         6.10     Pro Forma Balance Sheet and Projections                                               68
         6.11     Existing Credit Facilities                                                            69
         6.12     Lessors' Acknowledgments                                                              69
         6.13     Financial Statements                                                                  69
         6.14     Continuing Conditions                                                                 69

7.       REPRESENTATIONS AND WARRANTIES                                                                 69
         7.1      Corporate Authority                                                                   69
         7.2      Due Authorization - Borrowers                                                         70
         7.3      Due Authorization - Guarantors                                                        70
         7.4      Liens                                                                                 70
         7.5      Taxes                                                                                 70
         7.6      No Defaults                                                                           70
         7.7      Enforceability of Agreement and Loan Documents -- Borrowers                           71
         7.8      Enforceability of Loan Documents -- Guarantors                                        71
         7.9      Compliance with Laws                                                                  71
         7.10     Non-contravention -- Borrowers                                                        71
         7.11     Non-contravention -- Guarantors                                                       71

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                                                                                                       ----
         7.12     No Litigation                                                                         72
         7.13     Consents, Approvals and Filings, Etc.                                                 72
         7.14     Agreements Affecting Financial Condition                                              72
         7.15     No Investment Company or Margin Stock                                                 72
         7.16     ERISA                                                                                 73
         7.17     Conditions Affecting Business or Properties                                           73
         7.18     Environmental and Safety Matters                                                      73
         7.19     Subsidiaries                                                                          74
         7.20     Accuracy of Information                                                               74
         7.21     Financial Statements - F&P                                                            74
         7.22     Labor Relations                                                                       74
         7.23     Existing Funded Debt                                                                  74
         7.24     Solvency                                                                              75
         7.25     Capitalization                                                                        75
         7.26     Limitation on Representations                                                         75
         7.27     Year 2000 Requirement                                                                 75

8.       AFFIRMATIVE COVENANTS                                                                          76
         8.1      Financial Statements                                                                  76
         8.2      Certificates; Other Information                                                       77
         8.3      Payment of Obligations                                                                77
         8.4      Conduct of Business and Maintenance of Existence                                      77
         8.5      Maintenance of Property; Insurance                                                    77
         8.6      Inspection of Property; Books and Records, Discussions                                78
         8.7      Notices                                                                               78
         8.8      Hazardous Material Laws                                                               79
         8.9      Consolidated Fixed Charge Coverage Ratio                                              79
         8.10     Minimum Adjusted Consolidated Tangible Net Worth                                      80
         8.11     Maintain Consolidated Leverage Ratio                                                  80
         8.12     Maintain Total Debt to EBITDA Ratio                                                   80
         8.13     Maintain Total Debt to Capitalization                                                 80
         8.14     Taxes                                                                                 81
         8.15     Governmental and Other Approvals                                                      81
         8.16     Compliance with ERISA                                                                 81
         8.17     ERISA Notices                                                                         81
         8.18     Security                                                                              82
         8.19     Defense of Collateral                                                                 82
         8.20     Use of Proceeds                                                                       82
         8.21     Future Subsidiaries; Additional Collateral.                                           82
         8.22     Further Assurances                                                                    83
         8.23     French Merger                                                                         83
         8.24     Release of Seller Pledge                                                              83
         8.25     Prepayment of F&P Debt                                                                84
         8.26     Pledge Agreements                                                                     84
         8.27     Pro Forma Financial Statements                                                        84

9.       NEGATIVE COVENANTS                                                                             84
         9.1      Limitation on Funded Debt                                                             84
         9.2      Limitation on Liens                                                                   85
         9.3      Limitation on Guarantee Obligations                                                   86

                                                                                                       Page
                                                                                                       ----
         9.4      Acquisitions                                                                          86
         9.5      Limitation on Mergers, or Sale of Assets                                              86
         9.6      Restricted Payments                                                                   87
         9.7      Limitation on Capital Expenditures                                                    87
         9.8      Limitation on Investments, Loans and Advances                                         87
         9.9      Transactions with Affiliates                                                          88
         9.10     Sale and Leaseback                                                                    88
         9.11     Limitation on Negative Pledge Clauses                                                 88
         9.12     Prepayment of Debts                                                                   89
         9.13     Amendment of Subordinated Debt Documents                                              89
         9.14     Modification of Certain Agreements                                                    89

10.      DEFAULTS                                                                                       89
         10.1     Events of Default                                                                     89
         10.2     Exercise of Remedies                                                                  92
         10.3     Rights Cumulative                                                                     92
         10.4     Waiver by Borrowers of Certain Laws                                                   92
         10.5     Waiver of Defaults                                                                    93
         10.6     Set Off                                                                               93

11.      PAYMENTS, RECOVERIES AND COLLECTIONS                                                           93
         11.1     Payment Procedure                                                                     93
         11.2     Application of Proceeds of Collateral                                                 95
         11.3     Pro-rata Recovery                                                                     95

12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS                                               95
         12.1     Reimbursement of Prepayment Costs                                                     95
         12.2     Eurocurrency Lending Office                                                           96
         12.3     Availability of Alternative Currency                                                  96
         12.4     Refunding Advances in Same Currency                                                   97
         12.5     Circumstances Affecting Eurocurrency-based Rate Availability                          97
         12.6     Laws Affecting Eurocurrency-based Advance Availability                                97
         12.7     Increased Cost of Eurocurrency-based Advances                                         98
         12.8     Judgment Currency                                                                     99
         12.9     Capital Adequacy and Other Increased Costs                                            99
         12.10    Substitution of Banks                                                                100

13.      AGENT                                                                                         101
         13.1     Appointment of Agent                                                                 101
         13.2     Deposit Account with Agent                                                           101
         13.3     Scope of Agent's Duties                                                              101
         13.4     Successor Agent                                                                      102
         13.5     Agent in its Individual Capacity                                                     102
         13.6     Credit Decisions                                                                     102
         13.7     Authority of Agent to Enforce Notes and This Agreement                               103
         13.8     Indemnification                                                                      103
         13.9     Knowledge of Default                                                                 103
         13.10    Agent's Authorization; Action by Banks                                               104
         13.11    Enforcement Actions by the Agent                                                     104

                                                                                                       Page
                                                                                                       ----
14.      MISCELLANEOUS                                                                                 104
         14.1     Accounting Principles                                                                104
         14.2     Consent to Jurisdiction                                                              104
         14.3     Law of Michigan                                                                      105
         14.4     Interest                                                                             105
         14.5     Closing Costs and Other Costs; Indemnification                                       105
         14.6     Notices                                                                              106
         14.7     Further Action                                                                       107
         14.8     Successors and Assigns; Participations; Assignments                                  107
         14.9     Indulgence                                                                           110
         14.10    Counterparts                                                                         110
         14.11    Amendment and Waiver                                                                 110
         14.12    Confidentiality                                                                      111
         14.13    Withholding Taxes                                                                    111
         14.14    Taxes and Fees                                                                       112
         14.15    Waiver of Jury Trial                                                                 112
         14.16    Complete Agreement; Conflicts                                                        112
         14.17    Severability                                                                         113
         14.18    Table of Contents and Headings                                                       113
         14.19    Construction of Certain Provisions                                                   113
         14.20    Independence of Covenants                                                            113
         14.21    Reliance on and Survival of Various Provisions                                       113
         14.22    Autocam to Act For Other Borrowers                                                   113
         14.23    Unification of Certain Currencies                                                    113
         14.24    Complete Agreement; Amendment and Restatement                                        114

SCHEDULES

         Schedule 1.1             Pricing Matrix
         Schedule 1.2             Percentages and Allocations
         Schedule 1.3             Permitted Borrower Sublimits
         Schedule 6.2             List of Jurisdictions in which Company and/or Subsidiaries do business
         Schedule 6.3             List of Jurisdictions in which to file financing statements
         Schedule 6.12            Leased Property
         Schedule 7.9             Compliance with Laws
         Schedule 7.12            Litigation
         Schedule 7.16            Employee Pension Benefit Plans
         Schedule 7.18            Environmental Matters
         Schedule 7.19            Subsidiaries
         Schedule 7.20            Contingent Obligations
         Schedule 7.23            Existing Funded Debt
         Schedule 7.25            Capitalization
         Schedule 9.1             Existing Funded Debt
         Schedule 9.2             Permitted Liens
         Schedule 9.3             Existing Guaranties
         Schedule 9.8             Existing Investments
         Schedule 14.6            Notices

EXHIBITS

         A        FORM OF REQUEST FOR REVOLVING CREDIT ADVANCE
         B        FORM OF REVOLVING CREDIT NOTE
         C        FORM OF SWING LINE NOTE
         D        FORM OF REQUEST FOR SWING LINE ADVANCE
         E        FORM OF SWING LINE BANK PARTICIPATION CERTIFICATE

         F        FORM OF NOTICE OF LETTERS OF CREDIT
         G-1      FORM OF TERM NOTE-A
         G-2      FORM OF TERM NOTE-B
         H        FORM OF PERMITTED BORROWER ADDENDUM
         I        FORM OF ASSIGNMENT AGREEMENT
         J-1      FORM OF DOMESTIC GUARANTY (including Exhibit "A" - Joinder
                  Agreement)
         J-2      FORM OF FOREIGN GUARANTY (including Exhibit "A" - Joinder
                  Agreement)
         K        FORM OF DOMESTIC SECURITY AGREEMENT
         L        FORM OF TERM LOAN RATE REQUEST
         M        FORM OF COVENANT COMPLIANCE REPORT
         N        FORM OF DOMESTIC PLEDGE AGREEMENT

                  SECOND AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT



         This Second Amended and Restated Revolving Credit and Term Loan Agreement ("Agreement") is made as of the 12th day of November, 1998, by and among the financial institutions from time to time signatory hereto (individually a "Bank," and any and all such financial institutions collectively the "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), Autocam Corporation, a Michigan corporation ("Autocam"), Autocam France, S.A.R.L. ("Autocam France") and the Permitted Borrowers (as defined below, and collectively with Autocam and Autocam France, the "Borrowers") from time to time signatory hereto.

         RECITALS:

         A. Autocam has requested that the Banks extend to it credit and letters of credit as previously extended to it by the Banks under that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of October 1, 1998, by and among Autocam, the Banks and the Agent (as amended, the "Prior Credit Agreement") on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid, but only upon the terms and conditions set forth in this Agreement.

         C. This Agreement shall constitute an amendment and restatement of the Prior Credit Agreement as provided in Section 14.24 hereof.

         NOW THEREFORE, in consideration of the covenants contained herein, Autocam, the Permitted Borrowers, the Banks and Agent agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account" shall mean any account or account receivable as defined under the UCC and/or other applicable law, including without limitation, with respect to any person, any right of such person to payment for goods sold or leased or for services rendered.

         "AAccount Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Autocam or any Permitted Borrower) as named in an application to the Agent for the issuance of such Letter of Credit.

         "Acquisition Documents" shall mean the F&P Acquisition Documents.

         "Adjusted Consolidated Tangible Net Worth" shall mean as of any date, the sum of Consolidated Tangible Net Worth plus Subordinated Debt as of such date.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by either of Autocam or any Permitted Borrower, and made by the applicable Banks under Section 2.1 hereof or requested by either of Autocam or any Permitted Borrower and made by the Swing Line Bank under Section 2.5 hereof, or requested by Autocam, F&P or Autocam France, as the case may be and made by the applicable Banks under Section 4.1 hereof, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3,
2.5 or 4.5 hereof, any advance in respect of a Letter of Credit under Section
3.6 hereof (including without limitation the unreimbursed amount of any draws under any Letters of Credit), and shall include, as applicable, a Eurocurrency-based Advance, a Prime-based Advance, and a Quoted Rate Advance.

         "Affected Bank" shall have the meaning set forth in Section 12.11.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to Autocam Affiliates.

         "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section
13.4 hereof.

         "Agent's Correspondent" shall mean for Advances in eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States); for Advances in other Alternative Currencies, at such bank or banks as Agent may from time to time designate by written notice to Borrowers and the Banks.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one-half percent (2%).

         "Alternative Currency" shall mean each of the following currencies, as applicable hereunder: French Francs (AFF@), Japanese Yen, German Deutsche Marks, British Pounds Sterling, and, subject to availability and to the terms and conditions of this Agreement, such other freely convertible foreign currencies, including the AEuro@ (which, when referred to herein or in any of the Loan Documents, shall be referred to using the currency codes in effect from time to time under ISO International Standard 4217, or any such successor publication or standard) as requested by a Borrower and acceptable to Agent and the Banks, in their reasonable discretion.

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

         "Applicable Interest Rate" shall mean the Eurocurrency-based Rate, the Prime-based Rate, or the Quoted Rate, as selected by Borrowers from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 1.1.

         "Asset Sale" shall mean the sale, transfer or other disposition by the Borrowers or any Subsidiary of any asset (other than stock or other ownership interests of any Subsidiary) to any Person, other than sales, transfers or other dispositions of inventory in the ordinary course of business and sales of assets that have been damaged, become obsolete or are no longer useable.

         "Assignment Agreement" shall have the meaning ascribed to such term in
Section 14.8(c) hereof.

         "Autocam Brazil" shall mean Autocam do Brasil Usinagem Ltda, a limited liability company organized and existing under the laws of Brazil.

         "Autocam Europe" shall mean Autocam Europe B.V., a Netherlands corporation.

         "Autocam France" shall mean Autocam France, S.A.R.L., a French societe a responsibilitee limitee.

         "Autocam IRB" shall mean the $9,000,000 Michigan Strategic Fund Variable Rate Demand Limited Obligation Revenue Bonds, Series 1997 (Autocam Corporation Project).

         "Banks" shall mean Comerica Bank ("Comerica") and such other financial institutions from time to time parties hereto as lenders (including in their respective capacities as Brazilian Lender and Brazilian Participants, as the case may be hereunder) and shall include the Revolving Credit Banks, the Term Loan Banks and the Swing Line Bank and any assignee which becomes a Bank pursuant to Section 14.8 hereof.

         "Bankruptcy Code" shall mean Title 11 of the United States Code and the rules promulgated thereunder.

         "Borrowers" shall mean Autocam, Autocam France and the Permitted Borrowers and "Borrower" shall mean any or all of them.

         "Brazilian Advance" shall mean a loan made by the Brazilian Lender to Autocam Brazil pursuant to Section 2A.1 hereof and the Brazilian Loan Agreement.

         "Brazilian Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Brazilian Lender has been or shall be granted under the Brazilian Collateral Documents.

         "Brazilian Collateral Documents" shall mean the equipment and inventory pledge agreement executed or to be executed by Autocam Brazil in favor of Brazilian Lender and all of the other acknowledgments, certificates, financing statements, instruments and other security documents executed by Autocam Brazil, in favor of and delivered to the Brazilian Lender, as security for the Brazilian Indebtedness, as such collateral documents may be amended or otherwise modified from time to time.

         "Brazilian Credit Note" shall mean a Brazilian Credit Note executed and delivered by Autocam Brazil to Brazilian Lender pursuant to the Brazilian Loan Agreement

         "Brazilian Guaranty" shall mean the Brazilian Guaranty issued by Autocam in favor of the Brazilian Lender guaranteeing Autocam Brazil's payment and performance of the Brazilian Credit Notes, as amended or otherwise modified from time to time.

         "Brazilian Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Autocam Brazil to Brazilian Lender, whether under the Brazilian Loan Agreement, or the other Brazilian Loan Documents, whether evidenced by the Brazilian Credit Notes, or otherwise, due or hereafter to become due, now owing or hereafter be incurred by Autocam Brazil, or acquired by, the Brazilian Lender.

         "Brazilian Lender" is defined in Section 2A.1 hereof.

         "Brazilian Loan Agreement" shall mean the Loan Agreement to be executed by and between Autocam Brazil and Comerica Bank in its capacity as Brazilian Lender, as amended from time to time in accordance with the terms hereof.

         "Brazilian Loan Documents" shall mean the Brazilian Loan Agreement, the Brazilian Credit Notes, the Brazilian Guaranty and the Brazilian Collateral Documents and such other documents as may be delivered in connection with the Brazilian Credit Notes.

         "Brazilian Participant(s)" shall mean each of the Revolving Credit Banks other than Comerica Bank, party hereto.

         "Brazilian Sublimit" shall mean $12,000,000.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London and New York, and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available.

         "CapEx Limit" shall mean $38,000,000 for the fiscal year ending June 30, 1999 and $20,000,000 for each fiscal year thereafter.

         "Capital Expenditures" shall mean, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capitalized Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period but excluding merchandise inventory acquired during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) with respect to which the discounted present value of the rental obligations of such Person as lessee thereunder, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person.

         "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise.

         "Collateral Documents" shall mean (a) the Security Agreement, the Foreign Security Agreements, the Pledge Agreements, the Mortgages and all of the other acknowledgments, certificates, stock powers, financing statements, instruments and other security documents executed by Borrowers or any Subsidiary in favor of the Agent for the benefit of the Banks and delivered to the Agent, as security for the Indebtedness, in each case as of the Effective Date or, from time to time, subsequent thereto, in connection with such Security Agreement, this Agreement, the other Loan Documents, in each case, as such collateral documents may be amended or otherwise modified from time to time and (b) the Brazilian Collateral Documents.

         "Comerica Bank" shall mean Comerica Bank, a Michigan banking corporation, its successors or assigns.

         "Commitments" shall mean the Revolving Credit Aggregate Commitment and the Term Loan B Aggregate Commitment.

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or which is part of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Consolidated" (or "consolidated") or "Consolidating" (or "consolidating") shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to Consolidated financial statements or data of Autocam includes consolidation with its Subsidiaries in accordance with GAAP; provided, however, that in calculating the Consolidated Fixed Charge Coverage Ratio, the Total Debt to EBITDA Ratio, and the Consolidated Leverage Ratio, F&P shall be deemed to be a Subsidiary of Autocam during all relevant time periods prior to the Effective Date, and F&P's financial results shall be consolidated with Autocam's financial results on a pro forma basis, to the extent that F&P's financial results are not included in Autocam's Consolidated financial statements.

         "Consolidated Capitalization" shall mean as of any date of determination, the sum of Consolidated Net Worth as of such date plus Total Debt as of such date.

         "Consolidated EBITDA" shall mean for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge or reduction in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense,
(c) depreciation and amortization expense, including, without limitation, amortization of intangibles (including, but not limited to, goodwill) and organization costs, and (d) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (A) interest income, and (B) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business).

         "Consolidated Fixed Charge Coverage Ratio" shall mean for any period, the ratio of (a) the sum of Consolidated EBITDA for such period, plus all rental and lease expenses of Autocam and its Subsidiaries for such period, to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" shall mean for any period Consolidated Interest Expense for such period, plus any provision for (benefit from) income or franchise taxes included in the determination of net income for such period, plus all rental and lease expenses of Autocam and its Subsidiaries for such period, plus scheduled payments of principal with respect to all Consolidated Funded Debt (including the principal portion of scheduled payments of Capitalized Lease obligations) of Autocam and its Subsidiaries falling due in the four (4) fiscal quarters immediately following the last day of such period; in each case determined (without duplication) on a Consolidated basis.

         "Consolidated Funded Debt" shall mean at any date, the aggregate principal amount of all Funded Debt of the Borrowers and their respective Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean for any period total cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of Autocam and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Protection Agreements in respect of such Indebtedness to the extent such net costs are allocable to such period in accordance with GAAP); provided, that for each of the fiscal quarters ending on December 31, 1997, March 31, 1998, June 30, 1998 and September 30, 1998,
Consolidated Interest Expense shall be $2,300,000.

         "Consolidated Leverage Ratio" shall mean as at the last day of any period, the ratio of (a) Senior Debt on such day to (b) Consolidated EBITDA for such period.

         "Consolidated Net Income" shall mean for any period, the consolidated net income (or loss) of Autocam and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Autocam or is merged into or consolidated with Autocam or any of its Subsidiaries, except with respect to the financial results of F&P as described in the proviso to the definition of "Consolidated" and (b) the undistributed earnings of any Subsidiary of Autocam to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Net Worth" shall mean as of any date all amounts that would be included under stockholders' equity on a Consolidated balance sheet of Autocam and its consolidated Subsidiaries determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, as of any date of determination, the total common shareholders' equity of Autocam and its Consolidated Subsidiaries, together with the amount, if any, of preferred stock which is classified as part of shareholders' equity, as reflected on the most recent regularly prepared quarterly balance sheet of Autocam and such Subsidiaries, which balance sheet shall be prepared in accordance with GAAP, minus the book value of all intangible assets, including without limitation, such items as good will, trademarks, trade names, copyrights, patents, licenses and rights in any intangible assets, and unamortized debt discount and expenses, as of such date determined in accordance with GAAP, but excluding the effects of the currency translation adjustment and of the pension adjustment under the additional minimum liability section of FASB 87.

         "Contingent Payment" shall mean the Contingent Payment, as defined in the F&P Acquisition Agreement.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Report" shall mean the report to be furnished by Borrowers to the Agent pursuant to Section 8.2(a) hereof, in the form of attached Exhibit M and certified by a Responsible Officer, in which report Borrowers shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections 8.9 through 8.13 of this Agreement.

         "Current Dollar Equivalent" shall mean, as of any applicable date of determination, with respect to any Advance or Letter of Credit made, issued or carried in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such

Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two
(2) Business Days after such date. Alternative Currency equivalents of Advances in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or businesses of Autocam and its consolidated Subsidiaries (taken as a whole) or on the ability of Autocam and its consolidated Subsidiaries (taken as a whole) to pay their debts, as such debts become due.

         "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         "Defaulting Bank" is defined in Section 2.4(c).

         "Dollar Amount" shall mean (i) with respect to each Advance or Letter of Credit made, issued or carried (or to be made, issued or carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance or Letter of Credit made, issued or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance or Letter of Credit at the exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two (2) Business Days before such Advance or Letter of Credit is made or issued (or to be made or issued), as such Dollar Amount may be adjusted from time to time pursuant to Section 2.11 hereof. When used with respect to any Alternative Currency portion of an Advance or Letter of Credit being repaid or remaining outstanding at any time or with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or Letter of Credit, or the amount so expressed in such Alternative Currency, at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time. Alternative Currency amounts of Advances made, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

         "Domestic Guaranty" shall mean that certain guaranty of all outstanding Indebtedness, executed and delivered (or to be executed and delivered) by Autocam and each of the Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J-1, as amended from time to time.

         "Domestic Permitted Borrower" shall mean any Permitted Borrower which is not a Foreign Permitted Borrower.

         "Domestic Subsidiary" shall mean any direct or indirect Subsidiary of Autocam which is incorporated under the laws of the United States of America, or any state, territory, possession or other political subdivision thereof which is a domestic Subsidiary for purposes of Section 956 of the Internal Revenue Code; and "Domestic Subsidiaries" shall mean any or all of them.

         "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 6.1 through 6.13 have been satisfied.

         "Equity Interests" means, with respect to any Person, any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         "Euro" or "Euro Currency." The use of the term "Euro" in this Agreement relates to the establishment of the "euro" as a single currency pursuant to the Treaty Establishing the European Economic Community, as amended by the Treaty on the European Union (the "Maastrict Treaty"), and the conversion (pursuant to the requirements of such Treaty) of any Obligations under the Loan Documents from an Alternative Currency of a country that is a member of the European Union into Euro. Pursuant to Section 14.23 hereof, as of the date that any such Alternative Currency is no longer the lawful currency of its respective country, all payment obligations under the Loan Documents that would otherwise be in such Alternative Currency shall thereafter be satisfied in the "Euro" Currency.

         "Eurocurrency-based Advance" shall mean any Advance which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of the Applicable Margin (subject, if applicable, to adjustment under Section 5.1 hereof), plus the quotient of:

                  (A) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two
                           (2) Business Days prior to the first day of such Eurocurrency-Interest Period,

                  divided by

                  (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, all as conclusively determined by the Agent (absent manifest error), such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Eurocurrency-Interest Period" shall mean, (a) for Swing Line Advances carried at the Eurocurrency-based Rate, an interest period of one month (or any lesser number of days agreed to in advance by the relevant Borrower, Agent and the Swing Line Bank) and (b) for all other Eurocurrency-based Advances, an interest period of one, two, three or six months (or any lesser or greater number of days agreed to in advance by the relevant Borrower, Agent and the Banks) as selected by such Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3, 2.5, 4.4 or 4.5 hereof, as the case may be.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by written notice to Borrowers and the Banks and (b) as to each of the Lenders, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by written notice to Borrowers and Agent.

         "Event of Default" shall mean each of the Events of Default specified in Section 10.1 hereof.

         "Existing Letter of Credit" shall mean Letter of Credit No. 543314 dated December 23, 1997, issued for the account of Autocam by Comerica Bank in favor of Norwest Bank Wisconsin, N.A. as beneficiary, in the original face amount of $9,138,082.19.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "F&P" shall mean Frank & Pignard SA, a French Societe Anonyme.

         "F&P Acquisition" shall mean the acquisition by Autocam, directly or through its wholly owned subsidiary, of the stock of F&P pursuant to the terms and conditions of the F&P Acquisition Agreement.

         "F&P Acquisition Agreement" means the Stock Purchase Agreement dated as of October 1, 1998 among Autocam, Autocam France, and certain shareholders of the French Seller, as amended (subject to the terms hereof) from time to time.

         "F&P Acquisition Documents" shall mean the F&P Acquisition Agreement together with all other documents and instruments executed and delivered in connection with the F&P Acquisition.

         "Fees" shall mean the Revolving Credit Facility Fee, the Autocam France Origination Fee, the Autocam France Termination Fee, the Letter of Credit Fees and the other fees and charges payable by Borrowers to the Banks or Agent hereunder.

         "Financial Statements" shall mean all those balance sheets, earnings statements, statement of cash flows, and other financial data (whether of Autocam or its Subsidiaries) which have been furnished to the Agent or the Banks for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby.

         "Foreign Guaranty" shall mean an unconditional guaranty of the Indebtedness of the Foreign Borrowers hereunder, to be executed and delivered by future Foreign Subsidiaries as described in Section 8.21 (whether by execution thereof, or by execution of the Joinder Agreement attached as Exhibit A to the form of such Guaranty) to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J-2, as amended from time to time.

         "Foreign Permitted Borrower" shall mean any Permitted Borrower hereunder which is a Foreign Subsidiary.

         "Foreign Guarantor" shall mean any Foreign Subsidiary executing the Foreign Guaranty.

         "Foreign Security Agreement" shall mean such local law security agreement as shall be advisable or necessary under applicable local law to create and perfect liens on the assets of the applicable Significant Foreign Subsidiary and securing the same obligations covered by the Foreign Guaranty executed by such Significant Foreign Subsidiary.

         "Foreign Subsidiary(ies)" shall mean all of Autocam's direct or indirect Subsidiaries other than the Domestic Subsidiaries.

         "French Franc Equivalent" shall mean the amount of French Francs which could be purchased with the then outstanding principal amount of Dollars at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of French Francs for Dollars at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to any reconversion of the Indebtedness from Dollars to French Francs hereunder.

         "French Franc Principal Limit" shall mean with respect to (a) Term Loan A, Two Hundred Eighty-One Million Three Hundred Seventy-Five Thousand French Francs (FF 281,375,000) minus the sum of (i) the amount of any prepayments of principal made on Term Loan A on or prior to the date of any determination thereof, and (ii) the amount of any principal repayments on Term Loan A scheduled to be paid under Section 4.3, hereof, on or prior to the date of any determination thereof; and (b) Term Loan B, One Hundred Twelve Million French Francs (FF 112,000,000) minus the sum of (i) the amount of any prepayments of principal made on Term Loan B on or prior to the date of any determination thereof, and (ii) the amount of any principal repayments on Term Loan B scheduled to be paid under Section 4.3, hereof, on or prior to the date of any determination thereof.

         "French Merger" shall mean the merger of the French Seller with and into F&P as the surviving entity as described in Section 8.23.

         "French Seller" shall mean Compagnie Financiere du Leman, a French Societe Anonyme.

         "Funded Debt" of any Person shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such person under Capitalized Leases, (c) all obligations of such Person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (e) all Guarantee Obligations of such Person.

         "Funding Conditions" shall mean those conditions required to be satisfied prior to or concurrently with the funding of any Future Debt, as follows:

         (a) not less than thirty (30) Business Days prior to the date any such indebtedness is to be incurred, Autocam provides to the Agent and the Banks a certificate, signed by a Responsible Officer, (i) attaching pro forma historical financial information for Autocam and its Subsidiaries, taking into account the amount of additional indebtedness requested by Autocam to be incurred as Future Debt and including sufficient detail for at least the two fiscal quarters immediately preceding the date such indebtedness is requested to be incurred, and (ii) calculating the financial ratios set forth in Sections 8.9 through 8.13 hereof and specifying all material assumptions underlying the historical information;

         (b) not less than thirty (30) Business Days prior to the date any such indebtedness is to be incurred, Autocam provides to the Agent and the Banks a certificate, signed by a Responsible Officer, (i) attaching pro forma projected financial information for Autocam and its Subsidiaries, taking into account the amount of additional indebtedness requested by Autocam to be incurred as Future Debt and including sufficient detail for at least the four fiscal quarters immediately following the date such indebtedness is requested to be incurred, and (ii) calculating the financial ratios set forth in Sections 8.9 through 8.13 hereof and specifying in reasonable detail all material assumptions underlying such projections;

         (c) both immediately before and immediately after such additional Indebtedness is incurred, no Default or Event of Default (whether or not related to such additional indebtedness, and taking into account the incurring of such additional indebtedness) has occurred and is continuing under this Agreement or any of the other Loan Documents; and

         (d) if such additional indebtedness shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Autocam shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks.

         "Future Debt" shall mean any unsecured term indebtedness to be obtained (directly or indirectly) by Autocam from a commercial bank(s), insurance company(ies) or other financial institutions(s) provided that with respect to indebtedness under clause (ii) hereof:

         (a) such indebtedness shall have a term extending at least beyond the later of the latest Term Loan Maturity Date and the Revolving Credit Maturity Date then in effect, with no amortization until the later of the latest Term Loan Maturity Date and the Revolving Credit Maturity Date then in effect and with no call option or other provision for mandatory early repayment except for acceleration on default;

         (b) such indebtedness shall be subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Majority Banks; and

         (c) at the time any such indebtedness is incurred, the Funding Conditions shall have been satisfied.

         "Future Debt Documents" shall mean the promissory note(s), guaranty(ies), agreement(s) or other documents, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence (or otherwise relating to) Future Debt, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") any obligation of the guaranteeing person in respect of any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement agreement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Funded Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrowers in good faith.

         "Guaranties" shall mean the Domestic Guaranty and the Foreign Guaranty, and "Guaranty" shall mean any or all of them.

         "Guarantor(s)" shall mean each Subsidiary which is required by the Banks to guarantee the obligations of the Borrowers hereunder and under the other Loan Documents.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Autocam or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Hedging Transaction" means each interest rate swap transaction, basis swap transaction, forward rate transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by the Borrowers from time to time; provided that such transaction is entered into for risk management purposes and not for speculative purposes.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean (a) all indebtedness and liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of any Borrowers or any Subsidiary to any of the Banks or Affiliates thereof or to the Agent, in any manner and at any time, whether evidenced by the Notes, arising under any Guaranty or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by Borrowers or any Subsidiary to, any of the Banks or Affiliates thereof or to the Agent (and which shall be deemed to include any liabilities of any Borrower or any Subsidiary to any Bank arising in connection with account overdrafts), and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, any payment obligations, if any, under Hedging Transactions evidenced by Interest Rate Protection Agreements, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Notes or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of Borrowers and the Subsidiaries (whether direct or contingent) shall be determined without duplication and (b) all Brazilian Indebtedness.

         "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by Autocam or any Subsidiary to any other Subsidiary or to Autocam, provided that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Majority Banks.

         "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan, and any advance or investment by Autocam or any Subsidiary (including without limitation any guaranty of obligations or indebtedness to third parties) to or in another Subsidiary.

         "Intercompany Notes" shall mean the promissory notes issued or to be issued by Autocam or any Subsidiary to evidence an Intercompany Loan.

         "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3, 4.4 or 4.5 hereof, as the case may be, and (b) with respect to a Swing Line Advance carried at the Quoted Rate, an interest period of one month (or any lesser number of days agreed to in advance by a Borrower, Agent and the Swing Line Bank); provided, however that
(i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency-Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the applicable Term Loan Maturity Date or Revolving Credit Maturity Date, as the case may be.

         "Interest Rate Protection Agreement" means any Hedging Transaction entered into between a Borrower and any Bank or an Affiliate of a Bank.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Inventory" shall have the meaning ascribed to such term in the Uniform Commercial Code.

         "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Funded Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

         "Issuing Bank" shall mean Comerica Bank in its capacity as issuer of one or more Letters of Credit hereunder, or its successor designated by the Borrowers and the Banks.

         "Issuing Office" shall mean Issuing Bank's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3289 or such other office as Issuing Bank shall designate as its Issuing Office.

         "Joinder Agreement" shall mean a joinder agreement in the form attached as Exhibit A to the form of the Domestic Guaranty or to the form of the Foreign Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 8.21 of this Agreement.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Documents" is defined in Section 3.7.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

         "Letter of Credit Maximum Amount" shall mean Twenty Five Million Dollars ($25,000,000).

         "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by Borrowers as of such date.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean the Existing Letter of Credit, the Seller Pledge Replacement L/C, and any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Capitalized Lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement, whether based on common law or statute.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Guaranty(ies), the Collateral Documents, any Interest Rate Protection Agreement and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

         "Maastrict Treaty" is defined in the definition of "Euro".

         "Majority Banks" shall mean (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, at any time Banks holding not less than 66 2/3% of the aggregate principal amount of (i) the Revolving Credit Aggregate Commitment, plus (ii) the Indebtedness then outstanding under the Term Loans and (b) if the Revolving Credit Aggregate Commitment has been terminated, at any time Banks holding not less than 66b% of the aggregate principal amount of the Indebtedness then outstanding hereunder (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line or under any Letter of Credit shall be allocated among the Revolving Credit Banks based on their respective Revolving Credit Percentages).

         "Majority Revolving Credit Banks" shall mean (a) so long as the Revolving Credit Aggregate Commitment is outstanding hereunder, at any time Revolving Credit Banks holding not less than 66 2/3% of the aggregate principal amount of the Revolving Credit Aggregate Commitment and (b) if the Revolving Credit Aggregate Commitment has been terminated, at any time Revolving Credit Banks holding not less than 66 2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Revolving Credit (provided that, for purposes of determining Majority Revolving Credit Banks hereunder, Indebtedness outstanding under the Swing Line or under any Letter of Credit and under the Brazilian Loan Agreement shall be allocated among the Revolving Credit Banks based on their respective Revolving Credit Percentages).

         "Majority Term Loan Banks" shall mean at any time Term Loan Banks holding not less than 66 2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Term Notes.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business or financial condition of the Autocam and its Subsidiaries taken as a whole, (b) the ability of the Borrowers to perform their respective obligations under this Agreement, the Notes (if issued) or any other Loan Document to which either of them is a party, or (c) the validity or enforceability of this Agreement, any of the Notes (if issued) or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "Maximum Availability" shall mean as to any Revolving Borrower as of any date of determination, the then applicable Revolving Credit Aggregate Commitment minus the sum of (i) the principal amount of all Advances of the Revolving Credit and of the Swing Line then outstanding hereunder (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency) plus (ii) the aggregate amount of Letter of Credit Obligations outstanding as of the date of the requested Advance (using the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus (iii) the aggregate amount of Brazilian Advances outstanding as of such date, in each case determined pursuant to the terms hereof as of the date of the requested Advance or the issuance of the requested Letter of Credit, as the case may be.

         "Maximum Multicurrency Availability" shall mean as to any Revolving Borrower as of any date of determination the Multicurrency Sublimit minus the sum of (i) the principal amount of all Advances of the Revolving Credit in any Alternative Currency then outstanding hereunder to any Borrower (using the Current Dollar Equivalent thereof) plus (ii) the aggregate amount of Letter of Credit Obligations denominated in any Alternative Currency outstanding to the account of any Borrower or Account Party (using the Current Dollar Equivalent thereof), in each case determined pursuant to the terms hereof as of the date of the requested Advance or the issuance of the requested Letter of Credit.

         "Mortgages" shall mean the mortgages of real property owned by Autocam in Kentwood, Michigan and Marshall, Michigan, executed and delivered in connection with the Prior Credit Agreement and amended and restated in favor of the Agent hereunder, and any other mortgage of real property located in the United States owned by Autocam or any Subsidiary delivered on or after the Effective Date, in each case pursuant to Section 8.21 hereof, as such mortgages may be amended or otherwise modified from time to time and "Mortgage" shall mean any of them.

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Multicurrency Sublimit" shall mean Fifty Million Dollars
($50,000,000).

         "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments received by any Borrower and/or any Subsidiary, as the case may be, from such Asset Sale, net of the reasonable direct expenses of sale such as commissions and pro rated property taxes and net of any taxes actually payable by the Borrowers in respect of such sales, taking into account Borrowers' losses, if any, which are available under applicable law to reduce such gains.

         "Non-Defaulting Bank" is defined in Section 2.4(c).

         "Notes" shall mean the Revolving Credit Notes, the Swing Line Notes, the Term Notes and the Brazilian Credit Notes.

         "Pension Plan" shall mean any plan established and maintained by a Borrower which is qualified under Section 401(a) of the Internal Revenue Code and subject to the minimum funding standards of Section 412 of the Internal Revenue Code.

         "Percentage" shall mean, as applicable, the Revolving Credit Percentage, the Term Loan A Percentage, the Term Loan B Percentage, or the Weighted Percentage.

         "Permitted Acquisition" shall mean any acquisition by Autocam or any Subsidiary of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or shares of stock or other ownership interests of another Person, which is conducted in accordance with the following requirements:

         (a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of Autocam, or is engaged in a business using systems or techniques not unlike those of Autocam or any Subsidiary;

         (b) Autocam shall have delivered to the Agent and the Banks not less than fifteen (15) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with Pro Forma Projected Financial Information;

         (c) Both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing;

         (d) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved; and

         (e) If the sum of (i) the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Autocam or its Subsidiaries with respect thereto, including the amount of Funded Debt assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, but excluding the value of any common shares transferred as a part of such acquisition, plus (ii) the amount of payments to be made under non-compete agreements entered into in connection with such acquisition, is greater than Ten Million Dollars ($10,000,000), the acquisition shall have been approved in writing by the Majority Banks prior to its consummation (which approval shall be given or denied within fifteen days of receipt by the Agent and the Banks of the information referred to in clause (b) above).

         "Permitted Borrower Addendum" shall mean an addendum substantially in the form attached hereto as Exhibit H, to be executed and delivered by each Permitted Borrower which becomes a party to this Agreement after the date hereof, as such Exhibit may be amended from time to time.

         "Permitted Borrower Sublimit" shall mean the maximum aggregate amount of Advances and Letters of Credit (including Letter of Credit Obligations) available at any time to each of the Permitted Borrowers hereunder, as set forth on Schedule 1.3 hereof.

         "Permitted Borrower(s)" shall mean F& P and any Significant Subsidiary which, after the Effective Date and with the prior written approval of the Revolving Credit Banks, becomes a party hereto pursuant to Section 2.1(a) hereof.

         "Permitted Currencies" shall mean Dollars or any Alternative Currency.

         "Permitted Investments" shall mean with respect to any Person:

                  (a)      Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                  (c) Banker's acceptances, commercial accounts, demand deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by Autocam or any of its Subsidiaries in the ordinary course of business;

                  (d) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above.

         "Permitted Liens" shall mean with respect to any Person:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Person in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business; and

                  (e) easements, rights-of-way, restrictions and other similar encumbrances or Liens incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pledge Agreement(s)" shall mean the Domestic Pledge Agreement annexed hereto as Exhibit "N" and each other stock pledge agreement, including any nantissements, executed and delivered by Autocam and any Subsidiary in form satisfactory of the Agent, in each case as amended or otherwise modified from time to time.

         "Potential Financial Institution" is defined in Section 2.4(e).

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the sum of the Applicable Margin plus the greater of (i) the Prime Rate, and (ii) the Alternate Base Rate.

         "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prior Credit Agreement" is defined in the Recitals.

         "Pro Forma Balance Sheet" is defined in Section 6.10.

         "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by a Responsible Officer (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma combined projected financial information for Autocam and its consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding three (3) fiscal years of Autocam following the acquisition and projected statements of income and cash flows for each of those years, including sufficient detail to permit calculation of the amounts and the ratios described in Sections 8.9 through 8.13 hereof, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described, (ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as any Bank shall reasonably request.

         "Purchasing Bank" shall have the meaning set forth in Section 12.10.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally recognized statistical rating organization which is acceptable to the Agent.

         "Reaffirmation of Certain Loan Documents" shall mean that certain Reaffirmation of Certain Loan Documents executed and delivered by the Borrowers and their respective Subsidiaries in connection with certain Collateral Documents executed and delivered under the Prior Credit Agreement.

         "Register" is defined in Section 14.8(f) hereof.

         "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement and this Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement or this Agreement relating to Letters of Credit.

         "Request for Advance" shall mean a Request for Revolving Credit Advance, a Request for Swing Line Advance or a Term Loan Rate Request, as the context may indicate.

         "Request for Brazilian Advance" shall mean a request for a Brazilian Advance issued by Autocam Brazil and countersigned by Autocam under the Brazilian Loan Agreement.

         "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by any of the Revolving Borrowers under Section
2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

         "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by Revolving Borrowers under Section 2.5(c) of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, chief financial officer, treasurer or the president of Autocam, or with respect to compliance with financial covenants, the chief financial officer or the treasurer of Autocam or any other officer having substantially the same authority and responsibility. For purposes of all documents and certificates executed and delivered in connection with the closing of this Agreement, Mark R. Scott shall be a Responsible Officer.

         "Revolving Borrower(s)" shall mean Autocam and/or any or all Permitted Borrowers.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to a Revolving Borrower by the applicable Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Advance" shall mean a borrowing requested by a Revolving Borrower and made by the Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or a Prime-based Advance.

         "Revolving Credit Aggregate Commitment" shall mean Seventy Million Dollars ($70,000,000), subject to reduction or termination under Section 2.15 or
10.2 hereof.

         "Revolving Credit Banks" shall mean the financial institutions from time to time parties hereto as lenders of the Revolving Credit.

         "Revolving Credit Facility Fee" shall mean the fees payable to Agent for distribution to the Revolving Credit Banks pursuant to Section 2.13 hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of (i) October 1, 2003, as such date may be extended from time to time pursuant to
Section 2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.15 or Section 10.2 hereof.

         "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by each of the Revolving Borrowers to each of the Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

         "Revolving Credit Percentage" shall mean with respect to each Revolving Credit Bank, its percentage share, as set forth on Schedule 1.2 under column 1, of the Revolving Credit and its risk participation in Letters of Credit and its participation in any outstanding Swing Line Advances and/or the Brazilian Advances, as such Schedule may be revised from time to time by Agent in accordance with Section 14.8.

         "Security Agreement" shall mean the Security Agreement executed and delivered by Autocam and each Domestic Subsidiary in favor of the Agent substantially in the form of Exhibit K, as amended or otherwise modified from time to time.

         "Seller Pledge" shall mean the pledge by Autocam France to certain shareholders of the French Seller of not more than 33 1/3% of the outstanding capital stock of the French Seller as security for the Contingent Payment.

         "Seller Pledge Replacement L/C" shall mean a Letter of Credit in a face amount not to exceed the Contingent Payment, which shall replace the Seller Pledge as security for the Contingent Payment.

         "Senior Debt" shall mean the sum of Total Debt minus Subordinated Debt.

         "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified as such on Schedule 7.19 hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the Effective Date.

         "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified as such on Schedule 7.19 hereto, and any Foreign Subsidiaries which become Significant Subsidiaries subsequent to the Effective Date.

         "Significant Subsidiary(ies)" shall mean, on the Effective Date, those Subsidiaries identified as "Significant Subsidiaries" on Schedule 7.19 hereto, as thereafter the Significant Subsidiaries on the Effective Date and thereafter, all other Subsidiaries whether existing on the Effective Date or created or acquired (directly or indirectly) by Autocam thereafter, except any Subsidiary:

                  (a) the total assets of which, on an individual basis, on any date of determination, are less than $5,000,000; and

                  (b) which has, as of the most recent fiscal quarter than ending, for the four preceding fiscal quarters, an EBITDA of less than $2,000,000.

         "Subordinated Debt" shall mean (a) any Future Debt and (b) and any other Funded Debt of Autocam which has been subordinated in right of payment and priority to the Indebtedness, all on terms and conditions satisfactory to the Agent and the Majority Banks.

         "Subordinated Debt Documents" shall mean and include Future Debt Documents; any other documents evidencing Subordinated Debt, in each case, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

         "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust, limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein or the context otherwise requires, Subsidiary(ies) shall refer to the Subsidiary(ies) of Autocam. A100% Subsidiary(ies)@ shall mean any of the Subsidiaries of Autocam whose stock (other than directors' or qualifying shares to the extent required under applicable law) or other ownership interests is owned 100% by any other 100% Subsidiary and/or Autocam. After the closing of the F&P Acquisition, at any time during which Autocam France owns more than 95% of the outstanding capital stock of the French Seller or F&P, F&P and the French Seller shall be deemed to be 100% Subsidiaries.

         "Swing Line" shall mean the revolving credit loan to be advanced to Revolving Borrowers by the Swing Line Bank pursuant to Section 2.5 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to Revolving Borrowers pursuant to Section 2.5 hereof.

         "Swing Line Bank" shall mean Comerica Bank in its capacity as lender under Section 2.5 of this Agreement or its successor as lender of the Swing Line.

         "Swing Line Maximum Amount" shall mean Five Million Dollars
($5,000,000).

         "Swing Line Notes" shall mean the swing line notes which may be issued by each Revolving Borrower at the request of Swing Line Bank pursuant to Section 2.5(a) hereof in the form annexed hereto as Exhibit C, as the case may be, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "Term Credit" shall mean the credit facilities evidenced by the Term Loans.

         "Term Loan" shall mean Term Loan A and Term Loan B, as the context shall require, and "Term Loans" shall mean any or all of Term Loan A and Term Loan B.

         "Term Loan A" shall mean the term loan to be made in French Francs to Autocam France by the Term Loan A Banks pursuant to Section 4.1 hereof, in the aggregate amount of Two Hundred Eighty-One Million Three Hundred Seventy-Five Thousand French Francs (FF 281,375,000).

         "Term Loan A Banks" shall mean the financial institutions from time to time parties hereto as lenders of Term Loan A.

         "Term Loan A Maturity Date" shall mean July 1, 2003.

         "Term Loan A Percentage" shall mean with respect to each Term Loan A Bank, its percentage share, as set forth on Schedule 1.2 hereto under column 3, of Term Loan A, as such Schedule may be revised from time to time by Agent in accordance with Section 14.8 hereof.

         "Term Loan Banks" shall mean collectively the Term Loan A Banks and the Term Loan B Banks.

         "Term Loan Borrowers" shall mean Autocam France and F&P, and Term Loan Borrower shall mean any one of them, as the context may indicate.

         "Term Loan B" shall mean the term loan to be made in French Francs to F&P by the Term Loan B Banks pursuant to Section 4.1 hereof, in the aggregate amount not to exceed the Term Loan B Aggregate Commitment.

         "Term Loan B Aggregate Commitment" shall mean One Hundred Twelve Million French Francs (FF 112,000,000), subject to termination under Section
10.2 hereof.

         "Term Loan B Banks" shall mean the financial institutions from time to time parties hereto as lenders of Term Loan B.

         "Term Loan B Funding Period" shall mean the period commencing on the Effective Date and ending on the earlier of (i) January 31, 1999 and (ii) the date on which the Term Loan B Aggregate Commitment shall be terminated pursuant to Section 10.2 hereof.

         "Term Loan B Maturity Date" shall mean October 1, 2004.

         "Term Loan B Percentage" shall mean with respect to each Term Loan B Bank, its percentage share, as set forth on Schedule 1.2 hereto under column 3, of Term Loan B, as such Schedule may be revised from time to time by Agent in accordance with Section 14.8 hereof.

         "Term Loan Maturity Dates" shall mean collectively, the Term Loan A Maturity Date and the Term Loan B Maturity Date.

         "Term Loan Rate Request" shall mean a Term Loan Rate Request issued by the applicable Borrower, under this Agreement in the form attached to this Agreement as Exhibit L.

         "Term Notes" shall mean the term notes described in Section 4.2(e) made by the applicable Borrower(s) to each of the applicable Banks in the form attached as Exhibits G-1 and G-2 to this Agreement to evidence Term Loan A and Term Loan B respectively, as such notes may be amended or supplemented from time to time, and any notes issued in substitution, renewal or replacement thereof from time to time.

         "Total Debt" shall mean, with respect to Autocam and its Consolidated Subsidiaries, as of any date of determination, the sum without duplication, of
(a) the aggregate outstanding principal amount of (i) all Advances of the Revolving Credit and of the Swing Line and (ii) any Letter of Credit Obligations outstanding on such date and (iii) the aggregate outstanding principal amount of all Term Loans (using, in each case the Current Dollar Equivalent of any Advances outstanding in any Alternative Currency and/or any Letters of Credit issued in any Alternative Currency), (b) the aggregate outstanding principal amount of any other revolving credit or other short term indebtedness of Autocam and its Subsidiaries as of such date and (c) all other interest-bearing indebtedness of Autocam and its Subsidiaries, whether short-term or long-term, as of such date (excluding any proceeds of the Autocam IRB which are being held in a cash collateral account pursuant to the terms of the Autocam IRB Documents).

         "Total Debt to Capitalization Ratio" shall mean as of the last day of any period, the ratio of (a) Total Debt on such day to (b) Consolidated Capitalization on such day.

         "Total Debt to EBITDA Ratio" shall mean as of the last day of any period, the ratio of (a) Total Debt on such day to (b) Consolidated EBITDA for such period.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise the Uniform Commercial Code as in effect in the State of Michigan.

         "Weighted Percentage" shall mean with respect to any Bank, its Percentage share as set forth in Schedule 1.1 under column 4, as such Schedule may be revised by the Agent from time to time, which Percentage shall be calculated as follows:

         (a) as to such Bank, so long as the Commitments are outstanding hereunder, a percentage calculated by taking as the numerator the sum of its Revolving Credit Percentage of the Revolving Credit Aggregate Commitment plus its Term Loan B Percentage of the Term Loan B Aggregate Commitment plus its Term Loan A Percentage of the Indebtedness outstanding under Term Loan A and taking as the denominator the sum of the Revolving Credit Aggregate Commitment and the Term Loan B Aggregate Commitment plus the aggregate principal amount of Indebtedness outstanding under the Term Loans; and

         (b) as to such Bank, if the Commitments have been terminated, its weighted percentage calculated by taking as the numerator the sum of its Revolving Credit Percentage of the aggregate principal amount outstanding under the Revolving Credit (including such Bank's Revolving Credit Percentage of outstanding Letter of Credit Obligations and outstanding Swing Line Advances) plus its Term Loan A Percentage of the Indebtedness outstanding under Term Loan A plus its Term Loan B Percentage of the Indebtedness outstanding under Term Loan B and taking as the denominator the sum of the aggregate principal amount outstanding under the Revolving Credit, the Swing Line, the Term Loans and any outstanding Letter of Credit Obligations.

2.       REVOLVING CREDIT

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Revolving Credit Bank severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to any of the Revolving Borrowers from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding such Bank's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment. Except as provided in Section 2.12 hereof, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.11 hereof. Subject to the terms and conditions set forth herein, advances, repayments and readvances may be made under the Revolving Credit. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

                  (a) A Permitted Borrower shall not be entitled to request an Advance of the Revolving Credit or the Swing Line or the issuance of a Letter of Credit hereunder (x) until (i) with the approval of all Revolving Credit Banks, it has become a party to this Agreement either by execution and delivery of this Agreement, or by execution and delivery of a Permitted Borrower Addendum to this Agreement, (ii) unless waived in writing by the Revolving Credit Banks, it has become a party to the applicable Guaranty either by execution and delivery of such Guaranty or by execution and delivery of a Joinder Agreement to such Guaranty, (iii) if required by the Revolving Credit Banks, it has become a party to a Foreign Security Agreement, and (iv) unless waived in writing by the Revolving Credit Banks, Autocam has encumbered and/or delivered (or caused to be encumbered and/or delivered), as the case may be, pursuant to a Pledge Agreement those shares of stock issued by such Permitted Borrower and owned (directly or indirectly by Autocam) which are required to be encumbered and/or delivered under Section 8.21 hereof, as applicable, and accompanied in each case by authority documents, legal opinions and other supporting documents as required by Agent and the Majority Banks hereunder; and (y) if it ceases to be, directly or indirectly, a 100% Subsidiary of Autocam.

         2.2 Accrual of Interest and Maturity; Evidence of Indebtedness. (a) Subject to Section 14.22 hereof, each Revolving Borrower hereby unconditionally promises to pay to the Agent for the account of each Revolving Credit Bank the then unpaid principal amount of each Revolving Credit Advance (plus all accrued and unpaid interest) of such Bank to such Borrower on the Revolving Credit Maturity Date and on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement.

                  (b) Each Revolving Credit Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Revolving Borrower to the appropriate lending office of such Bank resulting from each Revolving Credit Advance made by such lending office of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

                  (c) The Agent shall maintain the Register pursuant to Section 14.8(f), and a subaccount therein for each Revolving Credit Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount and applicable Permitted Currency of each Revolving Credit Advance made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower, as the case may be, to each Bank hereunder in respect of the Revolving Credit Advances and (iii) both the amount of any sum received by the Agent hereunder from the applicable Borrower in respect of the Revolving Credit Advances and each Bank's share thereof.

                  (d) The entries made in the Register and the accounts of each Revolving Credit Bank maintained pursuant to paragraphs (b) and (c) of this Section 2.1 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Bank or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of each Revolving Borrower to repay the Revolving Credit Advances (and all other amounts owing with respect thereto) made to such Borrower by such Bank in accordance with the terms of this Agreement.

                  (e) The Revolving Borrowers agree that, upon written request to the Agent (with a copy to Autocam) by any Revolving Credit Bank, each of the Revolving Borrowers will execute and deliver, to such Bank, at such Borrower's own expense, a Revolving Credit Note evidencing the outstanding Revolving Credit Advances owing to such Bank; provided, that the delivery of such Revolving Credit Notes shall not be a condition precedent to the Effective Date.

         2.3 Requests for and Refundings and Conversions of Advances. Autocam or a Permitted Borrower may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Revolving Credit Advance executed by a person previously authorized (in a writing delivered to the Agent by Autocam) or such Permitted Borrower to execute such Request, subject to the following and to the remaining provisions hereof:

                  (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance form annexed hereto as Exhibit A, including without limitation:

                           (i) the proposed date of such Advance, which must be a Business Day;

                           (ii) whether such Advance is a refunding or conversion of an outstanding Advance;

                           (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                           (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

                  (b) each such Request for Revolving Credit Advance shall be delivered to Agent by noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 11:00 a.m. (Detroit time) on such proposed date for Advances to a Domestic Permitted Borrower and by 2:00 p.m. (Detroit time) one (1) Business Day prior to such proposed date for Advances to a Foreign Permitted Borrower;

                  (c)      on the proposed date of such Advance,

                           (i) in the case of any Revolving Borrower, the Dollar
                  amount of the principal amount of such requested Advance plus the Dollar Amount of the principal amount of any other Advances of the Revolving Credit and of the Swing Line being requested by any Revolving Borrower on such date plus the Dollar Amount of the face amount of any Letters of Credit requested by any Revolving Borrower on such date plus the amount of any Brazilian Advances being requested by Autocam Brazil on such date shall not exceed the Maximum Availability;

                           (ii) in the case of any Revolving Borrower requesting
                  an Advance in any Alternative Currency, the Dollar amount of the principal amount of such requested Advance plus the Dollar Amount of the principal amount of any other Advances of the Revolving Credit being requested by any Revolving Borrower in any Alternative Currency on such date plus the Dollar Amount of the face amount of any Letters of Credit to be denominated in any Alternative Currency requested by any Borrower on such date shall not exceed the Maximum Multicurrency Availability; and

                           (iii) in the case of any Permitted Borrower, the
                  Dollar amount of the principal amount of such requested Advance plus the Dollar Amount of the principal amount of any other Advances of the Revolving Credit and of the Swing Line being requested by such Permitted Borrower on such date plus the Dollar Amount of the face amount of any Letters of Credit requested by such Permitted Borrower on such date shall not exceed the Permitted Borrower Sublimit applicable to such Permitted Borrower;

                  provided however, that, in the case of any Advance of the Revolving Credit being applied to refund an outstanding Swing Line Advance, the aggregate principal amount of Swing Line Advances to be refunded shall not be included for purposes of calculating the limitation under this Section 2.3(c);

                  (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least $1,500,000;

                  (e) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be at least Two Million Five Hundred Thousand Dollars ($2,500,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of Fifty Thousand Dollars ($50,000), or the equivalent thereof in the applicable Alternative Currency) and at any one time there shall not be in effect more than (x) for Advances to Autocam four (4) Applicable Interest Rates and Interest Periods, and (y) for Advances to each Permitted Borrower four (4) Applicable Interest Rates and Interest Periods for each such currency;

                  (f) a Request for Revolving Credit Advance, once delivered to Agent, shall not be revocable by the Revolving Borrowers;

                  (g) each Request for Revolving Credit Advance shall constitute a certification by Autocam and the applicable Permitted Borrower, if any, as of the date thereof that:

                           (i) both before and after such Advance, the obligations of the Borrowers and the Guarantors set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the applicable Borrowers and Guarantors;

                           (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                           (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                           (iv) subject to the provisions of Section 6.14(b), the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                           (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of the Borrowers.

         Agent, acting on behalf of the Banks, may, at its option, lend under this Section 2 upon the telephone request of a person previously authorized (in a writing delivered to the Agent) by the applicable Revolving Borrower to make such requests and, in the event Agent, acting on behalf of the Banks, makes any such Advance upon a telephone request, the requesting officer shall fax to Agent, on the same day as such telephone request, a Request for Advance. Revolving Borrowers hereby authorize Agent to disburse Advances under this Section 2.3 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by Autocam and delivered to Agent prior to the date of such request to make Requests for Advance on behalf of the Revolving Borrowers. Notwithstanding the foregoing, each Revolving Borrower acknowledges that each Borrower shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4      Disbursement of Advances.

                  (a) Upon receiving any Request for Revolving Credit Advance from a Revolving Borrower under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each such Bank shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

                           (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 3:00 p.m. (Detroit time) on the date of such Advance; and

                           (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                  (b) Subject to submission of an executed Request for Revolving Credit Advance by the applicable Revolving Borrower without exceptions noted in the compliance certification therein, Agent shall make available to the applicable Borrower, the aggregate of the amounts so received by it from the Revolving Credit Banks in like funds and currencies:

                           (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of such Borrower maintained with Agent or to such other account or third party as such Borrower may reasonably direct; and

                           (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of such Borrower maintained with Agent's Correspondent or to such other account or third party as such Borrower may reasonably direct.

                  (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Revolving Credit Bank prior to the date of any proposed Revolving Credit Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agen''s demand therefor, the Agent shall promptly notify Autocam, and the applicable Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or the applicable Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to such Borrower, to the date such amount is recovered by Agent, at a rate per annum equal to:

                           (i)      in the case of such Bank, for the first two
                                    (2) Business Days such amount remains
                                    unpaid, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and thereafter, at the rate of interest then applicable to such Revolving Credit Advances; and

                           (ii) in the case of such Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to Autocam or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder. In the event any Revolving Credit Bank shall fail to advance any amounts required to be advanced in accordance with the terms of this Article 2 (a "Defaulting Bank"), the Agent shall promptly provide written notice thereof to the Borrowers and to each other Revolving Credit Bank (each such other Revolving Credit Bank being referred to in this Section as a "Non-Defaulting Bank"). Each Non-Defaulting Bank shall have ten (10) Business Days from receipt of said notice to exercise its option to agree to enter into an agreement pursuant to which the Non-Defaulting Bank shall assume the Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents. The Non-Defaulting Bank shall exercise such option by providing written notice of same to the Defaulting Bank (and if there is more than one Non-Defaulting Bank, the assignment agreement shall be entered into with the Non-Defaulting Bank who first notifies the Defaulting Bank of its decision to exercise said option) and to Borrowers. If no Non-Defaulting Bank shall exercise the above-described option within the said ten (10) Business Day period and if Borrowers shall, subject to Section 14.8(c) hereof, within thirty (30) days of delivering the notice described above, advise such Defaulting Bank of another bank or financial institution to which assignments are permitted pursuant to Section 14.8(c) hereof and which is willing to assume such Defaulting Bank's rights and obligations under this Agreement, its Notes and the other Loan Documents (each such bank or financial institution being hereinafter referred to as a "Potential Financial Institution"), such Defaulting Bank shall, subject to Section 14.8(c), assign its said rights and obligations to the Potential Financial Institution; provided however that any such assignment shall not alter Borrowers' remedies vis a vis the Defaulting Bank.

         2.5 Swing Line Advances. (a) The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including without limitation Section 2.5(c) hereof), make one or more advances in Dollars or in any Alternative Currency (each such advance being a "Swing Line Advance") to any of the Revolving Borrowers (provided that any Permitted Borrower requesting Swing Line Advances hereunder has become a party to this Agreement, either by execution and delivery of this Agreement, or by complying with the terms and conditions set forth in Section 2.1(a) hereof), from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any such Advances outstanding in Dollars and the Current Dollar Equivalent of any such Advances outstanding in Alternative Currencies, not to exceed at any time outstanding the Swing Line Maximum Amount. Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Revolving Borrowers to Swing Line Bank resulting from each Swing Line Advance of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time. The entries made in such account or accounts of Swing Line Bank shall, to the extent permitted by applicable law, be conclusive evidence, absent manifest error, of the existence and amounts of the obligations of the Revolving Borrower therein recorded; provided, however, that the failure of Swing Line Bank to maintain such account, as applicable, or any error therein, shall not in any manner affect the obligation of each of each Revolving Borrower to repay the Swing Line Advances (and all other amounts owing with respect thereto) made to such Revolving Borrower by Swing Line Bank in accordance with the terms of this Agreement. Advances, repayments and readvances under the Swing Line may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by the applicable Revolving Borrower on the last day of the Interest Period applicable thereto (if any).

         The Revolving Borrowers agree that, upon the written request of Swing Line Bank (with a copy to Autocam), each of the Revolving Borrowers will execute and deliver to Swing Line Bank Swing Line Notes; provided, that the delivery of such Swing Line Notes shall not be a condition precedent to the Effective Date.

                  (b) Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Swing Line Bank's account maintained pursuant to Section 2.5(a), which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Swing Line Bank to record any such information shall not relieve the applicable Revolving Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

                  (c) Autocam or a Permitted Borrower may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by a person previously authorized in a writing delivered to the Agent by the applicable Revolving Borrower in writing to make such requests, subject to the following and to the remaining provisions hereof:

               (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit D, including without limitation:

                        (A) the proposed date of such Swing Line Advance, which must be a Business Day;

                        (B) whether such Swing Line Advance is to be a Prime-based Advance, a Eurocurrency-based Advance or a Quoted Rate Advance;

                        (C) the duration of the Interest Period applicable thereto; and

                        (D) in the case of a Eurocurrency-based Advance, the Alternative Currency, if any in which such Advance is to be made.

              (ii) the Dollar Amount of the principal amount of such requested Swing Line Advance, plus the aggregate principal amount of all other Swing Line Advances then outstanding hereunder (including any other Swing Line Advances requested to be made on such date) to any of the Revolving Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance) shall not exceed the Swing Line Maximum Amount;

             (iii) as of the proposed date of such Swing Line Advance, the Dollar Amount of the principal amount of such requested Swing Line Advance, plus the Dollar Amount of the principal amount of all Advances of the Revolving Credit being requested by any Revolving Borrower on such date plus the Dollar Amount of the face amount of any Letters of Credit requested by any Revolving Borrower on such date plus the amount of any Brazilian Advances being requested by Autocam Brazil on such date shall not exceed the Maximum Availability;

                  (iv) in the case of any Permitted Borrower, as of the proposed date of such Swing Line Advance, the principal amount of the requested Swing Line Advance to such Permitted Borrower (determined as aforesaid), plus the aggregate principal amount of any other Swing Line Advances and all other Advances then outstanding to such Permitted Borrower hereunder (including, without duplication, Revolving Credit Advances or Swing Line Advances requested to be made on such date) determined as aforesaid, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance for the account of such Permitted Borrower, plus the aggregate face amount of any Letters of Credit requested but not yet issued for the account of such Permitted Borrower hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any drawings under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, shall not exceed the applicable Permitted Borrower Sublimit;

               (v) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Hundred Fifty Thousand Dollars ($250,000);

              (vi) in the case of a Eurocurrency-based Advance or a Quoted Rate Advance, the principal amount of such Advance, the principal amount of such Swing Line Advance plus the amount of any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be, at least Two Hundred Fifty Thousand Dollars ($250,000), and at any one time there shall not be in effect more than (x) for Advances in Dollars, two (2) Applicable Interest Rates and Interest Periods, and
(y) for Advances in any Alternative Currency (other than eurodollars), two (2) Applicable Interest Rates and Interest Periods for each such currency;

             (vii) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank (x) for each Advance in Dollars, by 2:00 p.m. (Detroit time) on the proposed date of the Advance and (y) for each Advance in any Alternative Currency, by 12:00 noon (Detroit time) two (2) Business Days prior to the proposed date of Advance;

            (viii) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall be irrevocable by the Revolving Borrowers, and shall constitute and include a certification by the applicable Revolving Borrower as of the date thereof that:

                  (A) both before and after such Swing Line Advance, the obligations of the Borrowers and Guarantors set forth in this Agreement and the other Loan Documents, are valid, binding and enforceable obligations of the Borrowers and Guarantors;

                  (B) all conditions to the making of Swing Line Advances have been satisfied (both before and after giving effect to such Advance);

                  (C) both before and after the making of such Swing Line Advance, there is no Default or Event of Default in existence; and

                  (D) Subject to the provisions of Section 6.14(b) both before and after such Swing Line Advance, the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects.

Swing Line Bank shall promptly deliver to Agent by telecopy a copy of any Request for Advance received hereunder.

                  (d) Subject to submission of an executed Request for Swing Line Advance by a Revolving Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to the applicable Revolving Borrower the amount so requested, in like funds and currencies, not later than:

                        (i) for Prime-based Advances or Quoted Rate Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of the applicable Revolving Borrower maintained with Agent or to such other account or third party as the Revolving Borrower may reasonably direct in writing; and

                        (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of the Revolving Borrower maintained with Agent's Correspondent or to such other account or third party as the applicable Revolving Borrower may reasonably direct.

                        Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

                  (e) (i) The Agent, at any time in its sole and absolute discretion, may on behalf of the applicable Revolving Borrower (each of which hereby irrevocably directs the Agent to act on its behalf) request each of the Revolving Credit Banks (including the Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to each of the Revolving Borrowers, for each Permitted Currency in which Swing Line Advances are outstanding to such party, in an amount (in the applicable Permitted Currency, determined in accordance with Section 2.11(b) hereof) equal to such Revolving Credit Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding in each Permitted Currency to each such party on the date such notice is given (the "Refunded Swing Line Advances"); provided however that Swing Line Advances which are carried at the Quoted Rate or the Eurocurrency-based Rate which are converted to Revolving Credit Advances at the request of the Agent at a time when no Default or Event of Default has occurred and is continuing, shall not be subject to Section 12.1 and no losses, costs or expenses may be assessed by the Swing Line Bank against any Revolving Borrower or the Revolving Credit Banks as a consequence of such conversion. In the case of each Refunded Swing Line Advance outstanding in Dollars, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime-based Advance. In the case of each Refunded Swing Line Advance outstanding in any Alternative Currency, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be an Advance in the applicable Alternative Currency, with an Interest Period of one month (or any lesser number of days selected by Agent in consultation with the Revolving Credit Banks). In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under Section 2.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the applicable Revolving Borrower for any unpaid interest or fees in respect thereof. Unless any of the events described in Section 10.1(k) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 2.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 2.5(e)(iii), each Revolving Credit Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, and, in the case of any Eurocurrency-based Advance, prior to 2:00 p.m. Detroit time on the third Business Day following the date such notice is given, in each case in immediately available funds in the applicable Permitted Currency. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 11.1 hereof.

                       (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 2.5(e), one of the events described in Section 10.1(k) hereof shall have occurred, each Revolving Credit Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Revolving Credit Bank within the time periods specified in Section 2.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds in the applicable Permitted Currency of such Swing Line Advance, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Swing Line Participation Certificate in the form of Exhibit E evidencing such participation.

                       (iii) Each Revolving Credit Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) of this Section 2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Revolving Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (iv) any breach of this Agreement by any Borrower or any other Person; (v) any inability of the Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased; (vi) the termination of the Revolving Credit Aggregate Commitment hereunder; or (vii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full (x) for the first two (2) Business Days such amount remains unpaid, at the Federal Funds Effective Rate for Advances in Dollars (other than eurodollars) and for Eurocurrency-based Advances, the Agent's marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount and (y) thereafter, at the rate of interest then applicable to such Swing Line Advances.

         Notwithstanding the foregoing however no Revolving Credit Bank shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of the Swing Line Advance by the Swing Line Bank, the Agent had obtained actual knowledge that an Event of Default had occurred and was continuing; provided, however that the obligation of the Banks to make such Revolving Credit Advances shall be reinstated upon the date of which such Event of Default has been waived by the requisite Banks, as applicable.

         2.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance of the Revolving Credit or Swing Line Advance, as the case may be, is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.7 Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.

         (a) Interest on each Eurocurrency-based Advance of the Revolving Credit shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

         (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

         2.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.9 Interest on Default. In the event and so long as any Event of Default shall exist, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit and Quoted Rate Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus two percent (2%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus two percent (2%), and, with respect to Eurocurrency-based Advances thereof in any Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to two percent (2%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by Eurocurrency Lending Office, then at a rate per annum equal to two percent (2%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

         2.10 Prepayment of Revolving Credit Advances. (a) The Revolving Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) of the Revolving Credit at any time, provided that the amount of any partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least One Million Five Hundred Thousand Dollars ($1,500,000). The Revolving Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than two (2) Business Days' notice to Agent) provided that the amount of any such partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000), or the Current Dollar Equivalent thereof in an Alternative Currency, and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section
2.3 hereof shall be at least Two Million Five Hundred Thousand Dollars ($2,500,000) or the Current Dollar Equivalent thereof in an Alternative Currency; provided further, however that if the prepayment of a Eurocurrency-based Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance, then, pursuant to Section 12.1, the applicable Borrower shall compensate the Revolving Credit Banks for any losses.

                  (b) Revolving Borrowers may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime-based Rate at any time, provided that the amount of any partial prepayment shall be at least Twenty Five Thousand Dollars ($25,000) and, after giving effect to any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least One Hundred Thousand Dollars ($100,000). The Revolving Borrowers may prepay all or part of any Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate (subject to not less than two (2) Business Days' notice to Swing Line Bank and Agent), provided that the amount of any such partial payment shall be at least Twenty Five Thousand Dollars ($25,000), after giving effect of any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 2.5(c) hereof shall be at least Two Hundred Fifty Thousand Dollars ($250,000); provided further, however that if the prepayment of such Advance is made on a day other than the last Business Day of the then current Interest Period applicable to such Advance (if any), then, pursuant to Section 12.1, the applicable Borrower shall compensate the Revolving Credit Banks for any losses.

                  (c) Any prepayment made in accordance with this Section shall be subject to Section 12.1 hereof, but otherwise without premium, penalty or prejudice to the right to readvance under the terms of this Agreement.

         2.11 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this Agreement:

                  (a) an Advance of the Revolving Credit is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                  (b) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                  (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                  (d) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

         2.12 Prime-based Advance in Absence of Election or Upon Default. If,
(a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, Agent has not received payment of all outstanding principal and accrued interest on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 or 2.5(c) hereof with respect to the refunding or conversion of such Advance, or (b) if any Advance denominated in an Alternative Currency or any deemed Advance under
Section 3.6 hereof in respect of a Letter of Credit denominated in an Alternative Currency cannot be refunded or made, as the case may be, in such Alternative Currency by virtue of Section 12.3 hereof, or (c) subject to Section
2.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Majority Revolving Credit Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Autocam of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent and the Revolving Credit Banks shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 2.14 hereof. Revolving Borrowers shall reimburse the Agent and the Banks on demand for any costs incurred by the Agent or any of the Banks, as applicable, resulting from the conversion pursuant to this Section 2.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

         2.13 Revolving Credit Facility Fee. From the Effective Date to the Revolving Credit Maturity Date, the Revolving Borrowers shall pay to the Agent for distribution to the Revolving Credit Banks pro-rata in accordance with their respective Percentages, a Revolving Credit Facility Fee quarterly in arrears commencing January 1, 1999 (in respect of the prior fiscal quarter or portion thereof), and on the first day of each fiscal quarter thereafter. The Revolving Credit Facility Fee shall be equal to the Revolving Credit Aggregate Commitment (whether used or unused) times the Applicable Fee Percentage computed on a daily basis. The Revolving Credit Facility Fee shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Revolving Credit Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Facility Fees described in this Section are not refundable under any circumstances.

         2.14     Currency Appreciation; Mandatory Reduction of Indebtedness.

         (a) Revolving Credit Aggregate Commitment. If at any time and for any reason, the sum of the aggregate outstanding principal amount of all Revolving Credit Advances and all Swing Line Advances in Dollars and the aggregate outstanding Current Dollar Equivalent of all Revolving Credit Advances and all Swing Line Advances in any Alternative Currency as of such time, plus the aggregate amount of all Letter of Credit Obligations which shall be outstanding (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency) plus the aggregate outstanding principal amount of all Brazilian Advances, as of such time exceeds the applicable Revolving Credit Aggregate Commitment (as used in this clause (a), the "Excess"), the Revolving Borrowers shall:

                  (i) immediately repay that portion of such Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of the Excess, to the extent thereof; and

                  (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.14(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the applicable Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of the Excess, to the extent thereof.

Compliance with this Section 2.14(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion; provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder (based on the Revolving Credit Aggregate Commitment then in effect) equal or exceed Ten Million Dollars ($10,000,000), compliance with this Section 2.14(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances or Letters of Credit denominated in Alternative Currencies (and one hundred percent (100%) of any Advances or Letters of Credit denominated in Dollars), the Revolving Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

         (b) Multicurrency Sublimit. If at any time and for any reason, the sum of the aggregate Current Dollar Equivalent of (i) all Revolving Credit Advances plus all Swing Line Advances outstanding hereunder in any Alternative Currency plus (ii) all Letter of Credit Obligations denominated in any Alternative Currency, exceeds the Multicurrency Sublimit (as used in this clause (b), the "Excess"), then in each case, the Revolving Borrowers shall:

                  (i) immediately reduce on such day any pending request for an Advance in any Alternative Currency submitted by any Revolving Borrower by the Dollar Amount of such Excess, to the extent thereof; and

                  (ii) on the last day of each Interest Period of any Advance outstanding in any Alternative Currency to any Revolving Borrower as of such time, until the necessary reductions of Indebtedness under this
         Section 2.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Borrower in respect of such Advances, by the amount in the applicable Alternative Currency, as the case may be, of such Excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, compliance with this Section 2.14(b) shall be tested as of the last day of each calendar quarter or, upon the written request of the Revolving Borrowers from time to time, as of the last day of each calendar month, provided the Revolving Borrowers furnish Agent with current monthly financial statements complying with the requirements set forth in Section 8.1(b) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this
Section 2.14(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         (c) Permitted Borrower Sublimit. If at any time and for any reason with respect to any Permitted Borrower, the aggregate principal amount (tested in the manner set forth in clause (a) above) of all Revolving Credit Advances and all Swing Line Advances outstanding hereunder to such Permitted Borrower, plus the aggregate undrawn portion of all Letter of Credit Obligations for the account of such Permitted Borrower (tested in the manner set forth in clause (a) above), which Advances and Letters of Credit are made or issued, or to be made or issued, in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of such Permitted Borrower in any Alternative Currency as of such time, exceeds the Permitted Borrower Sublimit applicable to such Permitted Borrower (as used in this clause (c), the "Excess"), then in each case, such Permitted Borrower shall:

                  (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such Excess, to the extent thereof; and

                  (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this
         Section 2.14(c) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of such Excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, each Permitted Borrower's compliance with this Section 2.14(c) shall be tested as of the last day of each calendar quarter or, upon the written request of the Permitted Borrowers from time to time, as of the last day of each calendar month, provided the Revolving Borrowers furnish Agent with current monthly financial statements complying with the requirements set forth in Section 8.1(b) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 2.14(c) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         2.15 Optional Reduction or Termination of Revolving Credit Aggregate. Provided that no Default or Event of Default has occurred and is continuing, Autocam may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that:
(i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction; (iii) the applicable Borrower shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency) of the Revolving Credit, plus the aggregate principal amount of Swing Line Advances outstanding hereunder, plus the aggregate undrawn amount of outstanding Letter of Credit Obligations (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), plus the aggregate principal amount of outstanding Brazilian Advances, in each case on such date exceeds the amount of the then applicable Revolving Credit Aggregate Commitment as so reduced, together with interest thereon to the date of prepayment; and
(iv) no reduction shall reduce the Revolving Credit Aggregate Commitment to an amount which is less than the aggregate undrawn amount of any Letters of Credit plus the aggregate principal amount of outstanding Brazilian Advances outstanding at such time; provided, however that if the termination or reduction of the Revolving Credit Aggregate Commitment requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance and such termination or reduction is made on a day other than the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance, then, pursuant to Section 12.1, the applicable Borrower shall compensate the Revolving Credit Banks for any losses. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of Advances of the Revolving Credit shall be distributed by Agent to each Revolving Credit Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to any Borrower, and any accompanying prepayments of Advances of the Swing Line shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Borrowers. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Quoted Rate.

         2.16 Extension of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Revolving Borrowers may, by written notice to Agent (with sufficient copies for each Revolving Credit Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to October 31, but not before October 1 of each year beginning in 1999, request that the Revolving Credit Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Revolving Credit Bank shall, not later than December 1 of such year, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Revolving Credit Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for such additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Borrowers that such extension has occurred.

                  (b) If (i) any Revolving Credit Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Revolving Credit Bank fails to provide written approval to Agent of such a Request on or before December 15 of such year, then (w) the Revolving Credit Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Borrowers to request extensions thereof under this Section 2.16), and (y) the commitments of the Revolving Credit Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Revolving Borrowers thereof.

         2.17 Application of Advances. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs, Permitted Acquisitions or other general corporate purposes of the Borrowers.

         2A.  AUTOCAM BRAZIL.

         2A.1 Advances to Autocam Brazil. Subject to the terms and conditions of this Agreement and the Brazilian Loan Agreement, Comerica Bank, in its individual capacity as lender under the Brazilian Loan Agreement (the "Brazilian Lender"), severally and for itself alone, may make advances in Dollars to Autocam Brazil at any time and from time to time from and after the later of the Effective Date and the effective date of the Brazilian Loan Agreement, to but not including [the date which is 390 days prior to] the Revolving Credit Maturity Date then in effect, in an aggregate principal amount not to exceed the Brazilian Sublimit, each such advance, a "Brazilian Advance". Each of the Brazilian Advances shall be evidenced by a Brazilian Credit Note executed and delivered by Autocam Brazil pursuant to the Brazilian Loan Agreement as of the date each such Brazilian Advance is made and secured by all Brazilian Collateral given therefor pursuant to the Brazilian Loan Agreement.

         2A.2 Requests for Funding Brazilian Advances. Autocam Brazil may request the funding of a Brazilian Advance only upon delivery to Brazilian Lender of a Request for Brazilian Advance, executed by an authorized officer of Autocam Brazil and Autocam, subject to the conditions set forth in the Brazilian Loan Agreement and to the following conditions:

         (a) the principal amount of the Brazilian Advance requested shall not exceed the amount of the Brazilian Sublimit less the aggregate amount of all outstanding Brazilian Advances funded prior thereto;

         (b) the principal amount of the Brazilian Advance requested plus the Dollar Amount of the principal amount of any Advances of the Revolving Credit and of the Swing Line being requested by any Revolving Borrower on such date plus the Dollar Amount of the face amount of any Letters of Credit requested by any Revolving Borrower on such date shall not exceed the Maximum Availability; and

         (c) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

         2B.  PARTICIPATION IN BRAZILIAN ADVANCES.

         2B.1 Grant of Participation. Subject to the terms and conditions hereof, the Brazilian Lender hereby grants and assigns to each Brazilian Participant, and each Brazilian Participant hereby acquires from Brazilian Lender, an undivided participating interest equal to its respective Revolving Credit Percentage in each Brazilian Advance and all Brazilian Collateral given therefor pursuant to the Brazilian Loan Agreement.

         2B.2 Interest on Brazilian Advances. Each of the Brazilian Advances made from time to time pursuant to the Brazilian Loan Agreement shall bear interest at the various interest rates as set forth in the applicable Brazilian Credit Notes. Subject to the terms hereof, each Brazilian Participant shall be entitled to receive its pro rata share of interest (including default interest) collected on each of the Brazilian Advances, and, except as expressly provided in this Agreement, to receive its pro rata share of such other penalties, charges, fees and other sums paid to the Brazilian Lender pursuant to the Brazilian Loan Agreement.

         2B.3 Duration of Participation. Each Brazilian Participant's participating interest in the Brazilian Advances shall continue, subject to the terms hereof, until the obligations under the Brazilian Loan Agreement and the other Brazilian Loan Documents are fully paid and discharged in full.

         2B.4 Brazilian Advances and Payments.

         (a) Request for Brazilian Advances. Upon receiving any Request for Brazilian Advances from Autocam Brazil under Section 2A.2 hereof, Brazilian Lender shall promptly deliver such notice to the Agent, which shall promptly notify each Brazilian Participant by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount of the Brazilian Advance to be made and the date by which said Brazilian Participant is to make its Revolving Credit Percentage of such Advance available. Unless such Brazilian Participant's right and obligations to acquire a participating interest in the Brazilian Advances under this Agreement shall have been suspended or terminated in accordance with this Agreement, each Brazilian Participant shall make available the amount of its Revolving Credit Percentage of each Brazilian Advance in immediately available funds to Agent, at the office of Agent located at 500 Woodward, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance;

         (b) Brazilian Advances. Agent shall deliver the documents and papers received by it for the account of each Brazilian Participant to such Brazilian Participant or upon its order. Unless Agent shall have been notified by any Brazilian Participant prior to the date of any proposed Advance that such Brazilian Participant does not intend to make available to Agent such Brazilian Participant's Revolving Credit Percentage of such Advance, Agent may assume that such Brazilian Participant has made such amount available to Agent on such date, as aforesaid and may, in reliance upon such assumption, make available to Brazilian Lender, for disbursement to Autocam Brazil, a corresponding amount. If such amount is not in fact made available to Agent by such Brazilian Participant, as aforesaid, Agent shall be entitled to recover such amount on demand from such Brazilian Participant. If such Brazilian Participant does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Autocam, and Autocam, shall pay such amount to Agent. Agent shall also be entitled to recover from such Brazilian Participant or Autocam, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Brazilian Lender for the account of Autocam Brazil to the date such amount is recovered by Agent, at a rate per annum equal to:

         (i) in the case of such Brazilian Participant, with respect to Prime-based Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

         (ii) in the case of Autocam, the rate of interest then applicable to such Brazilian Advance.

The obligation of any Brazilian Participant to participate in any Brazilian Advance hereunder shall not be affected by the failure of any other Brazilian Participant to participate in any Brazilian Advance hereunder, and no Brazilian Participant shall have any liability to Autocam, Autocam Brazil, the Agent, Brazilian Lender, any other Brazilian Participant, or any other party for another Brazilian Participant's failure to participate in any Brazilian Advance hereunder.

         (c) Payments to Brazilian Participants. Brazilian Lender, upon receipt of any payments of principal or interest in respect of the Brazilian Advances (or any Brazilian Collateral therefor pursuant to the Brazilian Loan Agreement), shall promptly deliver such payments to Agent (net of the amount attributable to Brazilian Lender's pro rata amount of such payments based on its Revolving Credit Percentage hereunder). Agent shall, subject to the terms hereof, make prompt payment to each Brazilian Participant in like funds of the pro rata amount of such sums based on the respective Percentage hereunder of such Brazilian Participant by wire transfer to an account specified by such Brazilian Participant.

         (d) Brazilian Lender's Remedies for Failure to Fund Brazilian Advances. In addition to any other rights or remedies available to Brazilian Lender hereunder or under applicable law, Brazilian Lender shall be entitled, in the event any Brazilian Participant fails to fund its pro rata portion of any Brazilian Advance pursuant to this Agreement in accordance with its obligations hereunder, to direct Agent to setoff against and withhold from any payments or other sums to which such Brazilian Participant is entitled hereunder, the amount of any such Brazilian Advance, together with interest thereon at the applicable per annum rates set forth in the applicable Brazilian Credit Note. Moreover, each Brazilian Participant agrees to indemnify and hold Brazilian Lender harmless against any and all losses, liabilities, debts and expenses (including without limitation reasonable attorneys fees) incurred by Brazilian Lender in connection with such Brazilian Participant's failure for any reason to advance funds required by the terms of this Agreement.

         2B.5 Payments and Collections. All payments and collections of principal and interest on the Brazilian Advances received by Brazilian Lender shall be received for the benefit of Brazilian Lender and the Brazilian Participants in accordance with their respective Percentages of such Brazilian Advance, and then divided by Agent pro rata among Brazilian Lender and the Brazilian Participants in the amounts necessary to maintain their respective Revolving Credit Percentages of such Brazilian Advance in accordance with this Agreement. All such payments and collections shall be recorded on the books of the Brazilian Lender and the Agent to reflect the respective interests therein of the Brazilian Lender and the Brazilian Participants, which records will be conclusive evidence thereof, absent manifest error. Notwithstanding any provision to the contrary contained herein, neither the Agent nor the Brazilian Lender shall have any obligation to pay to any Brazilian Participant (or, in the case of Agent, to Brazilian Lender) its share of principal or interest hereunder until Brazilian Lender actually receives such sums pursuant to this Agreement. If Brazilian Lender or Agent is required at any time to refund or otherwise disgorge any sums so received by it thereunder (whether of principal or interest), Brazilian Lender and each Brazilian Participant agrees to refund to Brazilian Lender or Agent, as the case may be, promptly upon Brazilian Lender's or Agent's demand, its ratable share of such sums previously received from Brazilian Lender or Agent, as the case may be, with interest from the date of demand at the applicable per annum rates set forth in paragraph 2B.4(b)(i), above.

         2B.6 Administration of Brazilian Advances. Subject to the terms and conditions of this Agreement, the Brazilian Credit Notes, the Brazilian Loan Agreement and the other Brazilian Loan Documents and its rights thereunder, the Brazilian Lender shall hold each Brazilian Advance in its own name and shall, subject to those rights and responsibilities delegated to Agent hereunder, make all collections under the Brazilian Advances, and otherwise administer the Brazilian Advances, in accordance with Brazilian Lender's regularly established practices and procedures, using the same degree of care as used by Brazilian Lender in making and administering loans for its own account. In the administration of the Brazilian Advances, neither the Brazilian Lender nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, errors in judgment or other action taken or omitted in connection with the Brazilian Loan Agreement or the Brazilian Advances, except for its gross negligence or willful misconduct. Brazilian Lender may consult with attorneys, accountants, appraisers and other experts reasonably selected by Brazilian Lender and shall not be liable for any action taken or omitted in accordance with the advice of such parties, or in reliance upon any notice, communication, certificate or other statement delivered to Brazilian Lender by Autocam Brazil, Autocam, Agent or any other party which Brazilian Lender in good faith believes to be authentic and, except as expressly set forth herein, Brazilian Lender shall have no further obligation under this Agreement.

         2B.7 Inspections, Information and Reports. Upon not less than two (2) Business Days written notice from a Brazilian Participant to Brazilian Lender, such Brazilian Participant shall have the right at any reasonable time, during Brazilian Lender's business hours, to examine all books or accounts and other records pertaining to the Brazilian Advances, to the extent that such books and records are: (i) prepared and/or maintained by Brazilian Lender in its capacity as such, but not in its capacity as Agent, or (ii) made available to Brazilian Lender by Autocam Brazil, Autocam or Agent.

3.       LETTERS OF CREDIT

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Agent shall through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party(ies) accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may require, issue Letters of Credit for the account of such Account Party(ies), in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) (or such lesser amount as may be agreed to by Issuing Bank) and each Letter of Credit (including any renewal thereof) shall expire on the earlier to occur of (x) 1 year from the date of issuance and (y) not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications in respect of and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500 or, if applicable, ISP 98. Each application for Letter of Credit shall have noted on the first page thereof, or shall be deemed to have noted thereon:

                  "Note: This application is entered into in accordance with that certain Autocam Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998, as amended or otherwise modified from time to time (the "Credit Agreement") among the Banks signatory thereto and Comerica Bank, as Agent for the Banks and Autocam Corporation and certain other Borrowers and in the event of a conflict between this application and the Credit Agreement, the terms and conditions of the Credit Agreement shall govern."

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party(ies) unless, as of the date of issuance of such Letter of Credit:

                  (a)      in the case of any Account Party:

                           (i) the face amount of the Letter of Credit requested
                  plus the face amount of all other Letters of Credit of all Account Parties requested on such date (based on the Dollar Amount of any Letter of Credit denominated in any Alternative Currency), plus the aggregate amount of all other Letter of Credit Obligations then outstanding (using the Current Dollar Equivalent of the undrawn portion of any Letter of Credit denominated in any Alternative Currency), does not exceed the Letter of Credit Maximum Amount;

                           (ii) the face amount of the Letter of Credit
                  requested plus the face amount of all other Letters of Credit of any Account Party requested on such date (based on the Dollar Amount of any Letter of Credit denominated in any Alternative Currency) plus the Dollar Amount of the principal amount of any Advances of the Revolving Credit and of the Swing Line being requested by any Revolving Borrower on such date) plus the principal amount of any Brazilian Advances being requested on such date does not exceed the Maximum Availability;

                           (iii) of a Letter of Credit to be denominated in an
                  Alternative Currency, the Dollar Amount of the face amount of such Letter of Credit requested plus the Dollar Amount of the face amount of all other Letters of Credit denominated in any Alternative Currency of any Account Party requested on such date plus the Dollar Amount of the principal amount of any Advances of the Revolving Credit being requested by any Revolving Borrower in any Alternative Currency on such date does not exceed the Maximum Multicurrency Availability;

                           (iv) in the case of any Permitted Borrower, the
                  Dollar Amount of the face amount of such Letter of Credit requested plus the Dollar Amount of the face amount of all other Letters of Credit to be issued for the account of such Permitted Borrower requested on such date plus the Dollar Amount of the principal amount of any Advances of the Revolving Credit or of the Swing Line Credit being requested by such Permitted Borrower on such date does not exceed the Permitted Borrower Sublimit applicable to the Permitted Borrower; and

                           (v) which is a Permitted Borrower, it has complied in all respects with the provisions of Section 2.1(a) hereof;

                  (b) the obligations of the Borrowers set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of the Borrowers and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by the Borrowers;

                  (c) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, except to the extent (x) a representation or warranty is made as of a specific date or (y) Borrowers have notified Agent of occurrences or provided information after the Effective Date to supplement such representations or warranties which are no longer true and correct in all material respects and such occurrences or supplemental information do not constitute a Default or Event of Default, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                  (d) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of the relevant Account Party;

                  (e) the Account Party requesting the Letter of Credit shall have delivered to Agent at its Issuing Office, not less than three (3) Business Days prior to the requested date for issuance (or such shorter time as the Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent;

                  (f) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit requested, or any Revolving Credit Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Agent refrain from issuing, or any Revolving Credit Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                  (g) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Agent to issue or any Revolving Credit Bank to take an assignment of its Percentage of the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Revolving Credit Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                  (h) Agent shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3.4 hereof.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by the Borrowers and the Account Party of the matters set forth in Section 3.2 (a) through (d) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. Agent shall give notice, substantially in the form attached as Exhibit F, to each Revolving Credit Bank of the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 Letter of Credit Fees. Revolving Borrowers shall pay to the Agent for distribution to the Revolving Credit Banks in accordance with their Percentages, letter of credit fees as follows:

                  (a) A per annum letter of credit fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the Dollar Amount of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of any Letters of Credit denominated in any Alternative Currency) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 1.1 to this Agreement).

                  (b) A letter of credit facing fee in the amount equal to one-eighth percentage point (0.125%) per annum on the undrawn amount of each Letter of Credit to be retained by Agent for its own account.

                  (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Agent or any Revolving Credit Bank or (ii) impose on Agent or any Revolving Credit Bank any other condition regarding this Agreement, the Letters of Credit or any participations in such Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost or expense to Agent or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Agent's or such Bank's reasonable allocation of the aggregate of such cost increases and expenses resulting from such events), then, upon demand by the Agent or such Bank, as the case may be, the applicable Account Party shall, within thirty (30) days following demand for payment, pay to Agent or such Bank, as the case may be, from time to time as specified by the Agent or such Bank, additional amounts which shall be sufficient to compensate the Agent or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Agent or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, submitted to the applicable Account Party, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                  (d) All payments by the Revolving Borrowers to the Agent or the Revolving Credit Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Borrowers by the Agent. The fees described in clause (a) and (b) above shall be nonrefundable under all circumstances, shall be payable quarterly in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than three months) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Other Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Borrowers and the applicable Account Party(ies) shall pay, for the sole account of the Agent, standard documentation, administration, payment and cancellation charges assessed by Agent or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time and delivered to the relevant Account Party(ies).

         3.6      Drawings and Demands for Payment Under Letters of Credit.

                  (a) The Revolving Borrowers and each applicable Account Party agree to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Revolving Borrowers or the applicable Account Party shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Borrowers or the applicable Account Party, and the Borrowers or the applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, with respect to Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit and, with respect to Letters of Credit denominated in any Alternative Currency, a Eurocurrency-based Advance of the Revolving Credit in the applicable Alternative Currency with an Interest Period, commencing three
(3) Business Days following the date of Agent's payment pursuant to the applicable Letter of Credit, of one month (or, if unavailable, such other Interest Period as selected by Agent in its sole discretion), in each case for the account of the Revolving Credit Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance or Eurocurrency-based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 2 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Borrowers or the applicable Account Party under this Section 3.6 shall be deemed satisfied, provided that, with respect to any such Eurocurrency-based Advance deemed to have been made hereunder, the Borrowers or the applicable Permitted Borrower shall also be obligated to pay to the Agent, for Agent's sole account, interest on the aggregate amount paid by the Agent under the applicable draft or other demand for payment at Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount plus the Applicable Margin then in effect for Eurocurrency-based Advances, from the date of Agent's payment pursuant to any Letter of Credit to the date of the commencement of the Interest Period for the applicable Eurocurrency-based Advance deemed to have been made, as aforesaid, such interest (the "Gap Interest") to be due and payable on the last day of the initial Interest Period established for such deemed Advance.

                  (b) If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to the Borrowers and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Borrowers or applicable Account Party shall have satisfied its reimbursement obligation under Section 3.6(a) hereof by payment to the Agent on such date. The Agent shall further use reasonable efforts to provide notice to the Borrowers or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Borrowers or applicable Account Party under
Section 3.6(a) hereof.

                  (c) Upon issuance by the Agent of each Letter of Credit hereunder, each Revolving Credit Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Revolving Credit Percentage. Each Revolving Credit Bank, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Banks under Section 3.6(b) hereof is not given to the Revolving Credit Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand) or three (3) Business Days thereafter in respect of draws or demands under Letters of Credit issued in any Alternative Currency, shall make its Percentage of the amount paid by the Agent, and not reimbursed by the Borrowers or applicable Account Party on such day, available in the applicable Permitted Currency and in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Borrowers and the applicable Account Party severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3.6(a) in respect of the reimbursement obligation of the Borrowers and the applicable Account Party, as set forth in Section 2.4(c)(i) or 2.4(c)(ii) hereof, as the case may be. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall be deemed to constitute an Advance by such Bank disbursed in respect of the reimbursement obligation of the Borrowers or applicable Account Party under Section 3.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3.6(a). The failure of any Revolving Credit Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Revolving Credit Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent. Furthermore, in the event of the failure by applicable Borrowers to pay the Gap Interest required under the proviso to Section 3.6(a) hereof, each of the Revolving Credit Banks shall pay to Agent, within one Business Day following receipt from Agent of written request therefor, its pro rata portion of said Gap Interest, excluding any portion thereof attributable to the Applicable Margin.

                  (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of the Revolving Borrowers and any Account Party to make payments to Agent or the Revolving Credit Banks with respect to Letter of Credit Obligations under Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

                  (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

                  (c) The existence of any claim, setoff, defense or other right which the Borrowers or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Revolving Credit Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                  (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (e) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (f) Any failure, omission, delay or lack on the part of the Agent or any Revolving Credit Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Revolving Credit Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Revolving Credit Bank or any such party; or

                  (g) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of the Borrowers or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrowers or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers or any Account Party against the Agent or any Bank. Nothing contained in this Section 3.7 shall be deemed to prevent the Borrowers or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of the Borrowers and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Bank.

         3.8 Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                  (b) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and, except pursuant to Section 12.5 hereof, Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Agent with due care and Agent may rely upon any notice, communication, certificate or other statement from the Borrowers, any Account Party, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Revolving Credit Banks with copies of Letter of Credit Documents related thereto.

                  (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibility with respect to (i) the obligations of the Borrowers or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, the Borrowers, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Revolving Credit Banks expressly acknowledges that it has made and will continue to make its own evaluations of the Borrowers' and the Account Parties' creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

                  (d) If at any time Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent shall receive same for the pro rata benefit of the Revolving Credit Banks in accordance with their respective Percentages and shall promptly deliver to each Revolving Credit Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. The Revolving Borrowers and each Account Party hereby indemnifies and agrees to hold harmless the Revolving Credit Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Revolving Credit Banks, the Issuing Bank or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and none of the Issuing Bank, any Revolving Credit Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for:

                  (a) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (c) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                  (d) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or

                  (e) any other event or circumstance whatsoever arising in connection with any Letter of Credit;

provided, however, that with respect to subparagraphs (a)(i) through (a)(v) hereof, neither the Borrowers nor the Account Parties shall be required to indemnify the Issuing Bank, the other Revolving Credit Banks and the Agent and such other persons, and the Issuing Bank shall be liable to the Borrowers and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by any of the Borrowers and the Account Parties which were caused by the Issuing Bank's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

                  (f) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Borrowers or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Revolving Credit Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that the applicable Borrowers or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions; provided however that, to the extent that the Issuing Bank or the Banks are finally adjudicated to have been grossly negligent or to have acted with willful misconduct, then the Issuing Bank or the Revolving Credit Banks, as the case may be, shall reimburse the Borrowers or such Account Party for the reasonable costs and expenses of pursuing such remedies.

         3.10 Right of Reimbursement. Each Revolving Credit Bank agrees to reimburse the Agent on demand, pro rata in accordance with its respective Revolving Credit Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Agent to be reimbursed by the Revolving Borrowers or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by the Borrowers or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by the Borrowers or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent as a result of Agent's gross negligence or willful misconduct or by the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         3.11 Existing Letter of Credit. The Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit, and each application submitted in connection with the Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit Agreement. On the Effective Date, the Agent shall be deemed automatically to have sold and transferred, and each other Revolving Credit Bank shall be deemed automatically, irrevocably, and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation, to the extent of such other Revolving Credit Bank's Percentage, in the Existing Letter of Credit and the applicable Letter of Credit Obligations with respect thereto and any security therefor or guaranty pertaining thereto.

4.       TERM LOANS

         4.1 Term Loans.

         (a) Term Loan A. Each Term Loan A Bank, severally and for itself alone, agrees that on the Effective Date, such Bank shall be deemed to have lent to Autocam France in French Francs an amount equal to such Bank's Percentage of Term Loan A (it being understood that the Term Loan A shall not be a new loan but shall constitute the principal amount of Term Loan A outstanding under the Prior Credit Agreement on the Effective Date).

         (b) Term Loan B. Each Term Loan B Bank, severally and for itself alone, agrees that on the Effective Date such Bank shall be deemed to have lent to F&P Advances of Term Loan B in an amount equal to such Bank's Percentage of FF 75,028,742.09 (it being understood that such amount shall not be a new loan but shall constitute the principal amount of Term Loan B outstanding under the Prior Credit Agreement on the Effective Date). Subject to the terms and conditions hereof, each Term Loan B Bank, severally and for itself alone, agrees to make additional Advances of Term Loan B to F&P from and after the Effective Date through the expiration of the Term B Funding Period in an aggregate amount not to exceed such Bank's Percentage of the Term Loan B Aggregate Commitment minus FF 75,028,742.09. Upon the expiration of the Term Loan B Funding Period, the Banks' commitment to make additional Advances of Term Loan B shall expire.

         4.2 Accrual of Interest and Maturity; Evidence of Indebtedness. (a) Subject to the terms and conditions hereof, (i) Autocam France hereby unconditionally promises to pay to the Agent in French Francs for the account of each Term Loan A Bank such Bank's Percentage of the then unpaid aggregate principal amount of Term Loan A outstanding on the Term Loan A Maturity Date and
(ii) F&P hereby unconditionally promises to pay to the Agent in French Francs for the account of each Term Loan B Bank such Bank's Percentage of the then unpaid aggregate principal amount of Term Loan B outstanding on the Term Loan B Maturity Date, and, in each case, on such other dates and in such other amounts as may be required from time to time pursuant to this Agreement. Subject to Sections 4.8 and 4.12 hereof, the unpaid principal Indebtedness from time to time outstanding under the Term Loans shall, from the Effective Date (until paid), bear interest at the Applicable Interest Rate.

         (b) Each Term Loan Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the applicable Borrowers to the appropriate lending office of such Bank resulting from each Advance of Term Loan A and Term Loan B made by such lending office of such Bank from time to time, including the amounts of principal and interest payable thereon and paid to such Bank from time to time under this Agreement.

         (c) The Agent shall maintain the Register pursuant to Section 14.8(f), and a subaccount therein for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Advance of Term Loan A and Term Loan B made hereunder, the type thereof and each Interest Period applicable to any Eurocurrency-based Advance, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrowers, to each Term Loan Bank hereunder in respect of the Advances of Term Loan A and Term Loan B respectively and (iii) both the amount of any sum received by the Agent hereunder from the applicable Borrowers in respect of the Advances of Term Loan A and/or Term Loan B and each Bank's share thereof.

         (d) The entries made in the Register and the accounts of each Term Loan Bank maintained pursuant to paragraphs (b) and (c) of this Section 4.2 shall absent manifest error, to the extent permitted by applicable law, be conclusive evidence of the existence and amounts of the obligations of the applicable Borrowers therein recorded; provided, however, that the failure of any Term Loan Bank or the Agent to maintain the Register or any such account, as applicable, or any error therein, shall not in any manner affect the obligation of the applicable Borrowers to repay the Advances of each of the Term Loans (and all other amounts owing with respect thereto) made to the applicable Borrowers by such Bank in accordance with the terms of this Agreement.

         (e) The Term Loan Borrowers agree that, upon written request to the Agent by any Term Loan Bank, the Term Loan Borrowers will execute and deliver to such Bank, at such Borrowers' own expense, a Term Loan A Note and a Term Loan B Note of the relevant Term Loan Borrower evidencing the outstanding Advances under Term Loan A and Term Loan B, respectively, owing to such Bank; provided, that the delivery of such Term Notes shall not be a condition precedent to the Effective Date.

         4.3 Repayment of Principal. The Indebtedness outstanding under Term Loan A and under Term Loan B shall be repaid in French Francs in quarterly principal installments in accordance with the schedules set forth below until the Term Loan A Maturity Date and Term Loan B Maturity Date, respectively, when all principal plus accrued interest thereon shall be due and payable. There shall be no readvance or reborrowings of any principal reductions of any Term Loan.

         (a) Term Loan A. Autocam France shall repay Term Loan A in French Francs in quarterly principal installments in accordance with the following schedule until the Term Loan A Maturity Date, when all principal plus accrued interest thereon shall be due and payable; provided, however in the event that Term Loan A has been converted to Dollars pursuant to Section 4.11 hereof, and the Prime-based Rate is in effect, said Indebtedness shall be paid in Dollars, and provided further however that, during any period in which the Indebtedness under the Term Loan A is carried in Dollars in accordance with Section 4.11 hereof, the Dollar Amount of each scheduled payment of principal and interest on Term Loan A shall be adjusted to provide for full amortization of the outstanding principal balance over the remaining term of such Term Loan:

---------------------------------------------------------------
      Quarterly Due Date         Quarterly Installment Amount
---------------------------------------------------------------
       January 1, 2000                  FF 14,068,750
        April 1, 2000                   FF 14,068,750
         July 1, 2000                   FF 14,068,750
---------------------------------------------------------------
       October 1, 2000                  FF 14,068,750
       January 1, 2001                  FF 21,103,125
        April 1, 2001                   FF 21,103,125
         July 1, 2001                   FF 21,103,125
       October 1, 2001                  FF 21,103,125
       January 1, 2002                  FF 21,103,125
        April 1, 2002                   FF 21,103,125
         July 1, 2002                   FF 21,103,125
---------------------------------------------------------------
       October 1, 2002                  FF 21,103,125
       January 1, 2003                  FF 21,103,125
        April 1, 2003                   FF 21,103,125
         July 1, 2003                   FF 14,068,750
---------------------------------------------------------------

         (b) Term Loan B. F&P shall repay Term Loan B in French Francs in quarterly principal installments in accordance with the following schedule until the Term Loan B Maturity Date, when all principal plus accrued interest thereon shall be due and payable; provided, however in the event that Term Loan B has been converted to Dollars pursuant to
Section 4.11 hereof, and the Prime-based Rate is in effect, said Indebtedness shall be paid in Dollars, and provided further however that, during any period in which the Indebtedness under the Term Loan B is carried in Dollars in accordance with Section 4.11 hereof, the Dollar Amount of each scheduled payment of principal and interest on Term Loan B shall be adjusted to provide for full amortization of the outstanding principal balance over the remaining term of such Term Loan:

-------------------------------------------------------------
      Quarterly Due Date        Quarterly Installment Amount
-------------------------------------------------------------

-------------------------------------------------------------
         July 1, 2003                   FF 7,000,000
       October 1, 2003                  FF 21,000,000
-------------------------------------------------------------
       January 1, 2004                 FF 21,000,000
        April 1, 2004                  FF 21,000,000
         July 1, 2004                  FF 21,000,000
       October 1, 2004                 FF 21,000,000
-------------------------------------------------------------

         4.4 Term Loan Rate Requests; Refundings and Conversions of Advances of Term Loans. Unless Term Loan A or Term Loan B, as the case may be, has been converted to Dollars pursuant to Section 4.11 hereof, and the Prime-based Rate is then in effect, Autocam France may refund any Advance of Term Loan A and F&P may refund any Advance of Term Loan B as a Eurocurrency-based Advance with a like or different Interest Period, only after delivery to the Agent of a Term Loan Rate Request executed by a person previously authorized to execute such Requests by Autocam in a writing delivered to the Agent, and subject to the terms and conditions set forth below.

         (a) each such Term Loan Rate Request shall set forth the information required on the Term Loan Rate Request form attached hereto as Exhibit L with respect to such Term Loan, including without limitation:

                  (i) whether the Advance is a refunding or conversion of an outstanding Advance;

                  (ii) in the case of a refunding or conversion of an outstanding Advance, the proposed date of such refunding or conversion, which must be a Business Day; and

                  (iii) whether such Advance (or any portion thereof) is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the Interest Period(s) applicable thereto;

provided, however that the parties acknowledge that the Term Loans shall not be subject to conversion into Dollars except as set forth in Section 4.11 hereof.

         (b) each such Term Loan Rate Request shall be delivered to Agent by noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Term Loan Rate Request must be delivered by 2:00 p.m. one (1) Business Day prior to the proposed date of Advance;

         (c) the principal amount of such Advance of the particular Term Loan plus the amount of any other Advance of such Term Loan to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least One Million Five Hundred Thousand Dollars ($1,500,000), or the remaining principal balance outstanding under such Term

Loan, whichever is less, and (ii) in the case of a Eurocurrency-based Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000) or (in the case of any Term Loan carried in French Francs) the equivalent thereof in French Francs or the remaining principal balance outstanding under such Term Loan, whichever is less, or in each case a larger integral multiple of One Hundred Thousand Dollars ($100,000) or (in the case of any Term Loan carried in French Francs the equivalent thereof in French Francs);

         (d) no Advance shall have an Interest Period ending after the relevant Term Loan Maturity Date, and, notwithstanding any provision hereof to the contrary, the applicable Borrower shall select Interest Periods (or the Prime-based Rate) for sufficient portions of the Term Loan such that the Borrower may make its required principal payments hereunder on a timely basis and otherwise in accordance with Section 4.5 below;

         (e) upon completion of the Advance there shall be no more than four (4) Interest Periods in effect for Advances of each Term Loan; and

         (f) a Term Loan Rate Request, once delivered to Agent, shall not be revocable by the Borrowers.

Each selection of an Interest Period under this Section 4.4, and the amount and date of any repayment, shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error.

         4.5 Failure to Refund. Subject to Section 4.11 hereof, in the event the applicable Borrower shall fail with respect to any Eurocurrency-based Advance of any Term Loan to timely exercise its option to refund such Advance in accordance with Section 4.4 hereof (and such Advance has not been paid in full on the last day of the Interest Period applicable thereto according to the terms hereof), then the principal amount of such Advance which has not been prepaid shall be automatically refunded as a Eurocurrency-based Advance with an Interest Period of one month, or if shorter for the period to the next principal installment due date, or, if applicable, to the applicable Term Loan Maturity Date, and the Agent shall thereafter promptly notify Autocam thereof.

         4.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of any Term Loan from time to time outstanding shall accrue until paid at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the fiscal quarter next succeeding the fiscal quarter during which the initial Advance of such Term Loan is made and on the first day of each fiscal quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         4.7 Eurocurrency-based Interest Payments. Interest on each Eurocurrency-based Advance of any Term Loan having a related Eurocurrency-Interest Period of 3 months or less shall accrue at its Eurocurrency-based Rate and, if such Term Loan is carried in Dollars, shall be payable in Dollars, and if such Term Loan is carried in French Francs, shall be payable in French Francs, in each case in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in Dollars or in French Francs, as the case may be, in immediately available funds on each Eurocurrency-based Advance of such Term Loan outstanding from time to time having a Eurocurrency-Interest Period of 6 months or longer, at intervals of 3 months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

         4.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in Sections 4.6 and 4.7 all accrued and unpaid interest on any Advance refunded or converted pursuant to Section 4.4 hereof shall be due and payable in full on the date such Advance is refunded or converted.

         4.9 Prime-based Rate Applicability and Interest Payments on Term Loan A or Term Loan B. In the event that, pursuant to Section 4.11 hereof, or any other applicable provision of this Agreement, the Indebtedness outstanding under Term Loan A or Term Loan B shall be converted to an Advance of Dollars as a Prime-based Advance, thereafter interest on the unpaid balance of Indebtedness outstanding under Term Loan A or Term Loan B, as the case may be, shall accrue from the date of such Advance to the applicable Term Loan Maturity Date (or until paid, or refunded or reconverted to an Advance carried in French Francs in accordance with Section 4.12 hereof), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the due date for the next principal installment required to be paid on the Term Loan pursuant to Section 4.3 hereof, and on the due date of each succeeding principal payment thereon.

         4.10 Interest on Default. Notwithstanding anything to the contrary set forth in Sections 4.6 and 4.7, in the event and so long as any Event of Default shall exist under this Agreement, interest shall be payable on demand on the principal amount of all Advances of the Term Loans from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of the Term Loan Borrowers hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (calculated on the basis of the maximum Margins) in respect of each such Advance, plus, in the case of Eurocurrency-based Advances, two percent (2%) per annum for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances, at a per annum rate equal to the Prime-based Rate, plus two percent (2%).

         4.11 Unavailability of French Francs. If prior to the last day of any Interest Period, Agent or the applicable Term Loan Banks (after consultation with Agent) shall determine that by reason of circumstances affecting the foreign exchange and interbank markets, generally, or for any of the reasons set forth in Section 12 hereof, deposits of French Francs will not be available to Agent and the applicable Term Loan Banks as of the last day of an applicable Interest Period in the amounts necessary to carry the outstanding principal of the Advances subject to such ending Interest Period in French Francs for any Interest Period, Agent shall notify Autocam and the Advances shall then be automatically converted to and carried in Dollars, in the Dollar Amount of the Indebtedness then outstanding at the Prime-based Rate, until the first day of the next Interest Period, if any, selected pursuant to Section 4.4 hereof.

         4.12 Reconversion to Advance carried in French Francs on Re-availability. In the event that, after a conversion of Indebtedness to Dollars pursuant to Section 4.11 hereof, Agent determines that Deposits of French Francs are again available to Agent and/or the applicable Term Loan Banks in the amounts necessary to carry the principal Indebtedness under Term Loan A or Term Loan B, as the case may be, in French Francs for any Interest Period, Agent shall notify Autocam of the Interest Period(s) for which such deposits in French Francs are available and Autocam shall immediately select the next Interest Period from among such available Interest Periods, in accordance with
Section 4.4 hereof.

         4.13 Repayment or Reconversion. In the event that the currency in which the Indebtedness is being carried is required to be changed from Dollars to French Francs under Section 4.12, as aforesaid, and if the French Franc Equivalent of the principal amount of the Indebtedness under the applicable Term Loan outstanding upon such reconversion shall exceed the applicable French Franc Principal Limit, then concurrently with such reconversion, Autocam France or F&P, as the case may be, shall pay to Agent in immediately available funds, for the ratable benefit of the applicable Term Loan Banks, an amount in French Francs sufficient to reduce the then outstanding principal amount of the applicable Term Loan to an amount not greater than the applicable French Franc Principal Limit for such Term Loan.

         4.14 Optional Prepayment of Term Loans.

         (a) Subject to this Section 4.14, at their option and upon one (1) Business Day's notice to the Agent by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex), the applicable Borrowers may prepay any portion of a Term Loan bearing interest at the Prime-based Rate or the Eurocurrency-based Rate, in whole at any time or in part from time to time, with accrued interest on the principal being prepaid to the date of such prepayment. Any prepayment of a portion of a Term Loan as to which the Applicable Interest Rate is the Prime-based Rate shall be without premium or penalty. Any other prepayment shall be subject to the provisions of Section 12.1.

         (b) Each partial prepayment of a Term Loan shall be applied to the next principal installment that is due and the balance to the principal payments of such Term Loan due thereunder in the inverse order of their maturities as follows: first to that portion of such Term Loan outstanding as a Prime-based Advance, second to that portion of such Term Loan outstanding as Eurocurrency-based Advances which have Interest Periods ending on the date of payment, and last to any remaining Advances of such Term Loan being carried at the Eurocurrency-based Rate. All prepayments of the Term Loans shall be made to the Agent for distribution ratably to the applicable Banks in accordance with their respective Percentages.

         4.15 Mandatory Prepayment of Term Loans.

         (a) Immediately upon receipt by a Borrower or any Subsidiary of any Net Cash Proceeds from any Asset Sale, the Term Loan Borrowers shall prepay the Term Loans by an amount equal to (i) in the case of Net Cash Proceeds from the sale of assets pursuant to Section 9.5(f) hereof, one hundred percent (100%) of such Net Cash Proceeds (other than the sale of any asset or assets, in a single transaction or series of transactions, with a value less than $500,000) until the Term Loans have been paid in full; provided, however, that (x) in the case of Asset Sales permitted under Section 9.5(f), such Borrower may use all or any portion of the Net Cash Proceeds of such Asset Sale to purchase replacement assets used or to be used by such Borrower or such Subsidiary, as the case may be, in the business as permitted under Section 8.4(a) so long as (i) no Default or Event of Default has occurred and is continuing, (ii) each such purchase is made within 180 days following the date of such Asset Sale and (iii) such Borrower delivers to the Agent, concurrently with or prior to the date of such Asset Sale, a certificate of an authorized officer of such Borrower stating that such Net Cash Proceeds will be so used and (y) except to the extent used to purchase replacement assets in compliance with clause (x) of this proviso, in each case, such Borrower shall comply with the mandatory prepayments provisions of this Section 4.15(a).

         (b) immediately upon receipt by a Borrower or any Subsidiary of the cash proceeds of the issuance of any Equity Interests of a Borrower or such Subsidiary or of any Subordinated Debt issued on or after the Effective Date, the Term Loan Borrowers shall prepay the applicable Term Loans by an amount equal to one hundred percent (100%) of such cash proceeds (net of reasonable and customary costs and expenses of issuance);

         (c) Mandatory prepayments under this Section 4.15 shall be in addition to any scheduled installments or optional prepayments made prior thereto and shall be subject to Section 12.1. If any Net Cash Proceeds subject to Section 4.15(a) or other proceeds subject to Section 4.15(b) are received by any Borrower or Subsidiary other than a Term Loan Borrower, mandatory prepayments under this Section 4.15 shall be applied to Term Loan A. If any such proceeds are received by a Term Loan Borrower, all such proceeds shall be applied to the Term Loan made to such Term Loan Borrower. Each mandatory prepayment of the Term Loans shall be applied to the next principal installment that is due and the balance to the principal payments of such Term Loan due thereunder in the inverse order of their maturities as follows: first to that portion of such Term Loan outstanding as a Prime-based Advance, second to that portion of such Term Loan outstanding as Eurocurrency-based Advances which have Interest Periods ending on the date of payment, and last to any remaining Advances of such Term Loan being carried at the Eurocurrency-based Rate.

All prepayments of the Term Loans hereunder shall be made to the Agent for distribution ratably to the applicable Banks.

         (d) To the extent that, on the date any mandatory prepayment of the Term Loans under this Section 4.15 is due, the Indebtedness under the Term Loans or any other Indebtedness to be prepaid is being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Borrowers may deposit the amount of such mandatory prepayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Term Loan Banks. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the applicable Term Loan on the last day of each Interest Period attributable to the Eurocurrency-based Advances of such Term Loan.

5.       MARGIN ADJUSTMENTS

         5.1 Margin Adjustments. Adjustments to the Applicable Margins and the Applicable Fee Percentages, based on Schedule 1.1 shall be implemented on a quarterly basis as follows:

                  (a) Such adjustments shall be given prospective effect only, effective as to all Advances outstanding hereunder and the Applicable Fee Percentage, upon the date of delivery of the financial statements under Sections 8.1(a) and 8.1(b) and the Covenant Compliance Certificate under Section 8.2(a) hereunder, in each case establishing applicability of the appropriate adjustment, in each case with no retroactivity or claw-back. In the event Autocam fails timely to deliver the financial statements required under Section 8.1(a) or 8.1(b) or the Covenant Compliance Certificate under Section 8.2(a), then from the date delivery of such financial statements and certificate was required until such financial statements and certificate are delivered, the margins and fee percentages shall be at the highest level on the Pricing Matrix attached to this Agreement as
         Schedule 1.1.

                  (b) From the Effective Date until the required date of delivery under Section 8.1(b) of Autocam's financial statements for the fiscal quarter ending December 31, 1998, the margins and fee percentages shall be those set forth under the Level III column of the Pricing Matrix attached to this Agreement as Schedule 1.1.

6.       CONDITIONS

         The obligations of the Banks to make Advances or loans pursuant to this Agreement, the obligation of the Issuing Bank to issue Letters of Credit and the obligation of the Brazilian Participants to participate in any Brazilian Advances (if any are made by Brazilian Lender) are subject to the following conditions:

         6.1 Execution of Notes and this Agreement. Borrowers shall have executed and delivered to Agent for the account of each Bank requesting Notes, the Revolving Credit Notes, the Swing Line Notes, the Term Notes, this Agreement and the other Loan Documents to which they are a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, and this Agreement and the other Loan Documents shall be in full force and effect.

         6.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank:

                  (a) For each Borrower, a certificate of its Secretary or Assistant Secretary as to:

                           (i) resolutions of the board of directors of such Borrower evidencing approval of the transactions contemplated by this Agreement and the Notes and authorizing the execution and delivery thereof and the borrowing of Advances and the requesting of Letters of Credit hereunder,

                           (ii) the incumbency and signature of the officers of
                  such Borrower executing any Loan Document,

                           (iii) a certificate of good standing or continued
                  existence (or the equivalent thereof) from the State of Michigan, and from every state or other jurisdiction listed on
                  Schedule 6.2 hereof if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 7.1, and

                           (iv) copies of such Borrower's articles of
                  incorporation and bylaws or other constitutional documents, as in effect on the Effective Date;

         6.3 Collateral Documents. (a) As security for all Indebtedness (but subject to allocation of the Indebtedness and security and related limitations on debt and collateral as provided in the Collateral Documents) of Borrowers to the Banks hereunder the Agent shall have received the following documents (or a Reaffirmation of Certain Loan Documents in connection therewith) in connection with:

                           (i) the Pledge Agreement (pertaining to the shares of the French Seller), executed and delivered by Autocam France;

                           (ii) the Pledge Agreement (pertaining to the shares of all Significant Domestic Subsidiaries);

                           (iii) the Security Agreement, executed and delivered by Autocam and each of the Domestic Subsidiaries;

                           (iv)     Foreign Security Agreement executed by F&P;
                                    and

                      (v) the Domestic Guaranty.

                  (b) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, and stock powers) required to be filed in connection with the Security Agreements or the Pledge Agreements to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder shall have been delivered to the Agent in a proper form for filing in each office in each jurisdiction listed in Schedule 6.3, or other office, as the case may be.

         6.4      F&P Acquisition Documents.

                  (i) The Agent shall have received executed copies of the F&P Acquisition Documents, certified by a Responsible Officer of the Borrowers. The F&P Acquisition Documents shall be in form and substance reasonably satisfactory to the Agent and each of the F&P Acquisition Documents shall have been duly authorized, executed and delivered by each of the parties thereto and shall be in full force and effect. No term or provision of the F&P Acquisition Documents shall have been modified, and no condition to consummation of the F&P Acquisition shall have been waived, in either case in a manner materially detrimental to the Borrowers, by any of the parties thereto. The Borrowers shall have in all material respects done and performed such acts and observed such covenants which each is required to do or perform under the F&P Acquisition Documents and in order to consummate the F&P Acquisition on or prior to the Effective Date.

                  (ii) The Borrowers shall have provided evidence satisfactory to the Agent that the F&P Acquisition has been consummated in accordance with the terms of the F&P Acquisition Documents.

         6.5 Insurance. The Agent shall have received evidence satisfactory to it that the Borrowers have obtained the insurance policies required by
Section 8.5 hereof and that such insurance policies are in full force and effect.

         6.6 Compliance with Certain Documents and Agreements. The Borrowers (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

         6.7 Opinion of Counsel. Borrowers shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank, opinions of counsel to the Borrowers, dated the Effective Date (which opinions may "date down" the opinions delivered under the Prior Agreement) and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

         6.8 Borrowers' Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of Autocam dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) the representations and warranties made by Borrowers or any other party to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the other Loan Documents, shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; and (b) no Default or Event of Default shall have occurred and be continuing, and there shall have been no material adverse change in the financial condition, properties, business, results or operations of F&P from January 30, 1998 to the date of the making of the first borrowing hereunder.

         6.9 Payment of Fees. Borrowers shall have paid to the Agent all fees, costs and expenses required to be paid to Agent upon execution of this Agreement under the terms of this Agreement and under the terms of the commitment letter dated September 11, 1998 from Comerica Bank to Autocam.

         6.10 Pro Forma Balance Sheet and Projections. Autocam shall have delivered to the Agent a pro forma consolidated balance sheet of Autocam and its Subsidiaries (the "Pro Forma Balance Sheet") certified by the chief financial officer of Autocam that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith, subject to normal year end adjustments.

         6.11 Existing Credit Facilities. All existing Funded Debt including Debt outstanding under the Prior Agreement, other than Funded Debt expressly permitted hereunder, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the related commitments terminated and all Liens securing payment of any such Funded Debt have been released and the Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         6.12 Lessors' Acknowledgments. Agent shall have received lessors' acknowledgments, in form and substance acceptable to the Agent and the Banks, in connection with the leased property described in Schedule 6.12.

         6.13 Financial Statements. Autocam shall have delivered to the Agent and each Bank (i) audited financial statements of Autocam for the fiscal year ending on June 30, 1998 as described in Section 8.1(a), prepared and presented in accordance with GAAP and (ii) similar financial statements of F&P for the period ending June 30, 1998.

         6.14 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) under this Agreement, the obligation of the Issuing Bank to issue any Letters of Credit and the obligation of the Brazilian Participants to participate in any Brazilian Advances (if any are made by Brazilian Lender) shall be subject to the continuing conditions that:

         (1) No Default or Event of Default shall exist as of the date of the Advance, the request for the Letter of Credit or request for Brazilian Advance; and

         (2) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit, except to the extent (x) a representation or warranty is made as of a specific date or
(y) Borrowers have notified Agent of occurrences or provided information after the Effective Date to supplement such representations or warranties which are no longer true and correct in all material respects and such occurrences or supplemental information do not constitute a Default or Event of Default.

7.       REPRESENTATIONS AND WARRANTIES

         Subject to the provisions of Section 7.26, each of the Borrowers represents and warrants and such representations and warranties shall survive until the later of the latest Term Loan Maturity Date and the Revolving Credit Maturity Date and thereafter until the expiration of all Letters of Credit and the final payment in full of the Indebtedness and the performance by Borrowers of all other obligations under this Agreement:

         7.1 Corporate Authority. Each Borrower is a corporation duly organized and existing in good standing under the laws of the state or jurisdiction of its incorporation, each other Subsidiary is a corporation or other business entity duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; and each Borrower and each Subsidiary is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a Material Adverse Effect.

         7.2 Due Authorization - Borrowers. Execution, delivery and performance of this Agreement, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and the issuance of the Notes by Borrowers (if requested) are within each Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's organizational documents and, except as have been previously obtained or as referred to in Section 7.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

         7.3 Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty, the Security Agreement, and all other documents and instruments required of Guarantors under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered), and to which each Guarantor is a party, are within the corporate powers or limited liability company of each such Guarantor, have been duly authorized, are not in contravention of law or the terms of such Guarantor's organizational documents, and, except as have been previously obtained (or as referred to in Section 7.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

         7.4 Liens. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the property owned, pledged, mortgaged or otherwise encumbered (or to be encumbered) by Borrowers, any of the Guarantors or any of the other Subsidiaries except for Liens permitted pursuant to Section 9.2.

         7.5 Taxes. Each of the Borrowers, each of the Guarantors, and each of the other Subsidiaries has filed on or before their respective due dates or within the applicable grace periods, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of such Borrower, such Guarantor or such other Subsidiary as may be required by GAAP, and except for the filing of tax returns and the payment of taxes relating to periods ending on or prior to the Effective Date for which Autocam is indemnified against any loss, cost or expense pursuant to the terms of the Acquisition Documents.

         7.6 No Defaults. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of any Borrower, any Guarantor or any other Subsidiary which is permitted hereunder or of any agreement relating thereto.

         7.7 Enforceability of Agreement and Loan Documents -- Borrowers. This Agreement, each of the other Loan Documents to which Borrowers are a party, and all other certificates, agreements and documents executed and delivered by Borrowers under or in connection herewith or therewith have each been duly executed and delivered by their respective duly authorized officers and constitute the valid and binding obligations of Borrowers, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         7.8 Enforceability of Loan Documents -- Guarantors. The Loan Documents to which each of the Guarantors is a party, and all certificates, documents and agreements executed in connection therewith by the Guarantors have each been duly executed and delivered by the duly authorized officers or members or managers, as the case may be, of the Guarantors and constitute the valid and binding obligations of such Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         7.9 Compliance with Laws. Except as disclosed on Schedule 7.9, each of the Borrowers, each of the Guarantors and each of the other Subsidiaries has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) except to the extent that failure to comply therewith would not have a Material Adverse Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in Schedule 7.9 hereof, and without limiting the generality of Section 7.12, there is no pending or, to the knowledge of Borrowers threatened, litigation, action, proceeding or controversy affecting any Borrower, any of the Guarantors or any of the other Subsidiaries, and no pending or, to the knowledge of Borrowers threatened complaint, notice or inquiry to either Borrower, any of the Guarantors or any of the other Subsidiaries, regarding potential liability of either Borrower, any of the Guarantors or any of the Subsidiaries.

         7.10 Non-contravention -- Borrowers-contravention. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by each of the Borrowers are not in contravention of the terms of any indenture, agreement or undertaking to which any such Borrower or any of its Subsidiaries is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         7.11 Non-contravention -- Guarantors-contravention. The execution, delivery and performance of those Loan Documents signed by the Guarantors, and any other documents and instruments required under or in connection with this Agreement or any other Loan Document by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any Guarantor or Company is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         7.12 No Litigation. Except for De Minimis Matters or as set forth on
Schedule 7.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of the Borrowers, threatened against any Borrower, any Guarantor or any other Subsidiary (other than any suit, action or proceeding in which such Borrower, such Guarantor or such Subsidiary is the plaintiff and in which no counterclaim or cross-claim against such Borrower, such Guarantor or such Subsidiary has been filed), nor has any Borrower, any Guarantor or any Subsidiary or, to the knowledge of the Borrowers any of its or their officers, members, managers, or directors, as the case may be, been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer, member, manager or director is or may be entitled to indemnification by any Borrower or a Guarantor or any other Subsidiary, as applicable, which suits, actions, proceedings or governmental investigations are reasonably likely to be resolved adversely to such Borrower, such Guarantor or such Subsidiary, and if so resolved are reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 7.12, there is not outstanding against any Borrower, any Guarantor or any Subsidiary any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is any Borrower, any Guarantor or any other Subsidiary in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such matters would reasonably be expected to have a Material Adverse Effect.

         7.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by any of the Borrowers of this Agreement, any of the other Loan Documents to which they are a party, or any other documents or instruments to be executed and or delivered by Borrowers in connection therewith or herewith; (ii) by any Guarantor, of any of the other Loan Documents to which such Guarantor is a party, or (iii) by Borrowers or any of the Guarantors, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Collateral Documents to perfect liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Borrowers threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         7.14 Agreements Affecting Financial Condition. None of the Borrowers, nor any Guarantor nor any other Subsidiary is party to any agreement or instrument or subject to any charter or other corporate restriction which has a Material Adverse Effect.

         7.15 No Investment Company or Margin Stock. None of the Borrowers, nor any Guarantor nor any other Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Borrowers, nor any Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by any Borrower nor any other Subsidiary to purchase or carry margin stock or will be made available by any Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         7.16 ERISA. None of the Borrowers, nor any Guarantor nor any other Subsidiary maintains or contributes to any Pension Plan subject to Title IV of ERISA, except as set forth on Schedule 7.16 hereto; and there is no accumulated funding deficiency within the meaning of ERISA, or any existing liability with respect to any of the Pension Plans owed to the Pension Benefit Guaranty Corporation or any successor thereto, and no "reportable event" or "prohibited transaction", as defined in ERISA, has occurred with respect to any Pension Plan, and all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA.

         7.17 Conditions Affecting Business or Properties. Neither the respective businesses nor the properties of any Borrower, nor any Guarantor nor any other Subsidiary is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (not covered by insurance) which is reasonably likely to have a Material Adverse Effect, or if such event or condition were to continue for more than ten (10) additional days would reasonably be expected to have a Material Adverse Effect.

         7.18 Environmental and Safety Matters. Except as set forth in Schedules
7.18 and 7.12 and except for such matters as are not likely to have a Material Adverse Effect:

              (a) all facilities and property owned or leased by the Borrowers or any of their respective Subsidiaries, are owned or leased by the Borrowers and such Subsidiaries are in material compliance with all Hazardous Material Laws;

              (b) to the best knowledge of the Borrowers, there have been no past, and there are no pending or threatened

                        (i) claims, complaints, notices or requests for
              information received by any Borrower or any of its Subsidiaries with respect to any alleged violation of any Material Law, or

                        (ii) complaints, notices or inquiries to any Borrower or
              any of its Subsidiaries regarding potential liability under any Hazardous Material Law; and

              (c) to the knowledge of the Borrowers, no conditions exist at, on or under any property now or previously owned or leased by the Borrowers or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

         7.19 Subsidiaries. As of the Effective Date, and except as disclosed on
Schedule 7.19 hereto, Autocam has no Subsidiaries.

         7.20 Accuracy of Information. (a) Each of Autocam's financial statements and F&P's financial statements furnished to Agent and the Banks prior to the date of this Agreement, to the knowledge of Autocam in the case of F&P financial statements, fairly presents in all material respects (subject to year-end adjustments in the case of interim statements) the financial condition of Autocam and F&P and the results of their operations for the periods covered thereby, and (in the case of Autocam's financial statements) has been prepared in accordance with GAAP. The projections and pro forma financial information contained in the materials referenced in this clause (a) are based upon good faith estimates and assumptions believed by management of Autocam to be reasonable at the time made, it being recognized by the Banks that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein.

              (b) Since June 30, 1998 through the Effective Date, there has been no material adverse change in the financial condition of Autocam and its Subsidiaries taken as a whole or F&P; to the best knowledge of Autocam, neither Autocam nor any of its Subsidiaries nor F&P has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the June 30, 1998 balance sheets, as applicable, except as set forth on Schedule 7.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of Borrowers or any of their Subsidiaries which contingent obligations and losses in the aggregate are likely to have a Material Adverse Effect.

         7.21 Financial Statements - F&P. The Borrowers have heretofore delivered to the Banks the Financial Statements (as defined in the F&P Acquisition Agreement). To the knowledge of the Borrowers, the Financial Statements were prepared in accordance with GAAP (as modified by the agreed upon principles referred to in the F&P Acquisition Agreement) consistently applied and fairly present in all material respects the financial position and results of operations of F&P for the periods covered thereby.

         7.22 Labor Relations. None of the Borrowers nor any Subsidiary is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrowers or any Subsidiary or to the knowledge of Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against either of them or, to the knowledge of Borrowers, threatened against either of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrowers or any Subsidiary or to the knowledge of Borrowers, threatened against either of them and (iii) no union representation question existing with respect to the employees of the Borrowers or any Subsidiary, in each case or in the aggregate which could reasonably be expected to have a Material Adverse Effect.

         7.23 Existing Funded Debt. Schedule 7.23 hereto sets forth a true and complete list of all Funded Debt for borrowed money (other than Indebtedness) of Autocam and its Subsidiaries as of the date hereof that is in excess of $100,000 for any one issue and is to remain outstanding after giving effect to this transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

         7.24 Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, each Borrower and its Subsidiaries will each be solvent, able to pay its indebtedness as it matures and will have capital sufficient to carry on its business and all business in which it is about to engage. This Agreement is being executed and delivered by the Borrowers to Agent and the Banks in good faith and in exchange for fair, equivalent consideration. None of the Borrowers nor any Subsidiary is insolvent, nor will any Borrower or any Subsidiary be rendered insolvent by its execution and delivery to Agent and the Banks of this Agreement or by the consummation of the transactions contemplated by this Agreement, and the capital and monies remaining in the Borrowers and their Subsidiaries are not now and will not become so unreasonably small as to preclude the Borrowers or their Subsidiaries from carrying on their businesses. None of the Borrowers nor any Subsidiary intends to nor does management of Borrowers or any Subsidiary believe it will incur debts beyond its ability to pay as they mature. None of the Borrowers nor any Subsidiary contemplates filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Code or any similar law of any jurisdiction now or hereafter in effect relating to any Borrower or any Subsidiary, nor does either Borrower or any Subsidiary have any knowledge of any threatened bankruptcy or insolvency proceedings against Borrowers or any Subsidiary.

         7.25 Capitalization. The authorized capital stock of each Borrower and each Subsidiary is as set forth in Schedule 7.25. All issued and outstanding shares of capital stock of Borrowers are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of the Borrowers and each Subsidiary is owned by the stockholders and in the amounts set forth on Schedule
7.25. No shares of the capital stock of any Borrower or any Subsidiary, other than those described above are issued and outstanding. Except as disclosed on
Schedule 7.25, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from a Borrower or any Subsidiary, of any shares of capital stock or other securities of a Borrower or any Subsidiary.

         7.26 Limitation on Representations. The representations and warranties in this Section 7, to the extent they relate to a period ending on or prior to the Effective Date, are limited by and subject to the fact that Borrowers are basing the representations and warranties that relate to F&P, prior to the Effective Date solely on the representations and warranties made in the F&P Acquisition Documents. No Event of Default shall exist as a result of such representations or warranties being untrue as they relate to a period ending on or prior to the Effective Date unless Borrowers have actual knowledge that those representations and warranties made in the applicable Acquisition Documents which relate to the representations and warranties in this Section 7 are untrue in any material respect.

         7.27 Year 2000 Requirement. Each of the Borrowers has reviewed the areas in their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the risk that computer applications used by the Borrowers may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) any such Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which such Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by July 31, 1999. The cost to the Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers to conduct their business without Material Adverse Effect.

8.       AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that it will, and, as applicable, it will cause each of its Subsidiaries, until the later of the latest of the Term Loan Maturity Date and the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Borrowers of all other obligations under this Agreement and the other Loan Documents to:

         8.1 Financial Statements. Furnish to the Agent with sufficient copies for each Bank:

                  (a) as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of Autocam a copy of the audited Consolidated and unaudited Consolidating financial statements of Autocam as at the end of such year and the related audited statements of income, accumulated earnings, and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified as being fairly stated in all material respects by one of nationally recognized certified public accounting firms reasonably satisfactory to the Agent and the Banks; and

                  (b) as soon as available, but in any event not later than sixty (60) days after the end of each fiscal quarter, the unaudited Consolidated and Consolidating financial statements of Autocam as at the end of such fiscal quarter and the related unaudited statements of income, accumulated earnings and cash flows of Autocam for the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as being fairly stated in all material respects; and

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein) it being understood that the financial statements prepared for F&P may not be prepared in accordance with GAAP, provided however that the financial statements delivered pursuant to clause (b) hereof will not be required to include footnotes and will be subject to year-end adjustments.

         8.2 Certificates; Other Information. Furnish to the Agent with sufficient copies for each Bank:

                  (a) Within sixty (60) days after and as the end of each fiscal quarter, a Covenant Compliance Certificate substantially in form attached hereto as Exhibit M;

                  (b) Together with the financial statements delivered pursuant to Section 8.1(a), annual projections for the Borrowers in form reasonably acceptable to the Agent and the Banks;

                  (c) On or before October 31, 1998, Consolidated quarterly projections through the fiscal year ending June 30, 2000 in form acceptable to Agent; and

                  (d) Promptly and in form to be reasonably satisfactory to Majority Banks, such additional financial and/or other information, or other reports as any Bank may from time to time reasonably request.

         8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers.

         8.4      Conduct of Business and Maintenance of Existence.

                  (a) Continue to engage solely in the business as now conducted by Autocam or such Subsidiary and businesses related thereto and preserve, renew and keep in full force and effect its existence, except as otherwise permitted pursuant to Section 9.5, it being understood that (x) the business of Autocam Europe is solely to hold the shares of stock issued to it by Autocam France and (y) the business of Autocam France is solely to hold the shares of stock (i) prior to the French merger, issued to it by the French Seller and (ii) after such French Merger, issued to it by F&P;

                  (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.5; and

                  (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in working order and maintain insurance coverage on its physical assets and against other business risks in such amounts and of such types as are customarily carried by companies similar in size and nature (including without limitation casualty and public liability and property damage insurance), and in the event of acquisition of additional property, real or personal, or of incurrence of additional risks of any nature, increase such insurance coverage in such manner and to such extent as prudent business judgment and present practice or any applicable Requirements of Law would dictate; and in the case of all policies covering any Collateral, all such insurance policies shall provide that the loss payable thereunder shall be payable to Borrowers, and to the Agent for the benefit of the Banks (Agent as mortgagee, or, in the case of personal property interests, lender loss payee) as their respective interests may appear, all said policies, copies thereof or certificates evidencing the same, including all endorsements thereto, to be deposited with Agent.

         8.6      Inspection of Property; Books and Records, Discussions.

         Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) to examine each Borrower's and each Subsidiary's books, accounts, records, ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank; (b) at any time and from time to time, at the request of the Majority Banks, to conduct full or partial collateral audits of each Borrower and its Subsidiaries to be completed by an appraiser as may be selected by Agent and the Majority Banks, with all reasonable costs and expenses of such audits to be reimbursed by Borrowers; and (c) permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Borrowers authorize such accountants to discuss the finances and affairs of Borrowers and their Subsidiaries (provided that Borrowers are given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 14.12 hereof.

         8.7      Notices.  Promptly give notice to the Agent of:

                  (a) the occurrence of any Default or Event of Default of which any Borrower or any Subsidiary has knowledge;

                  (b) any (i) default or event of default under any Contractual Obligation of a Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between a Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if it is reasonably likely to be adversely determined, as the case may be, would have a Material Adverse Effect;

                  (c) the following events, as soon as possible and in any event within 30 days after the Borrowers know thereof and to the extent the same would have a Material Adverse Effect: (i) the occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

                  (d) any event which is reasonably likely to have a Material Adverse Effect;

                  (e) promptly after becoming aware of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a written tax position which could reasonably be expected to have a Material Adverse Effect upon the Borrowers (or any such tax position taken by the Borrowers) setting forth the details of such position and the financial impact thereof; and

                  (f) not less than 10 days prior to the proposed effective date thereof, copies of any proposed material amendments, restatements or other modification to the F&P Acquisition Documents or the Subordinated Debt Documents.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

         8.8      Hazardous Material Laws.

                  (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

                  (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by any Borrower or any of its Subsidiaries of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Majority Banks any actions and proceedings relating to compliance with Hazardous Material Laws to which any Borrower or any of Subsidiaries is named as a party and which could reasonably be likely to have a Material Adverse Effect; and

                  (c) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this Section 8.8.

         8.9 Consolidated Fixed Charge Coverage Ratio. Maintain as of the end of each fiscal quarter, for the four quarters then ended, a Consolidated Fixed Charge Coverage Ratio of not less than the following during the periods set forth below:

--------------------------------------------------------
                         Period              Ratio
--------------------------------------------------------
Effective Date - 03/30/99                  1.40 to 1
--------------------------------------------------------
03/31/99 - 03/30/00                        1.35 to 1
--------------------------------------------------------
03/31/00 - 06/29/01                        1.25 to 1
--------------------------------------------------------
06/30/01 - 06/29/02                        1.35 to 1
--------------------------------------------------------
06/30/02 and thereafter                    1.40 to 1
--------------------------------------------------------

         8.10 Minimum Adjusted Consolidated Tangible Net Worth. Maintain, as of the end of each fiscal quarter, a minimum Adjusted Consolidated Tangible Net Worth of not less than the sum of $10,000,000 plus (i) 50% of Consolidated Net Income (not reduced by losses) for the period (taken as one accounting period) beginning on the Effective Date and ending on the date of determination plus
(ii) 100%
of the proceeds of any Equity Interests issued after the Effective Date (net of reasonable and customary costs and expenses of issuance).

         8.11 Maintain Consolidated Leverage Ratio. Maintain as of the end of each fiscal quarter, for the four fiscal quarters then ended, a Consolidated Leverage Ratio of not more than the following amounts during the periods specified below:

-----------------------------------------------------------------
                         Period                       Ratio
-----------------------------------------------------------------
Effective Date -06/29/99                            4.50 to 1
-----------------------------------------------------------------
06/30/99 - 06/29/00                                 3.75 to 1
-----------------------------------------------------------------
06/30/00 - 06/29/01                                 3.50 to 1
-----------------------------------------------------------------
06/30/01 - 06/29/02                                 3.25 to 1
-----------------------------------------------------------------
06/30/02 and thereafter                             3.00 to 1
-----------------------------------------------------------------

         8.12 Maintain Total Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter, for the four fiscal quarters then ended, a Total Debt to EBITDA Ratio of not more than 4.5 to 1.

         8.13 Maintain Total Debt to Capitalization Ratio. Maintain as of the end of each fiscal quarter, a Total Debt to Capitalization Ratio of not more than the following amounts during the periods specified below:

---------------------------------------------------------
                         Period              Ratio
---------------------------------------------------------
Effective Date - 06/29/99                   .76 to 1
---------------------------------------------------------
06/30/99 - 06/29/00                        .725 to 1
---------------------------------------------------------
06/30/00 - 06/29/01                         .69 to 1
---------------------------------------------------------
06/30/01 - 06/29/02                         .64 to 1
---------------------------------------------------------
06/30/02 - 06/29/03                         .60 to 1
---------------------------------------------------------
06/30/03 and thereafter                     .55 to 1
---------------------------------------------------------

         8.14 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

         8.15 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Borrowers, of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by Borrowers in connection therewith or herewith; and (ii) by each of the Subsidiaries, of the Loan Documents to which it is a party.

         8.16 Compliance with ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code, including, but not limited to, the minimum funding requirements of any Pension Plan, except where the failure to comply could not have a Material Adverse Effect.

         8.17 ERISA Notices. Promptly notify Agent upon the occurrence of any of the following events:

                  (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

                  (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

                  (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

                  (d) the failure of a Borrower or any Subsidiary to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                  (e) the withdrawal of a Borrower or any Subsidiary from any Multiemployer Plan; or

                  (f) the occurrence of a "reportable event" which is required to be reported by a Borrower under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of

         ERISA or Section 4975 of the Internal Revenue Code which in either case is likely to have a Material Adverse Effect.

         8.18 Security. Take such actions as the Agent or the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral, subject only to Permitted Liens and other liens permitted under Section 9.2 hereof.

         8.19 Defense of Collateral. Defend the Collateral from any Liens other than Liens permitted by Section 9.2.

         8.20 Use of Proceeds. Use all Advances of (i) the Revolving Credit for working capital financing, general corporate purposes, including refinancing of existing debt, to finance Permitted Acquisitions and for Capital Expenditures,
(ii) Term Loan B to refinance existing debt of F&P, and (iii) Term Loan A to finance the F&P Acquisition. Borrowers shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

         8.21 Future Subsidiaries; Additional Collateral.

         (a) With respect to each Person which becomes a Significant Subsidiary of any Borrower subsequent to the Effective Date, within thirty days of the date such Person is created, acquired or otherwise becomes a Subsidiary (whichever first occurs), cause such new Subsidiary to execute and deliver to the Agent (i) in the case of each Significant Domestic Subsidiary, (x) a Joinder Agreement whereby such Domestic Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty and (y) the Security Agreement and (ii) in the case of each Foreign Subsidiary, (x) a Joinder Agreement whereby such Significant Foreign Subsidiary becomes obligated as a Guarantor under the Foreign Guaranty and (y) if required by the Majority Revolving Credit Banks, a Foreign Security Agreement;

         (b) With respect to the share capital (or other ownership interests) of each Person, which becomes a Significant Foreign Subsidiary subsequent to the Effective Date, within sixty days of the date such Person is created, acquired or becomes a Subsidiary (whichever first occurs), the Borrowers shall execute, or cause to be executed, and deliver to the Agent a Pledge Agreement encumbering, with a first priority Lien, 65% of the share capital of each such Foreign Subsidiary to secure the Indebtedness of the Borrowers and the Indebtedness (as such term is defined therein) and 100% of the share capital of each such Foreign Subsidiary to secure the Indebtedness of the Foreign Permitted Borrowers hereunder, provided however that in the event such Foreign Subsidiary is treated as a "domestic subsidiary" pursuant to certain "check the box" provisions of Section 956 of the Internal Revenue Code, 100% of the share capital of such Foreign Subsidiary shall be encumbered to secure all Indebtedness of the Borrowers; and

         (c) With respect to the share capital (or other ownership interests) of each Person, which becomes a Domestic Significant Subsidiary subsequent to the Effective Date, within thirty days of the date such Person is created, acquired or becomes a Significant Subsidiary (whichever first occurs), Autocam shall execute, or cause to be executed, and deliver to the Agent a stock pledge encumbering hereof, 100% of the share capital of each such Significant Domestic Subsidiary to secure the Indebtedness of the Borrowers; and

         (d) (i) With respect to real property owned by Autocam and located in Kentwood, Michigan, Marshall, Michigan, Dowagiac, Michigan and in Gaffney, South Carolina, not later than February 1, 1999, and (ii) with respect to real property located in the United States owned or acquired by Autocam or any Subsidiary after the Effective Date, not later than thirty days after such property is acquired, Autocam shall execute or cause to be executed a Mortgage covering such property together with such real estate documentation listed on
Schedule 8.21 hereto;

in each case in form satisfactory to the Agent and the Majority Banks, in their reasonable discretion, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Banks and the Borrower shall take, or cause to be taken, such steps as are necessary or advisable under applicable law to perfect the liens granted under this Section 8.21.

         Notwithstanding the foregoing, however, the parties hereto agree that Autocam Brazil shall not be required to execute and deliver either a Guaranty or a Foreign Security Agreement, and Autocam shall not be required to deliver or cause to be delivered a stock pledge covering the shares of Autocam Brazil.

         8.22 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Borrowers' expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

         8.23 French Merger. Cause the French Seller to be merged with and into F&P as the surviving entity pursuant to French law no later than December 31, 1998.

         8.24 Release of Seller Pledge. Upon and within thirty (30) days of the direction by the Agent (acting at the direction of the Majority Banks), cause the Seller Pledge to be released through the issuance of the Seller Pledge Replacement L/C. Autocam will promptly thereafter cause no less than 65% of share capital of the French Seller to be pledged to the Agent for the benefit of the Banks pursuant to the Pledge Agreements if such shares are not then subject to the Pledge Agreements. Each Revolving Borrower irrevocably appoints the Agent or any employee of the Agent (which appointment is coupled with an interest) as its true and lawful attorney (with full power of substitution) in the name, place and stead of, and at the expense of, such Revolving Borrower, to execute and deliver on behalf of such Revolving Borrower, any and all Letter of Credit Agreements with respect to the Seller Pledge Replacement L/C, unless such Letter of Credit Agreements are executed by such Revolving Borrowers on the request of Agent.

         8.25 Prepayment of F&P Debt. Prepay all secured Funded Debt of F&P on or before January 31, 1999.

         8.26 Pledge Agreements.

         (a) no later than December 31, 1998 execute and deliver to Agent a Pledge Agreement (pertaining to all of the shares of Autocam Europe) as security for the Indebtedness; and

         (b) no later than December 31, 1998 cause Autocam Europe to execute and deliver to Agent a Pledge Agreement (pertaining to all of the shares of Autocam France) as security for the Indebtedness of Autocam France and of F&P hereunder;

together in each case with such supporting documentation, including without limitation authority items, certificates and opinions of counsel, as reasonably required by the Agent and the Majority Revolving Credit Banks.

         8.27 Pro Forma Financial Statements. Not later than January 15, 1999 deliver to Agent and each Bank an adjusted Pro Forma Balance Sheet which is adjusted to show the results of the independent appraisal of machinery and equipment owned by F&P.

9.       NEGATIVE COVENANTS

         Borrowers covenant and agree that, until the later of the last Term Loan Maturity Date and the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Borrowers and the Subsidiaries of all other obligations under this Agreement and the other Loan Documents, they will not, and will not permit any of their respective Subsidiaries, to:

         9.1 Limitation on Funded Debt. Create, incur, assume or suffer to exist any Funded Debt, except:

                  (a) Indebtedness under this Agreement and the other Loan Documents;

                  (b) any Funded Debt, other than pursuant to this Agreement, existing on the Effective Date and set forth in Schedule 9.1(b) attached hereto and any renewals or refinancing of such Funded Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  (c) Funded Debt of the Borrowers or a Subsidiary other than pursuant to this Agreement and other than Funded Debt set forth in
         Schedule 9.1(b) attached hereto incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan or a Capitalized Lease) in an aggregate amount not exceeding $2,500,000 at any time outstanding, and any renewals or refinancing of such Funded Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  (d) Subordinated Debt;

                  (e) Indebtedness under any Hedging Transactions;

                  (f) Intercompany Loans, but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section 9.8 hereof;

                  (g) Funded Debt assumed pursuant to a Permitted Acquisition, provided that such Funded Debt was not entered into, extended or renewed in contemplation of such acquisition (including Funded Debt secured by Liens permitted by Section 9.2(c)), provided that the aggregate amount of all such Funded Debt shall not exceed $2,500,000;

                  (h) unsecured overdraft line of credit or similar credit arrangement maintained by any Significant Foreign Subsidiary in the ordinary course of business in the country of its formation and which is not subject to any guaranty or other support, in an amount not to exceed $2,500,000;

                  (i) Brazilian Indebtedness; and

                  (j) additional unsecured Funded Debt not exceeding $2,500,000 in aggregate principal amount at any one time outstanding.

         9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Permitted Liens;

                  (b) Liens securing Funded Debt permitted by Section 9.1(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
         (ii) such Liens do not at any time encumber any property other than the property financed by such Funded Debt, (iii) the amount of Funded Debt secured thereby is not increased and (iv) the principal amount of Funded Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  (c) any Lien securing indebtedness assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

                  (d) Liens in favor of Agent, as security for the Indebtedness; and

                  (e) attachments, judgements and other similar Liens (other than any judgment that is described in clause (i) of Section 10.1 and constitutes an Event of Default thereunder), arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings; and

                  (f) Liens granted by Autocam Brazil to Brazilian Lender to secure indebtedness permitted pursuant to Section 9.1(i); and

                  (g) other Liens, existing on the Effective Date, set forth on
         Schedule 9.2.

         9.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except, (a) the Guaranties, (b) any guaranties described on Schedule 9.3, (c) subordinated, unsecured guaranties of indebtedness permitted under Sections 9.1(d) and (e), and (d) the Brazilian Guaranty.

         9.4 Acquisitions. Other than Permitted Acquisitions, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         9.5 Limitation on Mergers, or Sale of Assets. Enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) inventory leased or sold in the ordinary course of business;

                  (b) obsolete or worn out property, property no longer useful in the conduct of a Borrower's or any Subsidiary's business or property from closed offices;

                  (c) mergers in which a Borrower or a Subsidiary is the surviving corporation and which otherwise meet the definition of "Permitted Acquisition";

                  (d) mergers or consolidations of any Subsidiary with or into Autocam (so long as Autocam shall be the continuing or surviving corporation); mergers or consolidations of any Domestic Subsidiary with or into any other Domestic Guarantor (so long as such Domestic Subsidiary shall be the continuing or surviving corporation); and the French Merger;

                  (e) sales or transfers (other than sales or transfers of stock or other ownership interests) between any Domestic Borrower or any Domestic Guarantor and any other Domestic Guarantor; and

                  (f) subject to the mandatory prepayment provisions of Section
         4.15 hereof, Asset Sales in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Sales is less than $1,500,000 in any fiscal year, and other Asset Sales approved by the Majority Banks.

         9.6 Restricted Payments. Declare or make, or permit any Subsidiary to, declare or make any distributions, dividend, payment or other distribution of assets, properties, cash, rights, obligations or securities (collectively, "Distributions") on account of any membership interests or any shares of any class of its capital stock, as applicable, or purchase, redeem or otherwise acquire for value any membership interests or any shares of its capital stock, as applicable, or any warrants, rights or options to acquire such shares or membership interests, now or hereafter outstanding; except that (a) Autocam's Subsidiaries may make Distributions to Autocam, (b) so long as Consolidated Net Income for the four fiscal quarters then ending is a positive number, cash dividends by Autocam in an aggregate amount not to exceed $1,000,000 in any fiscal year, and (c) distributions for the purpose of purchasing shares of Autocam's capital stock in an aggregate amount not to exceed $1,500,000 in any fiscal year; provided however that with respect to the payment of dividends or other distributions under clauses (b) or (c) above, no Default or Event of Default has occurred and is continuing (both before and after giving effect thereto) at the time such dividends or other distributions are declared and at the time such dividends or other distributions are paid.

         9.7 Limitation on Capital Expenditures.. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for:

                  (a) Permitted Acquisitions permitted by Section 9.4, to the extent assets are acquired which constitute Capital Expenditures; and

                  (b) Capital Expenditures not exceeding, in the aggregate for the Borrowers during any fiscal year, an amount equal to the CapEx Limit, determined on a non-cumulative basis in accordance with GAAP; except that the unused amount of the CapEx Limit in any fiscal year may be carried over and used in the next succeeding fiscal year, provided that there shall be no carry over of such unused amount in any subsequent year and provided further that for purposes of calculating the amount which may be carried over, all Capital Expenditures for a fiscal year shall be first applied to the CapEx Limit for such year.

         9.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) Permitted Investments;

                  (b) Intercompany loan from Autocam to Autocam France in the amount of $3,300,000 and other investments existing on the Effective Date and listed on Schedule 9.8 hereof;

                  (c) extensions of trade credit in the ordinary course of business;

                  (d) loans and advances to officers and employees of a Borrower or any Subsidiary in the ordinary course of business in an aggregate amount, not to exceed $1,500,000 at any one time outstanding;

                  (e) Intercompany Loans, Advances or Investments made on or after the Effective Date to Autocam, or by Autocam or any Domestic Subsidiary to Autocam or any Domestic Guarantor (provided that any Intercompany Loan hereunder shall be evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement), provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing;

                  (f) Intercompany Loans, Advances or Investments made on or after the Effective Date by Autocam to any Foreign Subsidiary (provided that any Intercompany Loan hereunder shall be evidenced by and funded under an Intercompany Note encumbered pursuant to a Pledge Agreement), in an aggregate amount not to exceed the greater of (i) $5,000,000 and
         (ii) 15% of Consolidated Tangible Net Worth, provided that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; and

                  (g) Permitted Acquisitions permitted pursuant to Section 9.4.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 9.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         9.9 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of a Borrower or any Subsidiary unless such transaction is otherwise permitted under this Agreement or is in the ordinary course of a Borrower's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the applicable Borrower or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not a Subsidiary.

         9.10 Sale and Leaseback.. Enter into any arrangement with any Person providing for the leasing by a Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by a Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Borrower or such Subsidiary, as the case may be.

         9.11 Limitation on Negative Pledge Clauses.. Enter into any agreement, document or instrument which would restrict or prevent Borrowers and their Subsidiaries from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens, except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allowed to exist.

         9.12 Prepayment of Debts. Prepay, purchase, redeem or defease any Funded Debt for money borrowed (including without limitation any Subordinated
Debt) or any capital leases, excluding, subject to the terms hereof, the Indebtedness, any paydowns from time to time of permitted overdraft lines of credit and similar lines of credit, regularly scheduled payments of principal and interest on any Subordinated Debt, subject to the blockage provisions contained in the applicable Subordinated Debt Documents, and prepayments of indebtedness secured by Liens described on Schedule 9.2, in each case made while no Default or Event of Default has occurred or would occur after giving effect to any such prepayment.

         9.13 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to any Funded Debt set forth on Schedule 9.1, any Subordinated Debt, or waive (or permit to be waived) any provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks; for purposes of those documents or instruments evidencing or otherwise related to such Funded Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in financial covenants, any change in any default, remedial or other repayment terms and any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents shall (without reducing the scope of this Section 9.13) be deemed to be material.

         9.14 Modification of Certain Agreements. Make, permit or consent to any amendment or other modification to the constitutional documents of Borrowers or the Guarantors or the F&P Acquisition Documents, except to the extent that any such amendment (i) does not violate the terms and conditions of this Agreement or any of the other Loan Documents, (ii) does not materially adversely affect the interest of the Banks as creditor under this Agreement, the other Loan Documents or any other document or instrument in any respect and (iii) could not reasonably be expected to have a Material Adverse Effect.

10.      DEFAULTS

         10.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) non-payment when due of (i) the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case interest payments and Fees, continuance thereof for three (3) Business Days;

                  (b) non-payment of any money by Borrowers under this Agreement or by Borrowers or any Subsidiary under any of the other Loan Documents to which it is a party, other than as set forth in subsection (a), above within five Business Days after notice from Agent that the same is due and payable;

                  (c) default in the observance or performance of any of the conditions, covenants or agreements of Borrowers set forth in Sections 8.4(a), 8.5, 8.6, 8.7(a), 8.9 through 8.13, 8.20, or 9 (in its entirety);

                  (d) default in the observance or performance of any of the conditions, covenants or agreements of the Borrowers set forth in
         Section 8.1, 8.2, 8.7(b), 8.7(c), 8.7(d), 8.7(e), 8.7(f), or 8.21 and
         continuance thereof for fifteen (15) days;

                  (e) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Borrowers and continuance thereof for a period of thirty (30) consecutive days after written notice from Agent;

                  (f) any representation or warranty made by Borrowers or any Subsidiary herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue or misleading in any material adverse respect when made;

                  (g) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Borrowers or any Subsidiary set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document or, in the case of the Collateral Documents, continuance thereof for a period of fifteen (15) days after written notice from Agent;

                  (h) default (i) in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder) of any Borrower or any Subsidiary in excess of Five Million Dollars ($5,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of any Borrower or any Subsidiary with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Five Million Dollars ($5,000,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate, which continues beyond any applicable period of cure and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money;

                  (i) the rendering of any judgment(s) for the payment of money in excess of the sum of Five Hundred Thousand Dollars ($500,000) (or the equivalent thereof in any currency other than Dollars) individually or in the aggregate against any Borrower or any Subsidiary, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

                  (j) the occurrence of a "reportable event", as defined in ERISA, which is determined to constitute grounds for termination by the Pension Benefit Guaranty Corporation of any Pension Plan subject to Title IV of ERISA maintained or contributed to by or on behalf of a Borrower or any of its Subsidiaries for the benefit of any of its employees or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan and such reportable event is not corrected and such determination is not revoked within sixty (60) days after notice thereof has been given to the plan administrator of such Pension Plan (without limiting any of Agent's or any Bank's other rights or remedies hereunder), or the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate any such Pension Plan or to appoint a trustee by the appropriate United States District Court to administer any such Pension Plan, which in either case could reasonably be expected to have a Material Adverse Effect;

                  (k) any Borrower shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered) or; if a creditors' committee shall have been appointed for the business of any Borrower or any Subsidiary; or if any Borrower or any Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing by Borrowers it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party's financial statements); or shall file an answer to a creditor's petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of a Borrower or any of its Subsidiaries) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of a Borrower or any Subsidiary and shall not have been reversed or dismissed within sixty (60) days; or a Borrower or any Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described above in this subsection;

                  (l)(i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 25% or more of the capital stock having ordinary voting power in the election of directors of Autocam or (B) shall obtain the power (whether or not exercised) to elect a majority of Autocam's directors or (ii) the Board of Directors of Autocam shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of Autocam on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of Autocam is recommended by a majority of the then Continuing Directors;

                  (m) default in the observance or performance of or any failure to comply with any of the conditions, covenants or agreements of any Subordinated Debt Holder under the terms of any Subordination Agreement and continuance thereof for a period of fifteen (15) days after written notice from Agent to the applicable Subordinated Debt Holder and Borrowers;

                  (n) any material provision of any Collateral Document shall at any time for any reason cease to be valid, binding and enforceable against any Borrower or any Subsidiary, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Borrower or any Subsidiary shall deny that it has any or further liability or obligation under any Collateral Document, or any such Loan Document shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby; or

                  (o) (i) default by Autocam Brazil in the payment of any Brazilian Advance (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure of Autocam Brazil to comply with the terms of any other obligation under the Brazilian Loan Agreement, and continuance thereof beyond any applicable period of cure, and which would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money;

         10.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the Commitments terminated; (b) the Agent may, and shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrowers; (c) upon the occurrence of any Event of Default specified in subsection 10.1(k), above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal Indebtedness, including the Notes, shall become automatically and immediately due and payable, and the Commitments shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and Borrowers and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit and Brazilian Advances, and (e) the Agent may, and shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law; provided, however, that Agent shall not be entitled to foreclose its security interest in the, or otherwise cause a sale of the, stock pledged under the Pledge Agreement or exercise any voting rights with respect to such stock until more than ninety
(90) days have elapsed since the acceleration or maturity of the Indebtedness.

         10.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

         10.4 Waiver by Borrowers of Certain Laws. To the extent permitted by applicable law, each Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         10.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with
Section 14.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Borrowers expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         10.6     Set Off.

         Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Borrowers but subject to the provisions of Section 11.3 hereof, (any requirement for such notice being expressly waived by the Borrowers) set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement, whether owing to such Bank, any Affiliate of such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of either Borrower and any property of either Borrower from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to Borrowers of the occurrence thereof. The Borrowers hereby grant to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Borrowers under this Agreement. The rights of each Bank under this Section 10.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

11.      PAYMENTS, RECOVERIES AND COLLECTIONS

         11.1     Payment Procedure.

                  (a) All payments by the Borrowers in respect of principal of, or interest on, any Advance in Dollars or in respect of any Letter of Credit Obligations or Fees which are payable in Dollars shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289. Payments made by the Borrowers in respect of principal of, or interest on, any Advance in any Alternative Currency or in respect of any Letter of Credit Obligations or Fees which are payable in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than 11:00 a.m. (the local time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

                  (b) Unless the Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers is due that Borrowers do not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Borrowers have remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrowers have not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                  (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

                  (d) All payments to be made by Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line) shall be made without set-off or counterclaim, as aforesaid, and, subject to compliance by the Banks with Section 14.13, without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Borrowers are compelled by law to make payment subject to such tax. In such event, Borrowers shall:

                      (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                      (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Borrowers, of any such taxes payable by the Borrowers.

As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest (and any taxes payable upon the amounts paid or payable pursuant to this Section 11.1) thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and/or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against any of the Borrower, Agent or any of the Banks). Borrowers shall be reimbursed by the applicable Bank for any payment made by Borrowers under this Section 11.1 if the applicable Bank is not in compliance with its obligations under Section 14.13.

         11.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Borrowers or any Subsidiary of the Borrowers or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Advances of the Revolving Credit, the Term Loans, the Brazilian Advances, any Reimbursement Obligations and indebtedness owed under any Interest Rate Protection Agreements on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the loans held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to Borrowers and the Subsidiaries, as the case may be. Subject to the terms of this Section 11.2, the application of such proceeds and other sums to the Advances of the Revolving Credit, Term Loans, the Brazilian Advances, the Reimbursement Obligations and under any Interest Rate Protection Agreements shall be based on each Bank's Percentage of the aggregate of the loans.

         11.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Revolving Credit, the Term Loans, the Brazilian Advances and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Weighted Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

         12.1 Reimbursement of Prepayment Costs. If any Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if any Borrower converts or refunds (or attempts to convert or refund) any such Advance on any day other than the last day of the Interest Period applicable thereto; or if any Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by such Borrower to Agent in accordance with the terms hereof requesting such Advance, or if any Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, the applicable Borrower shall reimburse Agent for itself and/or on behalf of any Bank, as the case may be, on demand for any resulting loss, cost or expense incurred (excluding the loss of any Applicable Margin) by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by such Borrower to Agent for itself and/or on behalf of any Bank, as the case may be, may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Borrowers, Agent and Banks shall deliver to Borrowers a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         12.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         12.3 Availability of Alternative Currency. The Agent and the Banks shall not be required to make any Advance in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Majority Banks (after consultation with Agent) shall determine, in its or their sole discretion, that
(i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Banks, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Bank, as the case may be, shall promptly notify the Borrowers and the Banks of any such determination.

         12.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, any of the Borrowers repays one or more Advances and on the same day borrows an amount in the same currency, the Agent (or the Swing Line Bank, in the case of a Swing Line Advance) shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to such Borrower, or by such Borrower to the Agent, as the case may be.

         12.5 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligation of Banks to make Eurocurrency-based Advances (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), and the right of the Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and (ii) the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Permitted Currency, together with accrued interest thereon, any amounts payable under Sections 12.1 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Autocam notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         12.6 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, or in an Alternative Currency, such Bank shall forthwith give notice thereof to Autocam and to Agent. Thereafter,
(a) the obligations of Banks to make Eurocurrency-based Advances or Advances in any such Alternative Currency and the right of any Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter the Borrowers may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and (b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         12.7 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

                  (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to any of the Borrowers, then such Bank shall promptly notify Agent, and Agent (or such Bank, as aforesaid) shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, the applicable Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify the Borrowers of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause the Borrowers to incur additional liability under Section 12.1 hereof, provided that Agent shall incur no liability whatsoever to the Banks, the Borrowers in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         12.8 Judgment Currency. The obligation of the Borrowers to make payments of the principal of and interest on the outstanding Advances and any other amounts payable hereunder in the currency specified for such payment herein shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of the particular Permitted Currency expressed to be payable herein. The Agent (or the Swing Line Bank, as applicable) shall, using all amounts obtained or received from the Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the outstanding Advances, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein.

         12.9 Capital Adequacy and Other Increased Costs. In the event that after the Effective Date the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Borrowers, and thereafter the applicable Borrower shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Advances hereunder; notwithstanding the forgoing, however, the Borrowers shall not be required to pay any increased costs under Sections 12.5,
12.7 or 3.4(c) for any period ending prior to the date that is 90 days prior to the making of a Bank's initial request for such additional amounts unless the applicable change in law or other event resulting in such increased costs is effective retroactively to a date more than 90 days prior to the date of such request, in which case a Bank's request for such additional amounts relating to the period more than 90 days prior to the making of the request must be given not more than 90 days after such Bank becomes aware of the applicable change in law or other event resulting in such increased costs. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Borrowers, reasonably promptly after becoming aware of any event described in this Section 12.9 and shall be conclusive, absent manifest error in computation.

         12.10 Substitution of Banks. If (a) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 12.5 or 12.6 or (b) any Bank has demanded compensation under Section 3.4(c), 12.1 or 12.7, or
(c) any Revolving Credit Bank does not consent to the extension of the Revolving Credit Maturity Date as provided in Section 2.16(b)(i) or (ii) (in each case, an "Affected Bank"), then the Borrowers shall have the right (subject to Section
14.8 hereof), with the assistance of the Agent, to seek a substitute Bank or Banks (which may be one or more of the Banks (the "Purchasing Bank" or "Purchasing Banks") to purchase the Advances of the Revolving Credit and/or the applicable Term Loan, as the case may be and assume the commitments (including without limitation `ts participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Bank. The Affected Bank shall be obligated to sell its Advances of the Revolving Credit and/or the applicable Term Loan, as the case may be, and assign its commitments to such Purchasing Bank or Purchasing Banks within fifteen days after receiving notice from Borrowers requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof, plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Borrowers shall pay to the Affected Bank all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Bank within ten Business Days after such sale, (i) the amount of any compensation which would be due to the Affected Bank under Section 12.1 if the applicable Borrower has prepaid the outstanding Eurocurrency-based Advances of the Affected Bank on the date of such sale and (ii) any additional compensation accrued for its account under Sections 3.4(c), 12.7 and 12.9 to but excluding said date. Upon such sale, the Purchasing Bank or Purchasing Banks shall assume the Affected Bank's commitment, and the Affected Bank shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Bank is not already one of the Banks, the Affected Bank, as assignor, such Purchasing Bank, as assignee, Autocam and the Agent, shall enter into an Assignment Agreement pursuant to Section 14.8 hereof, whereupon such Purchasing Bank shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Revolving Credit Percentage equal to its ratable share of the then applicable Revolving Credit Aggregate Commitment and the applicable Percentages of the Term Loans of the Affected Bank. In connection with any assignment pursuant to this
Section 12.10, the Borrowers or the Purchasing Bank shall pay to the Agent the administrative fee for processing such assignment referred to in Section 14.8.

13.      AGENT

         13.1 Appointment of Agent. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Borrowers, pro rata according to such Bank's Weighted Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

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         13.2 Deposit Account with Agent. Borrowers hereby authorize Agent, in
Agent's sole discretion, upon notice to Borrower to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

         13.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Borrowers, or any Subsidiary or Affiliate of the Borrowers, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Borrowers of their respective obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         13.4 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Borrowers and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Borrowers. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 13 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         13.5 Agent in its Individual Capacity. Comerica Bank, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers (or their Subsidiaries) as if Comerica Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

         13.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Borrowers and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         13.7 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Borrowers, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         13.8 Indemnification. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Borrowers, but without limiting any obligation of Borrowers to make such reimbursement), ratably according to their respective Weighted Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Borrowers, but without limiting the obligation of Borrowers to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the Agent or its Affiliates is subsequently reimbursed by the Borrowers for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

       13.9 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Borrowers. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Borrowers hereunder.

       13.10 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

       13.11 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

14.    MISCELLANEOUS

       14.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder, subject to year-end audit adjustments thereto and the omission of footnote disclosure in the case of unaudited statements, shall be prepared in accordance with GAAP.

       14.2 Consent to Jurisdiction. Borrowers, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Borrowers, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Borrowers irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Borrowers at their respective addresses specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Borrowers in a notice to the other parties that complies as to delivery with the terms of Section 14.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Borrowers or any Subsidiary or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Borrowers hereby irrevocably waive any objection to the laying of venue of any such suit or proceeding in the above described courts.

       14.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       14.4 Interest. In the event the obligation of Borrowers to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Borrowers are permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

       14.5 Closing Costs and Other Costs; Indemnification. (a) Borrowers agree to pay, or reimburse the Agent for payment of, within five Business Days of demand therefor (except for closing costs which shall be payable on the Effective Date) (i) all reasonable closing costs and expenses, including, by way of description and not limitation, house and outside attorney fees (without duplication of fees and expenses for the same services) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and
(iii) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Borrowers, if not paid when due, may be charged by Agent as a Prime-based Advance against the Indebtedness.

         (b) Borrowers agree to indemnify and save Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Borrowers or any Subsidiary under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 14.5(b).

         (c) Borrowers agree to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Borrowers or any of their respective Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Borrowers or their respective Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Borrowers or any of their respective Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct. The obligations of Borrowers under this Section 14.5(c) shall be in addition to any and all other obligations and liabilities the Borrowers may have to Agent or any of the Banks at common law or pursuant to any other agreement.

       14.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on Schedule
14.6 or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section
14.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given 2 Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

       14.7 Further Action. Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

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       14.8 Successors and Assigns; Participations; Assignments.

         (a) This Agreement shall be binding upon and shall inure to the benefit of Borrowers and the Banks and their respective successors and assigns.

         (b) The foregoing shall not authorize any assignment by Borrowers, of their rights or duties hereunder, and, except as otherwise provided herein, no such assignment shall be made (or effective) without the prior written approval of the Banks.

         (c) The Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder (on a pro rata or a non-rata basis) and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, loan or debt fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Borrowers and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Borrowers shall not be required upon the occurrence and during the continuance of an Event of Default, (ii) the approval of Borrowers and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank and (iii) no assignment shall be made or participation granted to an entity which is a competitor of Borrowers and their Subsidiaries without the consent of the Borrowers, which consent may be withheld in the sole discretion of Borrowers. The Borrowers authorize each Bank to disclose to any prospective assignee or participant, once approved by Borrowers and Agent, any and all financial information in such Bank's possession concerning the Borrowers which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 14.12 hereof.

         (d) Each assignment by a Bank of all or any portion of its rights and obligations hereunder and under the other Loan Documents, which assignments shall be on a pro rata or (but only with the consent of the Agent) a non pro-rata basis, shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) (provided however that such Bank need not deliver an Assignment Agreement in connection with assignments to such Bank's Affiliates or to a Federal Reserve Bank) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                      (i) each assignment shall be in a minimum amount of the lesser of (x) Ten Million Dollars ($10,000,000) or such lesser amount as the and
                               (y) the entire remaining amount of assigning
                               Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit and Brazilian Advances) and Term Loans; provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of assigning Bank's aggregate interest in the Revolving Credit (and participations in any outstanding Letters of Credit and Brazilian Advances) and Term Loans be less than $10,000,000; and

                      (ii) no assignment shall be effective unless Agent has received from the assignee (or from the assigning
                               Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Borrowers and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Borrowers' receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement and assuming the Borrowers have consented to such assignment (if their consent is required), Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder. Agent, the Banks and the Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Borrowers and the assigning Bank and the assignee Bank a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

         (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

             (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

             (ii) except as expressly set forth in this Section 14.8(e) with respect to rights of setoff and the benefits of Section 12 hereof, a participant shall have no direct rights or remedies hereunder;

             (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

             (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant (other than a participant which is an Affiliate of such Bank), except for those matters covered by Section 14.11(a) through (e) and
                     (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Borrowers agree that each participant shall be deemed to have the right of setoff under Section 10.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof and shall be entitled to the benefits of Section 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Borrowers, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

       (f) The Agent shall maintain at its principal office a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks, the Percentages of such Banks and the principal amount of each type of Advance owing to each such Bank from time to time. The entries in the Register shall be conclusive evidence, absent manifest error, and the Borrowers, the Agent, and the Banks may treat each Person whose name is recorded in the Register as the owner of the Advances recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the any of the Borrowers or any Bank upon reasonable notice to the Agent and a copy of such information shall be provided to any such party on their prior written request. The Agent shall give prompt written notice to Autocam of the making of any entry in the Register or any change in such entry.

         (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

       14.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

       14.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

       14.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrowers or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Borrowers or the Subsidiaries which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any Bank's commitments hereunder, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 10.1(a) or (b) hereof, (e) except as expressly permitted hereunder, or under the Collateral Documents, release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person except as shall be otherwise expressly permitted in this Agreement or any other Loan Document, provided however that Agent shall be entitled to release any Collateral which any Borrower or any Subsidiary is permitted to sell or transfer under the terms of this Agreement or the other Loan Documents without notice to or any further action or consent of the Bank, (f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Banks pursuant to the terms of this Agreement or any other Loan Document, or (h) change the definitions of "Alternative Currency", "Revolving Credit Percentage", "Term Loan A Percentage", "Term Loan B Percentage", "Weighted Percentage", "Interest Period", "Majority Banks", "Majority Revolving Credit Banks", "Majority Term Loan Banks" or this Section 14.11; provided, further, that notwithstanding the foregoing, (v) the definition of "Permitted Borrower" may be amended and the Revolving Credit Maturity Date may be extended with the consent of all of the Revolving Credit Banks and (w) any date fixed for payment of principal of or interest on any Term Loan may be postponed or extended with the consent of all the applicable Term Loan Banks; and provided further, that no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank, do any of the following: (x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

       14.12 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of Borrowers (other than to its employees, its Subsidiaries, another Bank, an Affiliate of a Bank or to its auditors or counsel) any information with respect to Borrowers, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Borrowers, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

       14.13 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to (i) Advances to any Foreign Subsidiary which is or becomes a Permitted Borrower hereunder or (ii) with respect to Advances to Autocam or any Domestic Subsidiary which subsequently becomes a Permitted Borrower hereunder, if such Bank has assigned its interest in the Revolving Credit (including any outstanding Advances thereunder and participations in Letters of Credit issued hereunder) and any Notes issued to it by Autocam, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Borrowers, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 11.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such of the Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

       14.14 Taxes and Fees. Should any tax (other than as a result of a Bank's failure to comply with Section 14.13 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Borrowers agree to pay the same, together with any interest or penalties thereon arising from the Borrowers' act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 14.14 shall affect or reduce the rights of any Bank or the Agent under Section 12.7 hereof.

       14.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE BORROWERS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR BORROWERS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

       14.16 Complete Agreement; Conflicts. This Agreement, the Notes (if issued), any Requests for Revolving Credit Advance, Term Loan Rate Requests and Requests for Swing Line Advance hereunder, and the Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

       14.17 Severability. In case any one or more of the obligations of Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Borrowers under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

       14.18 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

       14.19 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

       14.20 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

       14.21 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Borrowers or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Borrowers or any Subsidiary in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Borrowers set forth in
Section 12.6 hereof (together with any other indemnities of Borrowers or any Subsidiary contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 13.8 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

       14.22 Autocam to Act For Other Borrowers.

         Autocam France and each Permitted Borrower authorizes Autocam with full power and authority as attorney-in-fact, to execute and deliver Requests for Advances, request for issuance of Letters of Credit and each other instrument, certificate and report to be delivered by such Borrowers to Agent and the Banks pursuant to this Agreement. Autocam France and each Permitted Borrower agrees that it shall be bound by any action taken by Autocam on its behalf pursuant to such appointment.

       14.23 Unification of Certain Currencies. If the Euro (or some other similar unit of account) becomes a currency in its own right in connection with European monetary union contemplated by the Maastrict Treaty, then each of the Borrowers, the Banks and the Agent agrees to negotiate in good faith an amendment to this Agreement satisfactory in form and substance to the Borrowers, the Banks and the Agent to account therefor. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixing of a conversion rate of any such Alternative Currency against the Euro, nor the mandatory conversion of such obligations into Euro, in each case pursuant to the Maastricht Treaty, shall require the early termination of this Agreement or the prepayment of any amount due under the Loan Documents or create any liability of one party to another party for any direct or consequential loss otherwise arising from any of such events to the extent required by the Maastrict Treaty.

       14.24 Complete Agreement; Amendment and Restatement. This Agreement, the Notes (if issued), any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

                                   *      *    *

                     [Signatures Follow On Succeeding Page]

       WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              AUTOCAM CORPORATION
as Agent

By:      \s\ Thomas A. Hammer               By:      \s\ Warren A. Veltman
   -----------------------------------         ---------------------------------
Its:     Vice President                     Its:
    ----------------------------------          --------------------------------

                                            AUTOCAM FRANCE, S.A.R.L.


                                            By:      \s\ Mark R. Scott
                                               ---------------------------------
                                            Its:
                                                --------------------------------

                                            FRANK & PIGNARD SA


                                            By:      \s\ John C. Kennedy
                                               ---------------------------------
                                            Its:
                                                --------------------------------

SWING LINE BANK:                            COMERICA BANK

                                            By:      \s\ Thomas A. Hammer
                                               ---------------------------------

                                            Its:     Vice President
                                                --------------------------------

BANKS:                                      COMERICA BANK


                                            By:      \s\ Thomas A. Hammer
                                               ---------------------------------

                                            Its:     Vice President
                                                -------------------------------

                                  SCHEDULE 1.1

                             Applicable Margin Grid


-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
                BASIS FOR PRICING                    LEVEL I        LEVEL II    LEVEL III*/         LEVEL IV        LEVEL V
                                                                                         -
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Consolidated Leverage Ratio                          <2.50:1      >2.5:1 x but       >3.0:1          >3.5:1          >4.0:1
                                                                     <3.0:1        but <3.5:1      but <4.0:1
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Revolving Credit Eurocurrency Margin                  1.50%          1.75%            2.0%           2.50%            3.0%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Revolving Credit Prime-Rate Margin                      0%             0%              0%             .25%            .75%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Term Loan - A Eurocurrency Margin                     2.95%          3.35%           3.75%           4.55%           5.40%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Term Loan - A Prime-Rate Margin                        .70%          1.10%           1.50%           2.30%           3.15%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Revolving Credit Facility Fee                          .50%           .50%            .50%            .50%            .50%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Letter of Credit Fees (exclusive of facing fee)       1.50%          1.75%            2.0%           2.50%            3.0%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Term Loan - B Eurocurrency Margin                      .50%           .50%            .50%            .50%            .50%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------
Term Loan - B Prime-Rate Margin                         0%             0%              0%              0%              0%
-------------------------------------------------- ------------- -------------- ---------------- --------------- ---------------

         */Anticipated Initial Level.

                                  SCHEDULE 1.2

                                   Percentages


-------------------- --------------- --------------- ---------------- ---------------

                        COLUMN 1        COLUMN 2        COLUMN 3         COLUMN 4
-------------------- --------------- --------------- ---------------- ---------------
       Bank            Revolving
                         Credit       Term Loan A      Term Loan B       Weighted
                       Percentage      Percentage      Percentage       Percentage
-------------------- --------------- --------------- ---------------- ---------------
   Comerica Bank          100%            100%            100%             100%
-------------------- --------------- --------------- ---------------- ---------------

                                  SCHEDULE 1.3

                          Permitted Borrower Sublimits


------------------------------------------------------------------------------
               Permitted Borrower           Sublimit (in Dollars)
------------------------------------------------------------------------------
                    F&P                            $40,000,000
------------------------------------------------------------------------------

                                  SCHEDULE 6.2

         Jurisdictions in which Autocam and/or Subsidiaries do business
                          (as limited by Section 7.1)




                                    Michigan
                                    California
                                    South Carolina
                                    Brazil
                                    Barbados
                                    France
                                    Netherlands

                                  SCHEDULE 6.3

               Jurisdictions in which to file financing statements



           Each appropriate office within the following jurisdictions:


                                   Michigan
                                   California
                                   South Carolina

                                  SCHEDULE 6.12

                                 Leased Property

                  Property                              Approximate Square Feet
                  --------                              -----------------------
                  4060 East Paris Avenue
                  Kentwood, MI  49512                            100,000

                  31065/31069 Genstar Road
                  Hayward, CA  94544                              27,000

                  Wolverine Center - Unit 4656
                  4710 44th St., S.E.
                  Grand Rapids, MI  49512                        Storage Facility

                  415 E. Prairie Ronde Street
                  Dowagiac, MI  49047                            Storage Facility

                                  SCHEDULE 7.9

                     Compliance with Laws/Pending Litigation

Guarantors' and Subsidiaries' compliance disclosure: None.

Pending litigation affecting Borrower, Guarantors or Subsidiaries:

Autocam Laser Technologies, Inc. has recently filed a breach of contract action in Kent County Circuit Court against LPL Systems, Inc. and George Shukov, in which Autocam Laser Technologies, Inc. will assert a right of offset against royalties under the contract. No counterclaims have been filed.

Threatened litigation affecting Borrower, Guarantors or Subsidiaries:

Frank & Pignard has been threatened with an action by Lucas Verity in connection with Frank & Pignard's contract with Lucas Automotive Ltd.

                                  SCHEDULE 7.12

                                   Litigation

Pending litigation affecting Borrower, Guarantors or Subsidiaries:

Autocam Laser Technologies, Inc. has recently filed a breach of contract action in Kent County Circuit Court against LPL Systems, Inc. and George Shukov, in which Autocam Laser Technologies, Inc. will assert a right of offset against royalties under the contract. No counterclaims have been filed.

Outstanding Judgments, Injunctions or Orders: None.

Threatened litigation affecting Borrower, Guarantors or Subsidiaries:

Frank & Pignard has been threatened with an action by Lucas Verity in connection with Frank & Pignard's contract with Lucas Automotive Ltd.

                                  SCHEDULE 7.16

                        Employee Pension Benefit Matters


                   Pension Plans Subject to Title IV of ERISA:

                Autocam Corporation 401(k) Employee Savings Plan

                                  SCHEDULE 7.18

                              Environmental Matters



Claims, Complaints, Notices, Inquiries, Conditions, or Material Non-Compliance with Hazardous Material Laws likely to have a Material Adverse Effect:

          Phase II reports and remediation activities have been voluntarily completed in connection with the acquisition of the Gaffney, South Carolina and Dowagiac, Michigan facilities, and no known violations continue to exist at those facilities.

                                  SCHEDULE 7.19

                             Subsidiaries of Autocam


                             Autocam-Pax, Inc.*
                             Autocam International Sales Corporation
                             Autocam Acquisition, Inc.*
                             Autocam Laser Technologies, Inc.*
                             Autocam South Carolina, Inc.*
                             Autocam Foreign Sales Corporation
                             Autocam do Brasil Usinagem, Ltda.**
                             Autocam Europe B.V.
                             Autocam France, S.A.R.L.
                             Compagnie Financiere du Leman SA
                             Frank & Pignard SA**








------------------------

*  Significant Domestic Subsidiary.
** Significant Foreign Subsidiary.

                                  SCHEDULE 7.20



    Contingent Obligations of Autocam or its Subsidiaries Not Disclosed by or
      Reserved Against in June 30, 1998 Balance Sheets (or notes thereto),
                              As Applicable: None.

                                  SCHEDULE 7.23

                              Existing Funded Debt

Existing Funded Debt for Borrowed Money (other than Indebtedness) of Autocam and its Subsidiaries in excess of $100,000 for any one issue:

                                                                                Aggregate Principal
                                                                Direct or            Amount (as of
                                                                 Indirect            8-31-98 Unless
Borrower:                           Payee:                    Guarantors:          Otherwise Noted)
---------                           ------                    -----------          ----------------
Autocam Corporation                 Michigan Strategic        All domestic      $ 9,000,000.00*
                                    Fund                      Subsidiaries

Autocam Corporation                 Propart                   None              $ 4,173,187.00
                                    Corporation

Autocam Corporation                 Revolver                  All domestic
                                    Comerica Bank             Subsidiaries      $ 4,218,138.76*/***

Autocam Corporation                 Comerica Bank             All domestic
                                                              Subsidiaries      $   545,587.00*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $ 1,217,633.13*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   929,516.23*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   671,000.94*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   496,534.71*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   553,254.26*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   586,680.63*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   369,050.44*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   490,457.50*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   687,734.46*

                                                                                Aggregate Principal
                                                                Direct or            Amount (as of
                                                                 Indirect            8-31-98 Unless
Borrower:                           Payee:                    Guarantors:          Otherwise Noted)
---------                           ------                    -----------          ----------------
Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $ 8,527,008.03*/****

Autocam Corporation                 Revolver                  All domestic
                                    Comerica Bank             Subsidiaries      $ 3,520,870.51*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   513,623.46*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $ 4,620,508.21*

Autocam Corporation                 Revolver                  All domestic
                                    Comerica Bank             Subsidiaries      $ 3,520,963.54*

Autocam Corporation                 Term Note                 All domestic
                                    Comerica Bank             Subsidiaries      $   943,482.90*

Autocam Corporation                 Equipment Line of         All domestic
                                    Credit                    Subsidiaries
                                    Comerica Bank                               $ 2,014,512.50*

Autocam Corporation                 Old Kent Bank             All domestic
                                                              Subsidiaries      $ 1,342,288.42*

Intercompany Loans:

Autocam Corporation                 Autocam
                                    Acquisition, Inc.         None              $   271,492.35

Autocam Corporation                 Autocam Laser
                                    Technologies, Inc.        None              $   942,968.29

Autocam Corporation                 Autocam-Pax,
                                    Inc.                      None              $          -0-

Autocam Corporation                 Autocam South
                                    Carolina, Inc.            None              $          -0-

Autocam-Pax, Inc.                   Autocam
                                    Corporation               None              $ 9,786,570.93

Autocam Acquisition, Inc.           Autocam
                                    Corporation               None              $          -0-

                                                                                Aggregate Principal
                                                                Direct or            Amount (as of
                                                                 Indirect            8-31-98 Unless
Borrower:                           Payee:                    Guarantors:          Otherwise Noted)
---------                           ------                    -----------          ----------------
Autocam Laser                       Autocam
  Technologies, Inc.                Corporation               None              $           -0-

Autocam South                       Autocam
  Carolina, Inc.                    Corporation               None              $  7,421,347.29

Equipment Leases:

Autocam Corporation                 G.E. Capital
                                    Corporation               None              $  6,302,974.00**

Autocam Corporation                 Key Corporation
                                    Leasing                   None              $  3,282,638.00**

Autocam Corporation                 Kennedy Capital           None              $    695,207.00**

Autocam Corporation                 Textron Financial         None              $    555,406.00**

Autocam Corporation                 Fleet Capital
                                    Leasing                   None              $    522,700.00**

Autocam Corporation                 U.S. Bancorp              None              $    379,312.00**

Real Estate Leases:

Autocam Acquisition,                United Genstar            Autocam           $     14,040.00
Inc.                                                          Corporation              monthly
                                                                                (increasing over term)

Autocam Corporation                 Rieth Partners/           None              $     25,000.00
                                    Mary's Share                                        monthly

Other:

Cessna Citation                     G.E. Capital              None              $     20,991.00
                                    Corporation                                         monthly

Frank & Pignard                     Societe Generale          None              FF    15,961.00

Frank & Pignard                     Four Unsecured
                                    Bank Revolving
                                    Credits                   None              FF20,500,000.00

Autocam do                          Itau S/A
Brasil Usinagem Ltda.               (Prepayment of
                                    exchange regarding
                                    goods shipped)            None              R$   533,795.00

                                  SCHEDULE 7.25

                                 Capitalization

Name of Company:               Total Authorized Shares:          Stockholders:            Shares Owned:
----------------               ------------------------          -------------            -------------
Autocam Corporation            10 million shares common          see attached lists       see attached
                               lists 200,000 shares preferred    of stockholders as
                                                                 of September 4,
                                                                 1998 record date,
                                                                 option holders as
                                                                 of September 29,
                                                                 1998

Autocam-Pax, Inc.              60,000 shares common              Autocam Corporation           100

Autocam International
Sales Corporation              60,000 shares common              Autocam Corporation         2,500

Autocam Acquisition, Inc.      60,000 shares common              Autocam Corporation           100

Autocam Laser
Technologies, Inc.             60,000 shares common              Autocam Corporation         1,000

Autocam South
Carolina, Inc.                 60,000 shares common              Autocam-Pax, Inc.             100

Autocam Foreign
Sales Corporation              Unlimited shares                  Autocam Corporation         1,000

Autocam do Brasil
Usinagem, Ltda.                3,334,624 paid quotas             Autocam Corporation     1,700,659 paid
                                                                                                 quotas
                               637,635 unpaid quotas                                       325,194 unpaid
                                                                                            quotas [51%]
                                                                 Propart Corporation     1,633,965 paid
                                                                                                 quotas
                                                                                           312,441 unpaid
                                                                                           quotas   [49%]

Autocam Europe                                                   Autocam Corporation

Autocam France                                                   Autocam Europe

Compagnie Financiere                                             Autocam France
du Leman

Frank & Pignard                                                  Compagnie Financiere
                                                                       du Leman

                                  Schedule 8.21

                            Real Estate Documentation



          With respect to each parcel of real property located in the United States owned by Autocam or any Subsidiary, a Mortgage in form and substance reasonably satisfactory to the Agent and each Bank, together with the following, for each such parcel (other than the properties owned by Autocam and located in Dowagiac, Kentwood and Marshall, Michigan have been delivered to the Agent, for and on behalf of the Banks:

          a. ALTA mortgage title insurance policy from a title insurance company reasonably satisfactory to the Agent and the Banks, without standard exceptions, in an amount satisfactory to the Agent and the Banks, insuring the Agent's mortgage, to be a first lien on the subject property, subject only to those exceptions acceptable to the Agent and the Banks. The title policy shall contain zoning compliance, usury, comprehensive, and any other endorsements required by the Agent and the Majority Banks.

          b. Mortgage survey or survey update reasonably satisfactory to and certified to the Agent and the title company, by a surveyor approved by the Agent and the Banks showing no encroachments or adverse rights, other than those acceptable to the Agent and the Banks and showing ingress and egress, all recorded easements affecting the subject property, whether or not the subject is in a flood plain area, and such other information as the Agent, any Bank or the title company requests, all in compliance with the Agent's survey requirements.

          c.   Evidence of flood insurance, if required by applicable law.

          d. Written environmental audit or risk assessment acceptable to the Agent and the Majority Banks prepared at Autocam's expense by an engineer or company experienced in such matters reasonably acceptable to the Agent and the Banks with respect to the subject real estate.

                                  SCHEDULE 9.1
               (including referenced schedules 9.1(b) and 9.1(c))
                              Existing Funded Debt

Existing Funded Debt for Borrowed Money of Autocam and its Subsidiaries:

All those items as set forth on Schedule 7.23, Existing Funded Debt, which is incorporated herein by reference.

                                                   Direct or                              Aggregate
Borrower:                  Payee            Indirect Guarantors:                      Principal Amount:
---------                  -----            --------------------                      -----------------
Autocam
Corporation                Northern Air              None                             $ 2,029.00 monthly

Autocam                    Imperial
Corporation                Leasing                   None                             $   499.00 monthly

Autocam
Corporation                Ryder                     None                             $   858.00 monthly

Autocam
Corporation                Compatico                 None                             $ 4,000.00 monthly

Autocam                    Crisken Real
Corporation                Estate Mgt.
                           Co., Inc.                 None                            $    887.00 monthly

Autocam-                   Ronde Realty,
Pax, Inc.                  Inc.                      None                            $    728.00 monthly

Autocam do
Brasil Usinagem            Maria Orcebiades
Ltda.                      Mangili                   None                           R$    957.00 monthly

Autocam do
Brasil Usinagem            Pantaleao Mario
Ltda.                      Delbin                    None                           $   1,100.00 monthly

Autocam do
Brasil Usinagem            Jose Benedito
Ltda.                      Delbin                    None                           $   1,000.00 monthly

Autocam do
Brasil Usinagem            Moacir Theodoro
Ltda.                      de Carvalho               None                           R$ 10,000.00 monthly


Autocam do
Brasil Usinagem            Antenor Serasim
Ltda.                      Frizo                     None                           R$  9,000.00 monthly

                                                    Direct or                       Aggregate
Borrower:                  Payee               Indirect Guarantors:             Principal Amount:
---------                  -----               --------------------             -----------------
Autocam do
Brasil Usinagem            Itau S/A
Ltda.                      (Finance-BNDS)            None                           R$20,435.00

Autocam do
Brasil Usinagem            Itau S/A
Ltda.                      (Trademark Carjac)        None                           R$46,283.00

Autocam do
Brasil Usinagem            seller financing
Ltda.                      (equipment loan)          None                           R$29,635.00

                                  SCHEDULE 9.2

                      Liens Existing on the Effective Date

Liens for real and personal property taxes due and payable but not yet delinquent, including without limitation personal property taxes which are a lien but not yet payable to the City of Gaffney, South Carolina estimated at $7,000.

Liens as disclosed on the UCC searches for Autocam and its Subsidiaries, set forth on Attachment I.

Liens as disclosed on the title commitments for Autocam and its Subsidiaries, set forth on Attachment II.

Leases and landlord's liens arising under applicable statute with respect to leased properties as set forth on Schedule 6.12, and all other properties leased by Autocam and its Subsidiaries.

[Autocam France]

[Autocam do Brasil Usinagem Ltda.]

                                  SCHEDULE 9.3

                              Guarantee Obligations



         Autocam Corporation's obligations under the Comerica Bank note and the Old Kent Bank note, both as set forth on Schedule 7.23, are guaranteed by each domestic Subsidiary.

         The Michigan Strategic Fund-related obligation to Comerica Bank as set forth on Schedule 7.23 is guaranteed by Autocam-Pax, Inc., Autocam Laser Technologies, Inc., Autocam South Carolina, Inc. and Autocam Acquisition, Inc.

         Autocam Acqusition, Inc.'s obligations under the Hayward, California facility lease, referenced on Schedule 6.12, are guaranteed by Autocam Corporation.

                                  SCHEDULE 9.8

                   Investments Existing on the Effective Date



         Intercompany Loans as set forth on Schedule 7.23, Funded Debt, incorporated herein by reference.

         Intercompany Investments as set forth on Schedule 7.25, Capitalization, incorporated herein by reference.

         Brazilian FINOR investment (marketable tax credit for tax funds designated for development of northeast Brazil) in the amount of R$54,644.

                                  SCHEDULE 14.6

                               Address for Notices

If to Agent:

         Comerica Bank
         One Detroit Center
         500 Woodward Avenue
         9th Floor, MC 3289
         Detroit, Michigan 48226
         Attention: William B. Murdock
         Telephone: (313) 222-5594
         Facsimile: (313) 222-9434

If to Comerica Bank:

         Comerica Bank
         99 Monroe, N.W.
         Grand Rapids, Michigan 49503
         Attention: Thomas A. Hammer
         Telephone: (616) 776-6377
         Facsimile: (616) 776-7885


If to any Borrower:

         [Name of Borrower]
         c/o Autocam Corporation
         4070 E. Paris Avenue
         Grand Rapids, Michigan 49512
         Attention: Warren Veltman
         Telephone: (616) 541-8153
         Facsimile: (616) 698-6876

                                    EXHIBIT A

                      REQUEST FOR REVOLVING CREDIT ADVANCE


No.                       Dated:
   ----------------------       ------------------

TO:      Comerica Bank ("Agent")

RE: Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 by and among Autocam Corporation, Autocam France, Frank & Pignard SA, the Permitted Borrowers, the Banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Credit Agreement")


         [Autocam] [or] [F&P] [or] [another Permitted Borrower] pursuant to the Credit Agreement requests an Advance of the Revolving Credit from Banks, as follows:

A.       Date of Advance:
                          ---------------------------

B.       o  (check if applicable)

         This Advance is or includes a whole or partial refunding/conversion of:

         Advance No(s).
                       ---------------------------

C.       Type of Advance (check only one);

         o  Prime-based Advance
         o  Eurocurrency-based Advance

D.       Amount of Advance:


         ---------------------------

E.       Type of Currency:

         o  Dollars
         o  British Pounds Sterling
         o  Japanese Yen
         o  German Deutsche Marks
         o  French Francs
         o  Other; Specify:
                           ---------------------------

G.       Interest Period (not applicable to Prime-based Advances)

                   months (insert 1, 2, 3 or 6)
         ---------

H.       Disbursement Instructions

         o  Comerica Bank Account No.
         o  Other:


         ---------------------------

         [Autocam] [or] [F&P] [or] [another Permitted Borrower] certifies to the matters specified in Section 2.3(g) of the Credit Agreement.

         Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

                                           [AUTOCAM CORPORATION]

                                           [FRANK & PIGNARD SA]

                                           [PERMITTED BORROWER]


                                           By:
                                              -------------------------------
                                           Its:
                                               ------------------------------



Agent Approval:
               ---------------------------

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE



$70,000,000       November 12, 1998


         On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, [Name of Revolving Borrower], a _______________________ ("Borrower"), promises to pay to the order of [Insert Bank] ("Bank") at Detroit, Michigan, care of Agent, for the account of Bank's Eurocurrency Lending Office with respect to any Eurocurrency-based Advances hereunder, in lawful money of the United States of America or in such Alternative Currencies applicable to particular Advances which may, from time to time, be outstanding hereunder, so much of the sum of [insert amount derived from Percentages] Dollars ($_______), as may from time to time have been advanced to the Borrower and then be outstanding hereunder pursuant to the Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 made by and among Autocam, Autocam France, F&P, the other Borrowers, including the Borrower, and certain banks signatory thereto, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended or otherwise modified from time to time ("Credit Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

         This Note is a note under which Advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                            [REVOLVING BORROWER]


                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                                    EXHIBIT C

                                 SWING LINE NOTE



$5,000,000        ______________, 1998


         On or before the Revolving Credit Maturity Date, FOR VALUE RECEIVED, [Name of Revolving Borrower], a ________________ ("Borrower"), promises to pay to the order of Comerica Bank ("Swing Line Bank") at Detroit, Michigan, for the account of Swing Line Bank's Eurocurrency Lending Office with respect to any Eurocurrency-based Advances hereunder, in lawful money of the United States of America, or in such Alternative Currency applicable to particular Advances which may be outstanding hereunder, so much of the sum of Five Million Dollars ($5,000,000), as may from time to time have been advanced and then be outstanding hereunder pursuant to the Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 made by and among Autocam Corporation, the other Borrowers, including the Borrower, and certain banks signatory thereto, including the Swing Line Bank, in its individual capacity and as Agent for such banks, as the same may be or otherwise modified from time to time (the "Credit Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Credit Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Credit Agreement.

         This Note is a note under which advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Credit Agreement, to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

         This Note shall be interpreted and the rights of the parties shall be determined under the laws of, and enforceable in, the State of Michigan.

         Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Swing Line Bank by any other instrument or by law.


                                                 [REVOLVING BORROWER]


                                                 By:
                                                    ----------------------------

                                                 Its:
                                                     ---------------------------

                                                 EXHIBIT D

                                      REQUEST FOR SWING LINE ADVANCE


No.                             Dated:
   ----------------------------       --------------------

TO:      Comerica Bank ("Swing Line Bank")

RE: Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 by and among Autocam Corporation, Autocam France, Frank & Pignard SA, the Banks signatories thereto and Comerica Bank, as Agent (as amended, the "Credit Agreement")

         [Autocam] [or] [F&P] [or] [a Permitted Borrower] pursuant to the Credit Agreement requests an Advance from the Swing Line Bank as follows:

A.       Date of Advance:
                          ---------------------------

B.       o (check if applicable)

         This Advance is or includes a whole or partial refund/conversion of:

         Advance No(s).
                       ---------------------------

C.       Type of Advance (check only one);

         o  Prime-based Advance
         o  Eurocurrency-based Advance
         o  Quoted Rate Advance

D.       Amount of Advance:

         ---------------------------


E.       Type of Currency:

         o  Dollars
         o  British Pounds Sterling
         o  Japanese Yen
         o  French Francs
         o  German Deutsche Marks
         o  Other; Specify:
                           --------------------------

F.       Interest Period (not applicable to Prime-based Advances)

         (a)      Eurocurrency-based Advance

                  o One month
                  o Two months
                  o Three months
                  o Six months
                  o Other
                          ------------------

         (b)      Quoted Rate Advances
                  o  One month
                  o  Other
                          ------------------

G.       Disbursement Instructions

         o  Comerica Bank Account No.
                                     --------------------------------
         o  Other:
                  ----------------------------------------------------------

         -------------------------------------------------------------------

         [Autocam] [or] [Frank & Pignard SA] [or] [another Permitted Borrower] certifies to the matters specified in Section 2.5(c)(viii) of the Credit Agreement.

         Capitalized terms used herein, except as defined to the contrary, have the meanings given them in the Credit Agreement.

                                            [AUTOCAM CORPORATION]

                                            [FRANK & PIGNARD SA]

                                            [PERMITTED BORROWER]


                                            By:
                                               ---------------------------------

                                            Its:
                                                --------------------------------

                                    EXHIBIT E

                FORM OF SWING LINE BANK PARTICIPATION CERTIFICATE


                                                       ------------------, ----

[Name of Bank]

-------------------------

-------------------------


Ladies and Gentlemen:

         Pursuant to subsection 2.5(e) of the Autocam Corporation Second Amended and Restated Credit and Term Loan Agreement dated as of November 12, 1998 (as amended from time to time, "Credit Agreement"), among Autocam Corporation, Autocam France, F&P, the Banks named therein and Comerica Bank, as Agent, the undersigned hereby acknowledges receipt from you of ___________________ as payment for a participating interest in the following Swing Line Loan:

         Date of Swing Line Loan:
                                 --------------------------------

         Principal Amount of Swing Line Loan:
                                             --------------------
         Name of Revolving Borrower:

The participation evidenced by this certificate shall be subject to the terms and conditions of the Credit Agreement including without limitation Section 2.5(e) thereof.



                                Very truly yours,

                                COMERICA BANK, as Agent


                                By:
                                   -------------------------------------

                                Its:
                                    ------------------------------------

                                    EXHIBIT F

                             LETTER OF CREDIT NOTICE

TO:      Revolving Credit Banks

RE: Issuance of Letter of Credit pursuant to Article 3 of the Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated November 12, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") among Autocam Corporation, the other Borrowers, certain Banks and Comerica Bank, as Agent for the Banks.

         On _____________________ ,_____,*/ Agent, in accordance with Article 3 of the Agreement, issued its Letter of Credit number _____________ , in favor of ___________________ **/ for the account of [__________________________ ].***/
The face amount of such Letter of Credit is $_______________. The amount of each Revolving Credit Bank's participation in such Letter of Credit is as follows:****/

         Comerica Bank                          $

         This notification is delivered this _____ day of ____________, 19__, pursuant to Section 3.3 of the Credit Agreement. Except as otherwise defined, capitalized terms used herein have the meanings given them in the Credit Agreement.

                                     Signed:

                                     COMERICA BANK, as Agent


                                     By:
                                        ----------------------------------
                                     Its:
                                         ---------------------------------


------------------------------

         */    DATE OF ISSUANCE

         **/   BENEFICIARY

         ***/  ACCOUNT PARTY

         ****/ AMOUNTS BASED ON PERCENTAGES

[THIS FORM OF LETTER OF CREDIT NOTICE (INCLUDING FOOTNOTES) IS SUBJECT IN ALL RESPECTS TO THE TERMS AND CONDITIONS OF THE CREDIT AGREEMENT WHICH SHALL GOVERN IN THE EVENT OF ANY INCONSISTENCIES OR OMISSIONS.]

                                   EXHIBIT G-1

                                   TERM NOTE-A

         Detroit, Michigan

                           November 12, 1998
-------------------



         FOR VALUE RECEIVED, Autocam France, a societe a responsibilitee limitee ("Autocam France"), promises to pay to the order of [insert Bank] ("Bank"), in care of Agent, at Detroit, Michigan, the principal sum of [insert amount derived from Percentages] French Francs (FF_____________) in lawful money of [France] payable in quarterly principal installments each in the amount and on the dates set forth in the Agreement (as defined below) until the Term Loan A Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Autocam Second Amended and Restated Revolving Credit and Term Loan Agreement (as amended or otherwise modified, the "Agreement") dated as of November 12, 1998, made by and among the Autocam, Autocam France, certain Permitted Borrowers, certain banks including the Bank, and Comerica Bank as agent for such banks. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

         This Note evidences borrowing under, is subject to, may be accelerated or matured under, and may be prepaid in accordance with, the terms of the Agreement, to which reference is hereby made.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Autocam France hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                            AUTOCAM FRANCE


                                            By:
                                               ------------------------------
                                            Its:
                                                -----------------------------

                                   EXHIBIT G-2

                                   TERM NOTE-B

         Detroit, Michigan
                           November 12, 1998
-------------------



         FOR VALUE RECEIVED, Frank & Pignard SA, a French Societe Anonyme ("F&P"), promises to pay to the order of [insert Bank] ("Bank"), in care of Agent, at Detroit, Michigan, the principal sum of [insert amount derived from Percentages] French Francs (FF_____________) in lawful money of [France] payable in quarterly principal installments each in the amount and on the dates set forth in the Agreement (as defined below) until the Term Loan B Maturity Date, when the entire unpaid balance of principal and interest thereon shall be due and payable. Interest shall be payable at the rate (including the default rate) and on the dates provided in the Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement (as amended or otherwise modified, the "Agreement") dated as of November 12, 1998, made by and among Autocam, Autocam France, certain Permitted Borrowers, certain banks including the Bank, and Comerica Bank as agent for such banks. Capitalized terms used herein, unless defined to the contrary, have the meanings given them in the Agreement.

         This Note evidences borrowing under, is subject to, may be accelerated or matured under, and may be prepaid in accordance with, the terms of the Agreement, to which reference is hereby made.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         F&P hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                            FRANK & PIGNARD SA, A FRENCH SOCIETE
                                            ANONYME


                                            By:
                                               ------------------------------
                                            Its:
                                                -----------------------------

                                    EXHIBIT H

                           PERMITTED BORROWER ADDENDUM


         THIS PERMITTED BORROWER ADDENDUM is dated as of _________________, ____ by __________________________, a ______________________ corporation ("New
Permitted Borrower").

         WHEREAS, the New Permitted Borrower is a [Domestic] [Foreign] Significant Subsidiary of Autocam Corporation (the "Company") (held directly or indirectly); and

         WHEREAS, the New Permitted Borrower desires to become a party to that certain Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among the Company, the other Borrowers signatory thereto (by execution and delivery of the Credit Agreement or of a Permitted Borrower Addendum), the Banks signatory thereto and Comerica Bank, as Agent for the Banks (in such capacity, "Agent"), and to receive all the benefits of and to become subject to the obligations thereof; and

         WHEREAS, pursuant to Section 2.1 of the Credit Agreement, the New Permitted Borrower must execute and deliver a Permitted Borrower Addendum in accordance with the Credit Agreement.

         NOW, THEREFORE, in consideration of the benefits to be derived by the Permitted Borrower under the Credit Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Permitted Borrower agrees as follows:

         1. Capitalized terms used in the opening paragraph, the recitals and as otherwise used herein and not defined have the same meanings assigned to such terms in the Credit Agreement.

         2. Upon its execution, this Addendum is made a part of the Credit Agreement for all purposes, and the New Permitted Borrower shall be and become a party to the Credit Agreement and shall without any further actions or conditions have all the rights and become subject to all the obligations of a Permitted Borrower thereunder.

         3. The New Permitted Borrower (a) represents and warrants that it is legally authorized to enter into this Addendum, (b) confirms that it has received copies of the Credit Agreement, the other Loan Documents and all related documents, and that on the basis of its review and analysis of this information has decided to enter into this Permitted Borrower Addendum, (c) confirms that it is a Subsidiary of Company, (d) adopts by reference thereto all of the representations and warranties applicable to is as set forth in the Credit Agreement as fully and with the same force and effect as though each such representation and warranty were set forth in its entirety in the Permitted Borrower Addendum confirms and agrees that it shall perform each and every covenant applicable to it as a Permitted Borrower as provided in the Credit Agreement and that it will at all times be in compliance with the terms of the Credit Agreement, the other Loan Documents and all of the obligations and covenants set forth therein to the same extent as though each and every such agreement and covenant were set forth in their entirety in this Permitted Borrower Addendum required to be performed by it as a Permitted Borrower thereunder.

         4. New Permitted Borrower shall be considered, and deemed to be, for all purposes of the Credit Agreement and the other Loan Documents, a Permitted Borrower under the Credit Agreement as fully as though New Permitted Borrower had executed and delivered the Credit Agreement at the time originally executed and delivered by the Company and hereby ratifies and confirms its obligations under the Credit Agreement and the other Loan Documents, all in accordance with the terms hereof.

         5. No Default or Event of Default (each such term being defined in the Credit Agreement has occurred and is continuing under the Credit Agreement.

         6. This Permitted Borrower Addendum shall not become effective until the New Permitted Borrower has complied with all of the terms and conditions of
Section 2.1 of the Credit Agreement.

         7. This Permitted Borrower Addendum shall be governed by the laws of the State of Michigan and shall be binding upon New Permitted Borrower and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned New Permitted Borrower has executed and delivered this Permitted Borrower Addendum as of the date first above written.


                                            [NEW PERMITTED BORROWER]


                                            By:
                                               ------------------------------
                                            Its:
                                                -----------------------------

Acknowledged and approved as of date
first set forth above

COMERICA BANK, as Agent


By:
   ------------------------------
Its:
    -----------------------------

                                    EXHIBIT I

                                     FORM OF
                              ASSIGNMENT AGREEMENT


         Date:
              ------------------------

To:      AUTOCAM CORPORATION
         AUTOCAM FRANCE
         FRANK & PIGNARD SA

                  and

         COMERICA BANK ("Agent")

Re: Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Autocam Corporation ("Autocam"), Autocam France, Frank & Pignard SA, Comerica Bank in its capacity as agent for the Banks ("Agent") and certain Banks

Ladies and Gentlemen:

         Reference is made to Sections 14.8(c), (d) and (e) of the Credit Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Credit Agreement.

         This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert assignor Bank] (the "Assignor") to [insert proposed assignee] (the "Assignee"), and the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective on the "Effective Date" (as hereafter defined) that undivided interest in each of Assignor's rights and obligations under the Credit Agreement and the other Loan Documents equal to ___% of the Revolving Credit (and participations in any outstanding Letters of Credit) and __% of Term Loan A, and __% of Term Loan B such that, after giving effect to the foregoing assignment and assumption, [and the other assignments by Assignor to ___________ on the date hereof,] the Assignee's interest and the Assignor's remaining interest in the Revolving Credit (and participations in any outstanding Letters of Credit) and in each of the Term Loans shall be as set forth on the attached schedule.

         The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

         The Assignee hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) is legally authorized to enter into this Assignment Agreement; (b) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentages been granted and its loans been made directly by such Assignee to any of the Borrowers without the intervention of the Agent, the Assignor or any other Bank; and (c) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The Assignee further acknowledges and agrees that neither the Agent nor the Assignor has made any representations or warranties about the creditworthiness of any of the Borrowers or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

         Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 14.8(c) of the Credit Agreement.

         Assignor represents and warrants, as of the Effective Date, that it is the legal and beneficial owner of the interest being assigned and delegated by it hereunder and that such interest is free and clear of any pledge, encumbrance or other adverse claim or interest created by Assignor.

         Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

         (a) the Assignee: (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's Percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (b) the Assignor's obligations under the Credit Agreement and the other Loan Documents shall be reduced by the percentage assigned to Assignee referred to in the second paragraph of this Assignment Agreement.

         As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

         (1) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

         (2) the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Credit Agreement;

         (3) the payment to the Agent of the $3,500 processing fee referred to in Section 14.8(d) (ii) of the Credit Agreement; and

         (4)      all other restrictions and items noted in Sections 14.8(c) and
                  (d) of the Credit Agreement have been completed.

         Following the execution and delivery of this Assignment Agreement by the Assignor and Assignee to the Agent, Agent shall record the assignment in the Register pursuant to Section 14.8(f) of the Credit Agreement and the Agent shall notify the Assignor and the Assignee, along with the Borrowers of the Effective Date.

         On the Effective Date the Assignee shall pay to the Assignor the amount agreed upon with respect to the outstanding principal amount of the outstanding Advances of the Revolving Credit owed to Assignor by Autocam and the Permitted Borrowers under the Credit Agreement in respect of the interest being assigned hereby.

         The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 14.13 of the Credit Agreement, and other forms reasonably requested by the Agent. The Assignor has delivered to the Agent (or is delivering to Agent concurrently herewith), the original of each Note (if any issued) held by the Assignor under the Credit Agreement.

         Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.


                                            [ASSIGNOR]



                                            By:
                                               ------------------------------
                                            Its:
                                                -----------------------------



                                            [ASSIGNEE]


                                            By:
                                               ------------------------------
                                            Its:
                                                -----------------------------

ACCEPTED AND CONSENTED TO
this      day of               ,
    -----       ---------------  --------

COMERICA BANK, Agent


By:
   ------------------------------
Its:
    -----------------------------



AUTOCAM CORPORATION


By:
   ------------------------------
Its:
    -----------------------------


AUTOCAM FRANCE


By:
   ------------------------------
Its:
    -----------------------------



FRANK & PIGNARD SA


By:
   ------------------------------
Its:
    -----------------------------



[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Credit Agreement which shall govern in the event of any inconsistencies or omissions.]

                       SCHEDULE TO ASSIGNMENT AGREEMENT
               ASSIGNEE'S/ASSIGNOR'S PERCENTAGE AND ALLOCATION



                                            Percentage after Assignment
                                            ---------------------------
                             Revolving Credit         Term Loan A          Term Loan B
                             ----------------         -----------          -----------
Assignor [Name]




Assignee [Name]

                                    EXHIBIT L

                             TERM LOAN RATE REQUEST


To:      Comerica Bank ("Agent")

Re:      Term Loan --[specify which Term Loan]

A.       Request

         The undersigned authorized person of [Autocam France/Frank & Pignard SA], in accordance with Section 4.4 of the Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 by and among the Borrowers, the banks signatories thereto and Comerica Bank, as Agent (as amended or otherwise modified from time to time, the "Credit Agreement"), hereby requests the Agent under the Credit Agreement to refund or convert, as applicable, a (an) _______________*/ Advance of the Term Loan referenced above to the undersigned on _____________, ____,**/ in the amount of FF under the Term Notes dated October 1, 1998 made by the undersigned to said Banks.

         If this Request involves a Eurocurrency-based Advance, the first Interest Period is __________________.***/

B.       Defined Terms

         Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Credit Agreement.

Dated this       day of                 ,     .
           -----        ----------------  ----

                                    [AUTOCAM FRANCE]
                                    [FRANK & PIGNARD SA]


                                    By:
                                       ------------------------------
                                    Its:
                                        -----------------------------




----------------------------

*/   INSERT, AS APPLICABLE, AEUROCURRENCY-BASED@ OR APRIME-BASED.*

**/ INSERT DATE AT LEAST THREE (3) BUSINESS DAYS AFTER THE DATE OF REQUEST, IF REQUEST INVOLVES A EUROCURRENCY-BASED ADVANCE.

***/ INSERT FIRST INTEREST PERIOD (OF ONE, TWO, THREE, OR SIX MONTHS), IF
     APPLICABLE.

                                    EXHIBIT M

                           COVENANT COMPLIANCE REPORT



To:      Comerica Bank, as Agent

         Re: Autocam Corporation Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 12, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement")

         This Covenant Compliance Report ("Report") is furnished pursuant to
Section 8.2(a) of the Credit Agreement and sets forth various information as of __________ ____ (the "Computation Date").

         1. Consolidated Fixed Charge Coverage Ratio. On the Computation Date, the Consolidated Fixed Charge Coverage Ratio, which is required to be not less than to 1, was to 1 as computed in the support documents attached hereto as
Schedule 1.

         2. Adjusted Consolidated Tangible Net Worth. On the Computation Date, the Adjusted Consolidated Tangible Net Worth, which is required to be not less than $ , was $ as computed on the supporting documents attached hereto as
Schedule 2.

         3. Consolidated Leverage Ratio. On the Computation Date, the Consolidated Leverage Ratio, which is required to be not greater than to 1, was to 1 as computed in the supporting documents attached hereto as Schedule 3.

         4. Total Debt to Capitalization Ratio. On the Computation Date, the Total Debt to Capitalization Ratio, which is required to be not more than to 1, was to 1 as computed in the supporting documents attached hereto as Schedule 4.

         5. Total Debt to EBITDA Ratio. On the Computation Date, the Total Debt to EBITDA Ratio, which is required to be not more than 4.5 to 1, was ___ to 1 as computed on the supporting documents attached hereto as Schedule 5.

         The undersigned Responsible Officer of Autocam on behalf of itself and the other Borrowers, hereby certifies that to the best of his/her knowledge, after due inquiry:

         A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

         B. As of the Computation Date, Autocam and the other Borrowers have observed and performed, in all material respects, all of their covenants and other agreements contained in the Credit Agreement and in the Notes (if issued) and any other Loan Documents to be observed, performed and satisfied by them.

         C. He/she has personally reviewed the Credit Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.




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


         D. Except as stated as Schedule 5 hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Autocam or another Borrower), no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

         Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Credit Agreement.

         IN WITNESS WHEREOF, Autocam has caused this Report to be executed and delivered by its duly authorized officer this ______ day of ________________.


                                  AUTOCAM CORPORATION


                                  By:
                                     ----------------------------
                                  Its:
                                      ---------------------------




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